UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
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General Electric Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1	Letter from the Lead Director
2	GE: Delivering Value Now and In the Future
4	Notice of 2022 Annual Meeting
5	Shareholder Engagement
6	Governance
MANAGEMENT PROPOSAL NO. 1 Election of Directors
7	Board Nominees
7	Qualifications and Attributes
7	Key Corporate Governance Practices
8	Nominee Biographies
13	Board Leadership Structure
14	Board Composition
17	Board Governance Practices
18	Board Operations
19	Board Committees
20	Key Areas of Board Oversight
22	Other Governance Policies & Practices
24	Stock Ownership Information

25	Compensation
25	Letter from the Management Development & Compensation Committee
MANAGEMENT PROPOSAL NO. 2 Advisory Approval of Our Named Executives’ Pay
26	Shareholder Engagement on the 2021 Say-on-Pay Vote
28	Overview of Our Executive Compensation Program
29	Overview of Our Incentive Compensation Plans
33	Compensation Actions for 2021
36	Summary Compensation
38	Long-Term Incentive Compensation
41	Deferred Compensation
43	Pension Benefits
45	Potential Termination Payments
49	Other Executive Compensation Policies & Practices
50	Management Development & Compensation Committee Report
50	CEO Pay Ratio
51	Director Compensation

53	Auditor
MANAGEMENT PROPOSAL NO. 3 Ratification of Deloitte as Independent Auditor for 2022
53	Audit Committee Report

55	2022 Long-Term Incentive Plan
MANAGEMENT PROPOSAL NO. 4 Approval of the 2022 Long-Term Incentive Plan
59	Shareholder Proposals
59	SHAREHOLDER PROPOSAL NO. 1 Cessation of Stock Option and Bonus Programs
60	SHAREHOLDER PROPOSAL NO. 2 Ratification of Termination Pay
62	SHAREHOLDER PROPOSAL NO. 3 Employee Representative Director
63	Submitting 2023 Proposals

64	Voting and Meeting Information
64	Voting Standards and Board Recommendations

67	Appendix A: GE 2022 Long-Term Incentive Plan

75	Explanation of Non-GAAP Financial Measures and Performance Metrics

77	Helpful Resources

Index of Frequently Requested Information
54	Auditor Fees
13	Board Leadership Structure
17	Board Self-Evaluation
50	CEO Pay Ratio
49	Clawback Policy
22	Director Attendance
16	Director Independence
7	Director Qualifications
7	Director Tenure and Term Limits
8	Nominee Biographies
22	Overboarding Policy
29	Pay-for-Performance
29	Peer Group
49	Policies on Compensation Consultant
23	Related Person Transactions
20	Risk Oversight
5	Shareholder Engagement
24	Stock Ownership for Executives and Directors
49	Stock Ownership Requirements
20	Sustainability Oversight

Also see “Acronyms Used” on page 77 for a guide to the acronyms used throughout this proxy statement.

On behalf of our Board of Directors, we are making these materials available to you (beginning on or about March 24, 2022) in connection with GE’s solicitation of proxies for our 2022 Annual Meeting.

General Electric Company Executive Offices
5 Necco Street,
Boston, MA 02210

Letter from the Lead Director

Fellow Shareholders,

As the world emerges from the pandemic and now faces the tragedy of war in Ukraine, we are reminded of the importance of GE’s role in a chaotic world. Despite powerful cross currents, this past year marks another year of progress for GE and I’m grateful to be able to share some perspective about the Board’s efforts on your behalf and priorities as we move forward. We are proud of the progress the GE team has made in strengthening the company, and we look forward to continuing the historic transformation that is underway. As we press ahead, we do so mindful of the suffering of the people of Ukraine and stand with our team, our customers and all those affected. We have and will continue to donate medical equipment and humanitarian support to help relieve the suffering from this conflict.

LAYING THE FOUNDATION FOR THREE NEW COMPANIES

Since I became lead director in late 2018, GE has been working through a turnaround to focus and de-risk the portfolio, stabilize the balance sheet and improve operations across our businesses. Those multi-year efforts reached significant milestones during 2021. We have executed on portfolio actions to make GE a simpler, stronger, technology-driven industrial company, and following the sale of the GECAS aircraft leasing business to AerCap in November the GE portfolio and financials are focused on our industrial core. With the proceeds from the GECAS transaction we launched one of the largest-ever debt tender offers, bringing GE’s total gross debt reduction over three years to $87 billion. And across GE’s businesses, the leadership teams are improving operations through lean and decentralization, with momentum beginning to pick up and be reflected in better financial performance—free cash flow, profit margins and earnings per share for 2021 all improved markedly and exceeded GE’s full-year outlook.

These efforts have been foundational to executing what will be the biggest transformation in GE’s history. As announced in November, GE plans to create three industry-leading, global public companies focused on the growth sectors of aviation, healthcare and energy. This plan is the product of a thoughtful, deliberative strategic process by the full Board and GE leadership team, and we spent a significant portion of our time as a Board in 2021 considering a range of alternatives. The three future companies will have greater strategic, financial and operational flexibility to realize their full potential. They will also have dedicated boards of directors with deep domain expertise, and already that is beginning to influence our recruitment of new directors. In this proxy, we are nominating Steve Angel, Bella Goren and Tom Mihaljevic as new directors on the GE Board, and they bring decades of experience across the energy, aviation and healthcare industries. We believe that the planned spin-offs will best position each of our businesses to deliver long-term growth and create value for all our stakeholders.

SHARPENING OUR FOCUS ON SUSTAINABILITY

GE’s businesses are working to adapt and innovate solutions for three critical global needs: building the future of smarter and more efficient flight; developing precision healthcare that personalizes diagnoses and treatments; and leading the energy transition. We believe our businesses’ strategies and focus on these significant challenges are well aligned with broader goals of sustainable development, and GE approaches sustainability with a commitment to innovation as a central element. As a Board, we have been spending more time on the important linkages among long-term strategy, sustainability and risk management. In July 2021, we published an inaugural Sustainability Report to provide greater transparency on our sustainability approach and priorities, and to highlight GE achievements and work yet to be done. Among other things, the Sustainability Report provided a response to the shareholder proposal from last year’s proxy that we supported and articulates GE’s robust sustainability initiatives.

ENGAGING TO STAY CLOSE TO OUR SHAREHOLDERS

We remain committed to robust and meaningful engagement with our shareholders on a regular basis, spanning discussions about financial, governance, sustainability and other topics. In 2021, GE’s governance engagements encompassed meetings with shareholders representing over half of our outstanding shares, which is nearly 80% of the shares held by institutional investors. Independent directors led many of these meetings, which means that fellow Board members and I have had a chance to hear direct feedback and questions from a large portion of GE’s shareholder base. We always consider our shareholders’ interests and feedback as part of the Board’s deliberations and decision-making. And this year, following the say-on-pay vote in 2021, we have been particularly keen to understand shareholder feedback so that we could take appropriate actions in response related to compensation matters. The letter from the Management Development & Compensation Committee and the compensation section in this proxy provide more details about those actions.

For 130 years, GE has leveraged innovation to build a world that works. We are committed to continuing that legacy as we execute on our plan to form three strong independent companies with bright futures. On behalf of the entire Board, I thank you for your continued investment and support of GE through this pivotal phase of the company’s history.

THOMAS W. HORTON
Lead Director

GE 2022 PROXY STATEMENT       1

GE: Delivering Value Now and In the Future

Today, GE is a stronger, more customer-centric company. We are building a culture that puts safety at the forefront and lean at the center. As a company with momentum, we are positioned to succeed in the biggest transformation in our history—creating three companies focused on critical global needs in aviation, healthcare, and energy.

As independently run companies, the businesses will be better positioned to deliver long-term growth and create value for customers, investors, and employees, with each benefitting from:	Deeper operational focus, accountability, and agility to meet customer needs	Tailored capital allocation decisions in line with distinct strategies and industry-specific dynamics

Position of Strength

We delivered solid margin and EPS performance and $5.8 billion of free cash flow*1. We are seeing momentum in GE today including near-term improvement in our businesses, especially as Aviation recovers and our end markets strengthen. We expect to deliver between $5.5 billion and $6.5 billion in free cash flow* in 2022 and more than $7 billion in 2023.

STRONG FINANCIAL POSITION

●Significantly reduced our debt by more than $50 billion, bringing our total gross debt2 reduction over three years to $87 billion.
●Closed the GE Capital Aviation Services (GECAS) and AerCap Holdings N.V. (AerCap) transaction, creating an industry leader and strategic partner to airline customers, and retained a 46% equity stake in the combined company.
●Simplified the financial reporting structure, enhancing transparency for shareholders.
●Discontinued the majority of our factoring programs to, over time, facilitate higher and more linear cash flow.

IMPROVED BUSINESS AND OPERATING PERFORMANCE

●Lean transformation: Drove sustainable, impactful improvements in safety, quality, delivery, cost, and cash management, building a strong foundation in each business for continued and faster profitable growth.
●Decentralization: Moved the decision-making center of gravity closer to the customer, resulting in greater accountability, more transparency, and better results for our customers.
AVIATION	HEALTHCARE

MISSION Providing customers with engines, components, avionics and systems for commercial, military and business & general aviation aircraft and a global service network to support these offerings
UNITS Commercial, Military, Systems & Other
INSTALLED BASE ~39,400 commercial aircraft engines[3] and ~26,200 military aircraft engines
CEO John Slattery
EMPLOYEES ~40,000
PROGRESS
●Thanks to operational improvements and increasing shop visits, Aviation expanded margins in 2021 to 13.5% reported, while revenue was slightly down, in line with departure activity.
●Orders were up across equipment and services driven by commercial wins driving momentum.

MISSION Improving lives in moments that matter; operating at the center of an ecosystem working toward precision health—digitizing healthcare, helping drive productivity and improving outcomes
UNITS Healthcare Systems, Pharmaceutical Diagnostics
INSTALLED BASE 4M+ installations, 2B+ patient exams per year
CEO Peter Arduini
EMPLOYEES ~48,000
PROGRESS
●Orders and organic revenue* were up, and margins expanded 70 basis points organically*, giving the team both the capital and the flexibility to play offense.
●We acquired BK Medical and Zionexa, two exciting companies helping to realize the potential of precision health.

RENEWABLE ENERGY	POWER

MISSION Making renewable power sources more affordable, reliable, and accessible for the benefit of people everywhere
UNITS Onshore Wind, Offshore Wind, Grid Solutions Equipment and Services, Hydro Solutions, Hybrid Solutions
INSTALLED BASE 400+ GW of renewable energy equipment
CEO Jérôme Pécresse
EMPLOYEES ~38,000
PROGRESS
●Renewable Energy delivered double-digit orders growth in 2021, but revenue and margin both declined organically*.
●Long-term, Renewable Energy is firmly positioned to lead the energy transition; we are being more selective up front about new business and being more disciplined on cost as we seek to continue to improve the performance of this business.

MISSION Powering lives and making electricity more affordable, reliable, accessible, and more sustainable
UNITS Gas Power, Steam Power, Power Conversion and Nuclear
INSTALLED BASE 7,000+ gas turbines
CEO Scott Strazik
EMPLOYEES ~32,000
PROGRESS
●In 2021, Power’s services growth offset decreases in revenue, driven primarily by our selectivity strategy, which includes lower turnkey scope and exercising more discipline in the projects we choose to underwrite.
●Margins improved more than 300 basis points organically*. Orders were up slightly, driven by services growth offsetting equipment.

*	Non-GAAP Financial Measure. For information on how these metrics are calculated, see “Explanation of Non-GAAP Financial Measures and Performance Metrics” on page 75.
[1]	Based on prior three-column reporting format and excluding the impact from discontinued factoring programs in current and prior periods. For GE’s full set of reported metrics against its 2021 Outlook and more information on its transition from three- to one-column financial statement reporting, please see GE’s fourth-quarter 2021 earnings materials at ge.com/investor.
[2]	Includes borrowings, after tax pension & principal retiree benefit plan liabilities, operating leases, 50% preferred stock, and factoring.
[3]	Including GE and its joint venture partners.

2       GE 2022 PROXY STATEMENT

Strategic and financial flexibility to pursue growth opportunities	Dedicated boards of directors with deep domain expertise	Business- and industry-oriented career opportunities and incentives for employees	Distinct and compelling investment profiles appealing to broader, deeper investor bases

Rising to the Challenge of Building a World that Works

GE is positioned to continue to lead in three important growth sectors—creating a smarter and more efficient future of flight, enabling precision health, and driving decarbonization through the energy transition—critical to our customers and the various end-markets that we serve.

Future of Flight	Precision Health	Energy Transition
Helping customers achieve greater efficiency and sustainability and invent the future of flight.	Driving innovation in precision health to address critical patient and clinical challenges.	Supporting customers and communities seeking to provide affordable, reliable, and sustainable power.

●Innovations that improve fuel efficiency are defining the future of flight, and our engines can operate on approved sustainable aviation fuel (SAF) today.
●Transitioning from petroleum-based fuels to SAF can reduce carbon emissions up to 80%, factoring in the entire life cycle of the fuel, significantly contributing to the commercial aviation industry’s long-term goal of net-zero carbon emissions from flight by 2050.
●With CFM International, our 50-50 joint company with Safran Aircraft Engines, GE Aviation launched the Revolutionary Innovation for Sustainable Engines (RISE) program to demonstrate advanced technologies, with ground and flight tests expected in the middle of this decade.

●Enabling precision health—integrated, efficient, and highly personalized care—is vital to addressing critical challenges that affect patients and healthcare providers.
●In 2021, Healthcare introduced its latest pocket-size color ultrasound scanner, Vscan Air, a handheld, wireless device that beams images from the ultrasound probe to an app on a smartphone—bringing an essential tool to the point of care. With 30,000 units in more than 100 countries, our Vscan Family technologies help doctors deliver expanded care to more people, including in rural regions.
●At a patient level, Healthcare’s acquisition of BK Medical, an advanced surgical visualization company whose technology helps clinicians see inside the patient’s body in real time during surgery, will enable better care, faster surgeries, and reduced complications.

●As a company whose equipment helps generate one-third of the world’s electricity, we have a responsibility to lead the industry’s decarbonization efforts and meet the rising global demand for affordable, reliable, and sustainable energy.
●We believe in the important role of building the breakthrough technologies the world will need in the future, including carbon capture, utilization, and sequestration, low- and zero-carbon fuels like hydrogen for new and existing gas plants, and small modular nuclear reactors.
●Our gas turbines have already accumulated more than eight million hours running on blends of hydrogen and similar fuels.
●While we work on breakthrough technologies for tomorrow, we continue to build and deliver state-of-the-art equipment the world needs today to decarbonize the energy sector while building resilience in more than 175 countries around the world.

GE 2022 PROXY STATEMENT       3

Logistics

DATE AND TIME
May 4, 2022 at 10:00 a.m.
Eastern Time

LOCATION
Live Webcast at:
www.virtualshareholdermeeting. com/GE2022

RECORD DATE
Shareholders of record at the close of business on March 8, 2022 are entitled to attend and vote at the Annual Meeting. On that date, there were 1,101,751,355 shares of common stock of General Electric Company outstanding and entitled vote.

You are invited to participate in GE’s 2022 Annual Meeting. If you were a GE shareholder at the close of business on March 8, 2022, you are entitled to vote at the Annual Meeting. Even if you plan to attend the live webcast, we encourage you to submit your vote as soon as possible through one of the methods available to you.

Cordially,
MIKE HOLSTON, SECRETARY

Notice of 2022 Annual Meeting

Agenda
1	Elect the 13 director nominees named in the proxy for the coming year
	FOR each director nominee	Page 6
2	Approve our named executives’ compensation in advisory vote
	FOR	Page 25
See page 25 for a Letter from the Management Development & Compensation Committee.
3	Ratify the selection of Deloitte as independent auditor for 2022
	FOR	Page 53
4	Approve the 2022 Long-Term Incentive Plan
	FOR	Page 55
5	Vote on the shareholder proposals included in the proxy, if properly presented at the meeting
	AGAINST each proposal	Page 59

HOW YOU CAN VOTE
Via the internet at www.proxyvote.com, or at the website indicated on the materials provided to you by your broker	By Telephone Call the telephone number on your proxy card or voting instruction form	By Mail Sign, date and return your proxy card or voting instruction form
If you are a beneficial owner and received a voting instruction form, please follow the instructions provided by your bank or broker to vote your shares.

We have created an Annual Meeting website at https://www.ge.com/annualmeeting to make it easy to access our 2022 Annual Meeting materials. At the Annual Meeting website you can find an overview of the items to be voted, the proxy statement and the annual report to read online or to download, as well as a link to vote your shares.

WHERE CAN YOU FIND MORE INFORMATION?
Where can I find out more information? See “Voting and Meeting Information” on page 64.

4       GE 2022 PROXY STATEMENT

Shareholder Engagement

We have ongoing and robust engagement with our shareholders that includes governance-focused engagement meetings throughout each year. We value being close to our shareholders and hearing their feedback directly, as we seek to continuously improve GE’s performance, programs and reporting. Following our say-on-pay vote in 2021, we widened our governance outreach and engagement even further to ensure we understood shareholders’ concerns to inform our actions in response. The governance engagements detailed below are in addition to the regular discussions that our senior leadership and Investor Relations teams have with many institutional and retail shareholders, which often include governance, sustainability and similar matters as well.

Who We Met With

Engaged with shareholders representing 76% of outstanding shares held by institutional investors	Represents 52% of total outstanding shares
Independent directors joined engagements covering 61% of outstanding shares held by institutional investors	Represents 42% of total outstanding shares

Integrated Engagement Team

Independent directors	Legal	Human Resources	Investor Relations	Sustainability

Key Areas of Focus

Company strategy	Board oversight and governance	Executive compensation, including say-on-pay response	Climate change and other sustainability matters	Human capital, including diversity

Taking Actions Informed by Shareholder Feedback

STRATEGY	See Page 20 ►	BOARD OF DIRECTORS	See Page 6 ►
●Conducted a comprehensive Board-led strategy review culminating in the November 2021 announcement of our plan to form three industry-leading public companies, focusing on the growth sectors of aviation, healthcare and energy in order to drive long-term growth and creating value for shareholders

●Added three new directors with industry and operating expertise to GE Board aligned with our strategic transformation so that each future company will have a dedicated board with deep domain expertise

EXECUTIVE COMPENSATION	See Page 26 ►	SUSTAINABILITY
●Responded to shareholder feedback and last year’s say-on-pay vote: (1) Management Development & Compensation Committee and CEO agreed to reduce his 2022 equity incentive grant, and (2) across GE’s businesses, based annual bonus decisions on performance metrics without applying discretion
●Continued to incorporate tailored performance measures in our compensation programs aligned with growing investor interest in operational and ESG metrics; used safety performance as a modifier for annual bonuses, reflecting GE’s prioritization of safety

●Published new Sustainability Report highlighting GE’s sustainability priorities, alignment with our strategy and other ESG information; informed by TCFD and SASB reporting frameworks
●Announced ambition in July 2021 to be a net-zero company by 2050, including greenhouse gas emissions from customers’ use of sold products in response to a shareholder proposal in 2021 that GE supported
●Published Annual Diversity Report, with EEO-1 data in 2022

Where to find more information about our say-on-pay response See the letter from the Management Development & Compensation Committee on page 25 and pages 26–27 in the Compensation section.

GE 2022 PROXY STATEMENT       5

Governance

Election of Directors

What are you voting on?
At the 2022 Annual Meeting, thirteen director nominees are to be elected to hold office until the 2023 Annual Meeting and until their successors have been elected and qualified.

All nominees are current GE Board members who were elected by shareholders at the 2021 Annual Meeting, except for Stephen Angel and Isabella Goren who were elected to the Board effective March 2022, and Tomislav Mihaljevic who was elected to the Board effective April 2022.

Your Board recommends a vote for each nominee

BOARD

2021 Board Rhythm
		43 meetings of the full Board and committees	6 Governance & investor feedback reviews	1/year Board self-evaluation
Chair	Lead Director	6/year	1/year	Regular Calls
H. Lawrence Culp, Jr.	Thomas Horton	Regular meetings	Strategic talent review	Between meetings
FOCUS ON STRATEGIC PLAN
Robust, Board-driven process during 2021; over seven full Board meetings and numerous additional sessions leading to plan announced in November to form three independent companies

6       GE 2022 PROXY STATEMENT

Board Nominees
TENURE 3.4 years average tenure Our Board term limit is 15 years			AGE Our Board age limit is 75 years
3 New	6 Medium-tenured	4 Longer-tenured	4 <60 years	6 60-65 years	3 >65 years
(≤1 years)	(2-4 years)	(≥5 years)

DIVERSITY 2 of 4 Board leadership positions are held by women Our policy is to build a cognitively diverse board representing a range of backgrounds			INDEPENDENCE All independent except for the CEO All director nominees except our CEO are independent and meet heightened independence standards for our audit, compensation and governance committees
5 Female	2 Ethnically diverse	5 Born outside U.S.	12 Independent	1 Not Independent
(38%)	(15%)	(38%)

Qualifications and Attributes

The committee memberships indicate the composition of the committees of the Board as of the date of this proxy. Our director nominees’ primary qualifications and attributes are highlighted in the following matrix. The matrix is intended as a high-level summary and not an exhaustive list of each director’s skills or contributions to the Board.

PRIMARY QUALIFICATIONS AND ATTRIBUTES
GE COMMITTEES
NAME		A	C	G
Stephen Angel NEW
Sébastien Bazin
Ashton Carter
H. Lawrence Culp, Jr.
Francisco D’Souza
Edward Garden
Isabella Goren NEW
Thomas Horton
Risa Lavizzo-Mourey
Catherine Lesjak
Tomislav Mihaljevic NEW
Paula Rosput Reynolds
Leslie Seidman

ATTENDANCE	QUALIFICATIONS AND ATTRIBUTES		COMMITTEES
All director nominees attended at least 75% of the meetings of the Board and committees on which they served in 2021, and on average we had a 95% attendance rate in 2021.	Industry & Operations	Risk Management	A	Audit Committee	Member
	Finance & Accounting	Government & Regulatory	C	Compensation Committee	Chair
	Investor	Global	G	Governance Committee	Financial Expert
	Technology	Gender/Ethnic Diversity

Key Corporate Governance Practices

●	12 out of 13 director nominees are independent
●	Annual election of all directors by majority voting
●	No supermajority provisions in governing documents
●	Annual review of Board leadership structure
●	Annual Board and committee self-evaluations
●	Board-level oversight of ESG matters
●	Strong lead director with clearly delineated duties
●	Dual-pronged Board refreshment mechanisms (age/term limits)
●	Regular executive sessions of independent directors
●	Board and committees may hire outside advisors independently of management
●	Proactive year-round shareholder engagement program
●	Clawback policy that applies to all cash and equity incentive awards
●	Anti-hedging and anti-pledging provisions
●	Strong stock ownership guidelines and retention provisions
●	“Overboarding” limits for directors
●	No poison pill or dual-class shares
●	Encourage all directors to make at least two business visits per year without senior management present
●	Shareholder right to call special meetings (at 10%)
●	Proxy access by-law provisions on market terms

GE 2022 PROXY STATEMENT      7

Nominee Biographies

Board Leadership
CHAIRMAN	LEAD DIRECTOR | CHAIR: Management Development & Compensation Committee
H. Lawrence Culp, Jr. Director Since: 2018 Age: 58 Birthplace: United States	Thomas Horton Director Since: 2018 Age: 60 Birthplace: United States Independent

Chairman and CEO, General Electric, Boston, MA (since September 2018)	Partner, Global Infrastructure Partners, an infrastructure investment fund, New York, NY (since 2019)
Prior Business Experience
●Senior Advisor, Bain Capital Private Equity, a global private equity firm (2017–2018)
●Senior Lecturer, Harvard Business School (2015–2018)
●Former CEO and President, Danaher (2001–2014), a global science and technology company operating in the healthcare, environmental and applied-end markets; joined Danaher subsidiary Veeder-Root in 1990, serving in a number of leadership positions within Danaher, including COO and, following his retirement, Senior Advisor (2014–2016)
Current Public Company Boards
●General Electric
Past Public Company Boards
●GlaxoSmithKline
●Danaher
●T. Rowe Price Group
Other Positions
●Member and former Chairman, Board of Visitors & Governors, Washington College
●Member, Board of Trustees, Wake Forest University
Education
●Washington College
●MBA, Harvard Business School
GE Committee Membership
●Compensation (Chair)
●Governance
Prior Business Experience
●Senior Advisor, Warburg Pincus LLC, a private equity firm focused on growth investing (2015–2019)
●Chairman, American Airlines Group, one of the largest global airlines (formed following the merger of AMR Corporation and US Airways) (2013–2014)
●Chairman and CEO, American Airlines (2011–2014)
●Chairman and CEO, AMR (parent company of American Airlines) (2010–2013)
●EVP and CFO, AMR (2006–2010)
●Vice Chairman and CFO, AT&T (2002–2006)
●SVP and CFO, AMR (2000– 2002); joined AMR in 1985, serving in various finance and management roles
Current Public Company Boards
●General Electric
●EnLink Midstream
●Walmart (lead director)
Past Public Company Boards
●Qualcomm
Other Positions
●Executive Board Member, Cox School of Business, Southern Methodist University
Education
●Baylor University
●MBA, Southern Methodist University

8      GE 2022 PROXY STATEMENT

Board Leadership
CHAIR: Audit Committee	CHAIR: Governance & Public Affairs Committee
Leslie Seidman Director Since: 2018 Age: 59 Birthplace: United States Independent	Risa Lavizzo-Mourey Director Since: 2017 Age: 67 Birthplace: United States Independent

Former Chairman, Financial Accounting Standards Board (FASB), independent organization responsible for financial accounting and reporting standards, Norwalk, CT (2010–2013)	Professor emeritus, University of Pennsylvania, Philadelphia, PA (since 2018) and Former President and CEO, Robert Wood Johnson Foundation, Princeton, NJ (2003–2017)
GE Committee Membership
●Audit (Chair)

Prior Business Experience

●Board Member, FASB (2003–2013)
●Financial reporting consultant (1999–2003)
●Staff Member, FASB (1994–1999)
●Vice President, Accounting Policy, JP Morgan (1987–1994)
●Auditor, Arthur Young (1984–1987)

Current Public Company Boards

●General Electric
●Moody’s, provider of credit ratings, research and analytical tools (Chair, Audit Committee)

Other Positions
●Advisor, Idaciti
●Founding Director, Pace University Center for Excellence in Financial Reporting (2014–2018)
●Board of Governors, Financial Industry Regulatory Authority (FINRA) (2014–2019)
Education
●Colgate University
●MS (Accounting), New York University

Certifications

●Certified Public Accountant (Inactive)
●Cybersecurity Oversight CERT, Carnegie Mellon University and NACD
●ESG Oversight certification (GCB.D)
GE Committee Membership
● Governance (Chair)
Prior Business Experience
●SVP, Robert Wood Johnson Foundation, largest U.S. philanthropic organization dedicated to healthcare (2001–2003)

Prior Academic Experience

●Sylvan Eisman Professor of Medicine and Health Care Systems (1995–2001), Director, Institute on Aging (1994–2002), Chief of Geriatric Medicine (1986–1992), University of Pennsylvania Medical School

Prior Government Experience

●Advisory Committee Member, President’s Advisory Commission on Consumer Protection and Quality in the Health Care Industry (1997–1998)
●Deputy Administrator, Agency for Health Care Research and Quality (1992–1994)
●Co-Chair, White House Health Care Reform Task Force, Working Group on Quality of Care (1993–1994)
●Advisory Committee Member, Task Force on Aging Research (1985–1992)
●Advisory Committee Member, National Committee for Vital and Health Statistics (1988–1992)

Current Public Company Boards

●General Electric
●Intel
●Merck
●Better Therapeutics, Inc

Past Public Company Boards

●Genworth Financial
●Beckman Coulter
●Hess

Other Positions

●Trustee, Smithsonian Institution Board of Regents
●Board of Fellows, Harvard Medical School
●Member, National Academy of Medicine

Education

●University of Washington & SUNY Stony Brook
●MD, Harvard Medical School
●MBA, University of Pennsylvania

GE 2022 PROXY STATEMENT      9

Stephen Angel Director Since: 2022 Age: 66 Birthplace: United States Independent	Sébastien Bazin Director Since: 2016 Age: 60 Birthplace: France Independent	Ashton Carter Director Since: 2020 Age: 67 Birthplace: United States Independent

Former CEO of Linde, a global industrial gases and engineering company, Dublin, Ireland (2018-2022)	Chairman and CEO, AccorHotels, a global hotel company, Paris, France (since 2013)	Director, Belfer Center for Science and International Affairs, Harvard Kennedy School, Cambridge, MA (since 2017)

Prior Business Experience

●CEO, Linde (2018-2022)
●President & CEO, Praxair (subsequently Linde) (2007-2018)
●President & COO, Praxair (2006-2007)
●EVP, North America, Europe and Asia, Praxair (2001-2006)
●Previously held various roles at General Electric (1979-2001)

Current Public Company Boards

●General Electric
●Linde (Chair)
●PPG Industries

Past Public Company Boards

●Praxair (Chair)

Other Positions

●Director, the Hydrogen Council

Education

●North Carolina State University
●MBA, Loyola College

GE Committee Membership

●Compensation
●Governance

Prior Business Experience

●CEO, Europe Colony Capital, a private investment firm (1997–2013)
●Group Managing Director, CEO and General Manager, Immobilière Hôtelière (1992–1997)
●Began career in 1985 in U.S. finance sector, becoming Vice President, M&A, PaineWebber

Current Public Company Boards

●General Electric
●AccorHotels

Past Public Company Boards

●Huazhu Group
●Carrefour
●Banyan Tree Holding

Other Positions

●Vice Chairman, Supervisory Board, Gustave Roussy Foundation, cancer research funding
●Chairman, Safar Ventures

Education

●Sorbonne University
●MA (Economics), Sorbonne University

GE Committee Membership

●Audit

Prior Government Experience

●Secretary, U.S. Department of Defense (2015-2017)
●Deputy Secretary and Chief Operating Officer, U.S. Department of Defense, responsible for oversight of personnel and management (2011-2013)
●Under Secretary of Defense for Acquisition, Technology and Logistics, U.S. Department of Defense, responsible for global logistics and procurement (2009-2011)
●Assistant Secretary of Defense for International Security Policy U.S. Department of Defense (1993-1996)
●Began career with U.S. Department of Defense in 1981 as a program analyst

Prior Academic Experience

●Prior teaching positions: Stanford University (2014-2015); Harvard Kennedy School (1984-1993; 1997-2009); and Massachusetts Institute of Technology (1982-1984)

Prior Business Experience

●Senior Partner, Global Technology Partners (1998-2009)

Current Public Company Boards

●General Electric
●Delta Air Lines

Other Positions

●Fellow, American Academy of Arts & Sciences
●Director, Council on Foreign Relations

Education

●Yale University
●PhD (Theoretical physics), Oxford University

10    GE 2022 PROXY STATEMENT

Francisco D’Souza Director Since: 2013 Age: 53 Birthplace: Kenya Independent	Edward Garden Director Since: 2017 Age: 60 Birthplace: United States Independent	Isabella Goren Director Since: 2022 Age: 61 Birthplace: Ukraine Independent

Former CEO Cognizant Technology Solutions Corporation, a multinational IT company, Teaneck, NJ (2007-2019)	Chief Investment Officer and Founding Partner, Trian Fund Management, L.P., an investment management firm, New York, NY (since 2005)	Former Chief Financial Officer of American Airlines and AMR Corporation, a global airline, Forth Worth, TX (2010-2013)

GE Committee Membership

●Audit
●Compensation

Prior Business Experience

●CEO, Cognizant (2007–2019)
●President, Cognizant (2007–2012)
●COO, Cognizant (2003–2006)
●Co-founded Cognizant (1994)
●Previously held various roles at Dun & Bradstreet

Current Public Company Boards

●General Electric
●MongoDB

Past Public Company Boards

●Cognizant

Other Positions

●Board Co-Chair, New York Hall of Science
●Trustee, Carnegie Mellon University
●International Advisory Panel Member and Special Advisor to the Board, Banco Santander

Education

●University of Macau
●MBA, Carnegie Mellon University

GE Committee Membership

●Compensation

Prior Business Experience

●Vice Chairman and Director, Triarc Companies (subsequently The Wendy’s Company and previously Wendy’s/Arby’s Group) (2004–2007) and Executive Vice President (2003–2004)
●Managing Director, Credit Suisse First Boston (1999–2003)
●Managing Director, BT Alex Brown (1994–1999)

Current Public Company Boards

●General Electric
●Janus Henderson Group

Past Public Company Boards

●Invesco
●Legg Mason
●The Bank of New York Mellon
●The Wendy’s Company
●Family Dollar Stores
●Pentair

Education

●Harvard College

Prior Business Experience

●CFO, American Airlines and AMR Corporation (2010-2013)
●Senior Vice President, Customer Relationship Marketing, American Airlines and AMR Corporation (2006-2010)
●Vice President, American Airlines (1998-2006)
●President, AMR Services (1996-1998)
●Previously served in various management positions at American Airlines (1986-1996)
●Chemical Engineer, Dupont (1983-1985)

Current Public Company Boards

●General Electric
●Marriott International

Past Public Company Boards

●Gap
●LyondellBasell Industries

Other Positions

●Director, MassMutual
●Director, National Association of Corporate Directors, North Texas
●Member of the Advisory Board, The University of Texas at Austin, Cockrell School of Engineering
●Member of the Executive Board, Lyle School of Engineering, Southern Methodist University

Education

●University of Texas at Austin
●MBA, Southern Methodist University

GE 2022 PROXY STATEMENT       11

Catherine Lesjak Director Since: 2019 Age: 63 Birthplace: Canada Independent	Tomislav Mihaljevic Director Since: 2022 Age: 58 Birthplace: Croatia Independent	Paula Rosput Reynolds Director Since: 2018 Age: 65 Birthplace: United States Independent

Former Chief Financial Officer, HP, a global technology company, and its predecessor, Hewlett-Packard, Palo Alto, CA (2007-2018)	CEO & President, Cleveland Clinic, a global integrated healthcare system, Cleveland, OH (since 2018)	President and CEO, PreferWest LLC, a business advisory firm, Seattle, WA (since 2009)

GE Committee Membership

●Audit
●Governance

Prior Business Experience

●Interim Chief Operating Officer, HP (2018–2019)
●Interim CEO, Hewlett Packard (2010)
●Senior Vice President and Treasurer, HP (2003-2007)
●Previously served in various leadership positions within the financial organization at HP and Hewlett Packard, including as Global Controller, Software Solutions; Controller and Credit Manager for Commercial Customers; and as Manager, Financial Operations, Enterprise Marketing and Solutions (joined Hewlett Packard in 1986)

Current Public Company Boards

●General Electric
●Pros Holdings
●SunPower (Chair, Audit Committee)

Other Positions

●Board, Haas School of Business, University of California, Berkeley

Education

●Stanford University
●MBA, University of California, Berkeley

Prior Business Experience

●CEO of Cleveland Clinic Abu Dhabi (CCAD) (2015-2017) and Chief of Staff and Chairman of the Heart & Vascular Institute CCAD (2011-2015)
●Surgeon, Department of Thoracic and Cardiovascular Surgery, Cleveland Clinic (2004-2011)
●Associate surgeon, Division of Cardiac Surgery, Brigham & Women’s Hospital (2002-2004)
●Assistant Professor of Surgery, Harvard Medical School (2002-2004)

Current Public Company Boards

●General Electric

Other Positions

●Board co-chair, US-UAE Business Council
●Director, Greater Cleveland Partnership
●Director, United Way of Greater Cleveland
●Member of the Advisory Board, OneTen
●Member of the Board of Trustees,
Musical Arts Association

Education

●University of Zagreb
●Residency: Brigham & Women’s Hospital

GE Committee Membership

●Audit
●Compensation

Prior Business Experience

●Vice Chairman and Chief Restructuring Officer, American International Group (2008–2009)
●Chairman, President and CEO, Safeco Insurance Company of America (2005–2008)
●Chairman and CEO, AGL Resources (1998–2005)
●CEO, Duke Energy Power Services, Duke Energy (1995–1998)
●Previously served in various leadership positions at Associated Power Services, Pacific Gas Transmission Co. and Pacific Gas and Electric Company

Current Public Company Boards

●General Electric
●BP
●National Grid UK (Chair)

Past Public Company Boards

●Air Products & Chemicals
●Anadarko Petroleum
●BAE Systems
●CBRE Group
●Circuit City Stores
●Coca-Cola Enterprises
●Delta Air Lines
●TransCanada

Other Positions

●Chair, Seattle Cancer Care Alliance

Education

●Wellesley College

12       GE 2022 PROXY STATEMENT

Board Leadership Structure

GE believes that independent board oversight is an essential component of strong corporate performance. We also believe that the decision as to whether the positions of Chairman and CEO should be combined or separated, and whether an executive or an independent director should serve as the Chairman should be based upon the circumstances facing the company. Maintaining flexibility on this policy allows the Board to choose the leadership structure that will best serve the interests of the company and its shareholders at any particular time.

WHY OUR BOARD LEADERSHIP STRUCTURE IS APPROPRIATE FOR GE AT THIS TIME. The Board continues to believe that its current leadership structure, which has a combined role of Chairman and CEO, counterbalanced by a strong independent Board led by a lead director and independent directors chairing each of the Board committees, is in the best interests of GE and its shareholders. In the Board’s view, this structure allows Mr. Culp, as Chairman and CEO, to drive strategy and agenda setting at the Board level, while maintaining responsibility for executing on that strategy as CEO. At the same time, our lead director, Thomas Horton, works with Mr. Culp to set the agenda for the Board and also exercises additional oversight on behalf of the independent directors. The Board will continue to review the appropriateness of this structure and consider shareholder feedback from our ongoing engagements.

HOW WE SELECT THE LEAD DIRECTOR. The Governance & Public Affairs Committee (the Governance Committee) considers feedback from the current lead director, our other Board members and the Chairman, and then makes a recommendation to the Board’s independent directors. The independent directors elect the lead director, taking into account the recommendation of the Governance Committee. Thomas Horton, former Chairman and CEO of American Airlines, was first elected as the lead director in September 2018.

Under the Board’s Governance Principles, Mr. Horton also serves as chair of the Management Development & Compensation Committee. In the event of Mr. Horton’s incapacity, the chair of the Governance Committee would serve as the lead director until the independent directors selected a new lead director.

The Lead Director’s Role

The lead director has the following responsibilities (and may also perform other functions at the Board’s request), as detailed in the Board’s Governance Principles:

●	Board leadership – provides leadership to the Board in any situation where the Chairman’s role may be perceived to be in conflict, and chairs Board meetings in the absence of the Chairman
●	Board agenda, schedule & information – approves the agenda (with the ability to add agenda items), schedule and information sent to directors and calls additional meetings as needed
●	Leadership of independent director meetings – calls and leads independent director meetings, which are regularly scheduled (in addition to the numerous informal sessions that occur throughout the year) without any management directors or GE employees present
●	Chairman-independent director liaison – regularly meets with the Chairman and serves as liaison between the Chairman and the independent directors (although every director has direct access to the Chairman)
●	Shareholder communications – makes himself/herself available as the primary Board contact for direct communication with our significant shareholders
●	Board governance processes – works with the Governance Committee to guide the Board’s governance processes, including the annual Board self-evaluation and the annual Chairman’s evaluation
●	Board leadership structure review – oversees the Board’s periodic review and evaluation of its leadership structure
●	Committee chair selection – advises the Governance Committee in choosing committee chairs

CHAIRMAN OF THE BOARD & CEO

LEAD DIRECTOR elected solely by independent directors

LEAD DIRECTOR also serves as: Management Development & Compensation Committee Chair	CHAIRS The chairs of our Audit and Governance Committees are independent

CONSIDERATIONS IN SELECTING CURRENT LEAD DIRECTOR

Thomas Horton
Mr. Horton was first elected to our Board at the 2018 Annual Meeting. During his tenure on our Board, he has established strong working relationships with his fellow directors and garnered their trust and respect. Furthermore, he has demonstrated strong leadership skills, independent thinking and a deep understanding of our businesses and their industries.

The Board’s decision to select Mr. Horton as lead director took into account the tenures and capabilities of each independent director, along with a potential candidate’s willingness and ability to serve as lead director, understanding that the position entails significant responsibility and time commitment. The Board considered that Mr. Horton also serves as lead independent director for Walmart. However, the fact that Walmart also has a separate board chairman mitigated concerns about Mr. Horton’s ability to dedicate sufficient time to the role as GE’s lead director.

GE 2022 PROXY STATEMENT       13

Board Composition

How We Are Changing the Board

The Governance Committee is charged with reviewing the composition of the Board and refreshing it as appropriate. With this in mind, the Governance Committee continuously reviews potential candidates and recommends nominees to the Board for approval.

The Board takes a thoughtful approach to its composition to maintain alignment with the company’s evolving corporate strategy. We believe our board composition strikes a balanced approach to director tenure and allows the Board to benefit from a mix of newer directors who bring fresh perspectives and seasoned directors who bring continuity and a deep understanding of our complex business. Looking forward, we have announced our plan to form three industry-leading, global, public companies. Consistent with that plan, we expect to continue to seek director candidates whose experiences support the company’s future strategy and industry focus.

In March 2022, the Board elected three new directors: Stephen Angel, Isabella Goren and Tomislav Mihaljevic. These new directors bring decades of experience across the energy, aviation and healthcare industries. Ms. Goren was originally recommended for the Board by an independent director, and Mr. Angel and Dr. Mihaljevic were each recommended by management.

Director Selection Process

Our Governance Committee, together with the full Board, is responsible for establishing criteria, screening candidates and evaluating the qualifications of persons who may be considered for service on our Board. The Governance Committee considers all shareholder recommendations for director candidates. We evaluate them in the same manner as candidates suggested by other sources. The following describes the Board’s selection process:

1	SUCCESSION PLANNING
The Governance Committee prioritizes experiences and attributes to support the current and long-term needs of the company, within the context of the current Board structure, diversity, and mix of skills and experience.

2	IDENTIFICATION OF CANDIDATES
The Governance Committee engages in a search process to identify qualified director candidates, which process may include the use of an independent search firm, and assesses candidates’ skills, experience and background and their alignment with the company’s portfolio and strategy.

3	INTERVIEWING CANDIDATES
Qualified director candidates are typically interviewed by the Chairman and CEO, Governance Committee chair and other members of the Governance Committee, as well as other members of the Board and management, as necessary.

4	DECISION AND NOMINATION
After determining that the director candidate meets the priorities established by the Governance Committee and will serve in the best interests of the company and its shareholders, the Governance Committee recommends, and the full Board approves, director candidates for appointment to the Board and election by shareholders.

5	ELECTION
The shareholders consider the nominees and elect directors by majority vote to serve one-year terms.

6	ONGOING ASSESSMENT
The Governance Committee continuously assesses the composition of the Board to maintain alignment with the company’s evolving corporate strategy, and in connection with the Board’s nomination of a slate of directors the Governance Committee reviews considerations including: the contributions by each director; the skills, experiences and diversity represented on the Board; and the results of previous shareholder votes.
Director Recruitment Priorities

DIRECTOR “MUST-HAVES”
●Leadership experience
●Highest personal & professional ethics
●Integrity & values
●A passion for learning
●Inquisitive & objective perspective
●A sense of priorities & balance
●Talent development experience

RECRUITMENT PRIORITIES GOING FORWARD
●Industry expertise ●Operations expertise ●Capital allocation expertise ●Diversity

HOW YOU CAN RECOMMEND A CANDIDATE
Write to the Governance Committee, c/o Corporate Secretary, GE, at the address listed on the inside front cover of this proxy statement, and include all information that our by-laws require for director nominations.

HOW WE REFRESH THE BOARD
●Board evaluation. Each year, the Board assesses its effectiveness through a thorough evaluation at the Board and committee levels to ensure the effectiveness of the directors and their ability to work as a team in the long-term interest of the company. See “How We Evaluate the Board’s Effectiveness” on page 17.
●Term limits. The Board has a 15-year term limit for independent directors.
●Age limits. With limited exceptions, directors may not be renominated to the Board after their 75th birthday.

See the Board’s Governance Principles (see “Helpful Resources” on page 77) for more information on these policies.

14       GE 2022 PROXY STATEMENT

Important Factors in Assessing Board Composition

The Governance Committee strives to maintain an independent Board with broad and diverse experience and judgment that is committed to representing the long-term interests of our shareholders. The Governance Committee considers a wide range of factors when selecting and recruiting director candidates, including:

Creating an experienced, qualified Board with high personal integrity and character, and expertise in areas relevant to GE.
The Governance Committee seeks directors who possess extraordinary leadership qualities and demonstrate a practical understanding of organizations, processes, people, strategy, risk management and how to drive change and growth. Additionally, we believe directors should have experience in identifying and developing talent, given the Board’s role in human capital management and succession planning. In addition to these threshold qualities, we seek directors who bring to the Board specific types of experience relevant to GE and the company’s evolving corporate strategy.

Enhancing the Board’s diversity of background.
For decades, GE has been committed to building a cognitively diverse Board comprising of individuals from different backgrounds and with a range of experiences and viewpoints. Specifically, under the Board’s diversity policy, the Governance Committee considers attributes such as race, ethnicity, gender, cultural background and professional experience when reviewing candidates for the Board and in assessing the Board’s overall composition. The Board is committed to using refreshment opportunities to strengthen its cognitive diversity. Additionally, the Governance Committee is committed to considering the candidacy of women and ethnically diverse candidates for all future vacancies on the Board. To accomplish this, the Governance Committee will continue to require that search firms engaged by GE include a robust selection of women and ethnically diverse candidates in all prospective director candidate pools. The Governance Committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board.

Complying with regulatory requirements and the Board’s independence guidelines.
The Governance Committee considers regulatory requirements affecting directors, including potential competitive restrictions. It also looks at other positions the director has held or holds (including other board memberships), and the Board reviews director independence.

How We Assess Board Size

The Governance Committee takes a fresh look at Board size each year, consistent with the Board’s Governance Principles (see “Helpful Resources” on page 77). Based on the Board’s recent self-evaluations, assessment of trends with peer companies, and taking into account investor feedback, the Board anticipates maintaining a smaller size going forward. However, the Board may add additional directors in connection with our plan to form three independent companies.

Board Skills and Experience

INDUSTRY & OPERATIONS EXPERIENCE

We have sought directors with management and operational experience in the industries in which we compete. For example, in the last five years we have added directors with power, aviation, healthcare and technology expertise.

FINANCE & ACCOUNTING EXPERIENCE

GE uses a broad set of financial metrics to measure its performance, and accurate financial reporting and robust auditing are critical to our success. We have added a number of directors who qualify as audit committee financial experts, and we expect all of our directors to have an understanding of finance and financial reporting processes.

INVESTOR EXPERIENCE

To promote strong alignment with our investors, we have added directors who have experience overseeing investments and investment decisions. We believe that these directors can help focus management and the Board on the most critical value drivers for the company, including with respect to setting executive compensation targets and objectives.

TECHNOLOGY EXPERIENCE

As a high-tech industrial company and leading innovator, we seek to add additional directors with technology backgrounds because our success depends on developing and investing in new technologies and ideas. Technology experience has become increasingly important as our products become more reliant on digital applications.

RISK MANAGEMENT EXPERIENCE

In light of the Board’s role in overseeing risk management and understanding the most significant risks facing the company, including strategic, operational, financial, legal and compliance and reputational risks, we seek directors with experience in risk management and oversight.

GOVERNMENT & REGULATORY EXPERIENCE

We have added directors with experience in governmental and regulatory organizations because many of GE’s businesses are heavily regulated and are directly affected by governmental and regulatory actions.

GLOBAL EXPERIENCE

We seek directors with global business experience because GE’s continued success depends on continuing to grow our businesses outside the United States. For example, in 2021, 56% of our revenue was attributable to activities outside the United States.

GE 2022 PROXY STATEMENT     15

How We Assess Director Independence

BOARD MEMBERS. The Board’s Governance Principles require all non-management directors to be independent. All of our director nominees (shown under “Election of Directors” on page 6) other than Mr. Culp are independent.

●	The Board’s guidelines. For a director to be considered independent, the Board must determine that he or she does not have any material relationship with GE. The Board’s guidelines for director independence conform to the independence requirements in the New York Stock Exchange’s (NYSE) listing standards. In addition to applying these guidelines, which you can find in the Board’s Governance Principles (see “Helpful Resources” on page 77), the Board considers all relevant facts and circumstances when making an independence determination.
●	Applying the guidelines in 2021. In assessing director independence for 2021, the Board considered relevant transactions, relationships and arrangements, including relationships among Board members, their family members and the company, as described below.

COMMITTEE MEMBERS. All members of the Audit Committee, Management Development & Compensation Committee, and Governance Committee must be independent, as defined by the Board’s Governance Principles. Committee members must also meet additional committee-specific standards:

●	Heightened standards for Audit Committee members. Under a separate SEC independence requirement, Audit Committee members may not accept any consulting, advisory or other fees from GE or any of its subsidiaries, except compensation for Board service.
●	Heightened standards for members of the Management Development & Compensation and Governance Committees. As a policy matter, the Board also applies a separate, heightened independence standard to members of the Management Development & Compensation and Governance Committees: no member of either committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from GE or a subsidiary. In addition, in determining that Management Development & Compensation Committee members are independent, NYSE rules require the Board to consider their sources of compensation, including any consulting, advisory or other compensation paid by GE or a subsidiary.

The Board has determined that all members of the Audit, Management Development & Compensation and Governance Committees are independent and also satisfy applicable committee-specific independence requirements.

Relationships and Transactions Considered for Director Independence
The Board considered the following relationships and transactions in making its determination that all director nominees, other than Mr. Culp, are independent.

2021 TRANSACTIONS CONSIDERED FOR DIRECTOR INDEPENDENCE

DIRECTOR/NOMINEE	ORGANIZATION	RELATIONSHIP	SALES TO GE <1% OF OTHER COMPANY’S REVENUES	PURCHASES FROM GE <1% OF OTHER COMPANY’S REVENUES	INDEBTEDNESS TO GE <1% OF GE’S ASSETS
Bazin	AccorHotels	Chair & CEO	✓	N/A	N/A
Horton	Global Infrastructure Partners	Partner	✓	N/A	✓
Mihaljevic	Cleveland Clinic	CEO & President	✓	✓	N/A
Tisch	Loews (and its subsidiaries)	President & CEO	✓	✓	✓
All directors	Various charitable organizations	Executive, director or trustee	Charitable contributions from GE <1% of the organization’s revenues

16     GE 2022 PROXY STATEMENT

Board Governance Practices

Our Board seeks to operate with the highest degree of effectiveness, supporting a dynamic boardroom culture of independent thought and intelligent debate on critical matters. We take a comprehensive, year-round view of corporate governance and our adoption of best practices impacts our leadership structure, Board composition and recruitment, director engagement, and accountability to shareholders. Our Board and committee evaluation process allows for annual assessment of our Board practices and the opportunity to identify areas for improvement.

How We Evaluate the Board’s Effectiveness

ANNUAL EVALUATION PROCESS

The Governance Committee oversees and approves the annual formal Board evaluation process and determines whether it is appropriate for the evaluations to be conducted by the lead director or an independent consultant each year. In 2021, the evaluation process was conducted by an independent outside consultant.

1	Written Questionnaires Directors completed written questionnaires, which are benchmarked and refreshed each year focusing on the performance of the Board and each of its committees.
2

Individual Interviews
The independent outside consultant conducted one-on-one interviews with each member of the Board focused on:

●reviewing the Board’s and its committees’ performance over the prior year; and
●identifying areas for potential enhancements of the Board’s and its committees’ processes going forward.

3

Discussion of Results
The independent outside consultant reviewed the written questionnaire and interview responses with the lead director and the chairs of each committee and then met with the full Board to discuss the findings from the evaluation.

4	Use of Feedback The Board and each of its committees developed plans to take actions based on the results, as appropriate.
5

Changes Implemented
The 2021 evaluation reaffirmed that changes implemented in recent years, such as decreasing the size of the Board, and enhancing Board and committee materials, had resulted in improvements. Other changes coming out of the 2021 self-evaluation included:

●resumed in-person meetings with increased opportunities for executive sessions; and
●inclusion of senior leadership team and business leaders at Board dinners to foster increased oversight of and collaboration with management.

GE 2022 PROXY STATEMENT     17

Full Board

16 meetings in 2021 (including
10 special strategy reviews and
3 independent director meetings)

Chairman H. Lawrence Culp, Jr.	Lead Director Thomas Horton

Members
Angel* Bazin Carter Culp D’Souza	Garden Goren* Horton Lavizzo- Mourey	Lesjak Mihaljevic* Reynolds Seidman Tisch

*elected to the Board in 2022

INDEPENDENT DIRECTOR MEETINGS

The independent directors meet regularly in executive sessions at scheduled Board meetings. They may have other special meetings throughout the year. These executive sessions promote candor and discussion of matters in a setting that is independent of the Chairman and CEO. The lead director chairs each of these executive sessions.

Board Operations

2021 AREAS OF FOCUS

●Long-term strategy and business portfolio review, leading to our plan to form three independent companies
●Strategy for the energy transition and climate change
●Health and safety of employees and communities, including COVID-19
●Capital structure and liquidity, particularly reducing leverage and de-risking the balance sheet

●Business operating and performance reviews
●Sustainability, including external reporting
●Management succession planning
●Aviation sector recovery
●Enterprise risk management
●GE Capital and Insurance

A TYPICAL GE BOARD MEETING

During 2021, the Board held 6 regularly scheduled meetings, plus 10 special meetings. Due to the COVID-19 pandemic, some meetings were held virtually and the schedules were adjusted to accommodate director participation from different time zones. In June 2021, the Board started holding hybrid in-person and virtual meetings.

1	Before the Meeting	Board committee chairs: prep meetings with management, auditors and outside advisors	Management: internal prep meetings
2	Thursday (Day 1)	Daytime: Board committee meetings and Board meeting	Evening: informal gathering with management & Board working dinner
3	Friday (Day 2)	Early morning: independent directors’ breakfast session	Daytime: full Board meeting (including reports from each committee chair) followed by an executive session
4	After the Meeting	Management: follow-up sessions to discuss & respond to Board requests

The GE Board in Action: 2021 Highlights

Our Board recognizes that its oversight of our strategic priorities and responsibility to GE shareholders requires a personal and professional commitment that extends well beyond regularly scheduled Board meetings. Ongoing and meaningful engagement with the business is critical to staying informed and provides the type of insight that allows our directors to provide effective guidance to our leadership team and to engage in constructive dialogue with each other.

ENGAGEMENT WITH SHAREHOLDERS

Governance & “Say-on-Pay” Discussions
Engagement with shareholders included Thomas Horton (lead director) and other members of the Management Development & Compensation Committee

DIRECTOR EDUCATION

ESG external experts
Board education sessions on ESG governance reporting and the evolving regulatory climate

Ongoing Functional Deep Dives
Routine sessions with tax, insurance and legal teams

ENGAGEMENT WITH THE BUSINESS

Periodic Board Calls
Provide an opportunity for the CEO and the rest of the Board to discuss company operations in real-time

Quarterly Senior Leadership Meetings
Director attendance and presentations

Business Visits and Functional Deep Dives
Provide opportunity for direct employee interaction and better understanding of GE culture

SUCCESSION PLANNING

New Healthcare CEO Recruitment
The Board engaged in the recruitment, interviewing and selection of candidates

BUSINESS AND STRATEGY REVIEW SESSIONS
●Director participation in 2nd quarter business operating reviews (May)
●Director participation in 3rd quarter “deep dive” business strategy reviews (September)
●Director attendance at several technology strategy sessions with the Aviation business (quarterly)

SITE VISITS
●Director visit to GE Aviation in Lynn, MA (January)
BOARD - LEADERSHIP MEETINGS
●Director-led diversity strategy sessions with our Chief Diversity Officer ●Board speakers at Leadership Meetings for top 900 company executives (quarterly)
EMPLOYEE RESOURCE GROUP MEETINGS
●Board speaker at the African American/Affinity Forum (February) ●Board speaker at the GE Veteran’s network in a special Veteran’s Day presentation (November)
REGULAR CALLS WITH THE CEO

18     GE 2022 PROXY STATEMENT

Board Committees

COMMITTEE COMPOSITION Independence. All committee members satisfy the NYSE’s and GE’s definitions of independence.	Audit	Governance & Public Affairs	Management Development & Compensation
	13 meetings in 2021	6 meetings in 2021	8 meetings in 2021
	Chair Leslie Seidman Other Members Carter, D’Souza, Lesjak & Reynolds	Chair Risa Lavizzo-Mourey Other Members Bazin, Horton, Lesjak & Tisch	Chair Thomas Horton Other Members Bazin, D’Souza, Garden & Reynolds

COMMITTEE
OPERATIONS

Each committee meets periodically throughout the year, reports its actions to the Board, receives reports from senior management, annually evaluates its performance and can retain outside advisors. Formal meetings are typically supplemented with additional calls and sessions.

Recent Activities and Key Focus Areas
●Overseeing the simplification of the company’s financial reporting, including the transition from 3 to 1 column reporting
●Overseeing transition of the independent auditor, including the detailed audit plan and independent audit budget
●Conducting cross-functional reviews with internal audit staff, tax, cyber/IT
●Overseeing changes to leadership and structure of the internal audit function
●Overseeing material litigation strategy and changes to the compliance and cybersecurity programs

●Overseeing the company’s environmental, social and governance (ESG) commitments and strategies and enhancements to ESG disclosure.
●Overseeing changes to the leadership and structure of the company’s safety program
●Reviewing the Board’s leadership structure and committee composition
●Overseeing management of environmental remediation efforts
●Identifying and recruiting new directors

●Reviewing critical talent to support the needs of GE with focus on human capital management, succession planning, diversity and talent development and retention
●Focusing on increased alignment of pay and performance through effective short- and long-term incentive compensation design
●Engaging with shareholders and reviewing feedback and external benchmarking of compensation practices
●Overseeing cultural transformation for GE, prioritizing leadership behaviors

COMMITTEE
RESPONSIBILITIES

The key responsibilities of each committee are listed to the right. For more detail, see the Governance Principles and committee charters (see “Helpful Resources” on page 77).

Key Responsibilities and Areas of Risk Oversight
●Oversees GE’s independent auditor, including the audit plan and budget, and monitors independence and performance
●Oversees the effectiveness of GE’s financial reporting processes and systems
●Discusses with auditor and management key reporting practices (including non-GAAP), critical audit matters and new accounting standards
●Monitors the effectiveness of GE’s internal controls
●Reviews and evaluates the scope and performance of the internal audit staff and compliance program
●Oversees the company’s enterprise risk management and cybersecurity programs
●Monitors GE’s significant litigation and investigations
●Oversees external reporting on sustainability matters in coordination with the Governance Committee

●Oversees the Board’s governance processes, including all significant governance policies and procedures
●Oversees company policies and strategies related to climate change management, political spending & lobbying, human rights, and environment, health & safety
●Oversees external reporting on sustainability matters in coordination with the Audit Committee
●Reviews Board composition and compensation in connection with long-term strategy and identifies new directors for GE
●Oversees Board and committee self-evaluations
●Reviews conflicts of interest, as applicable

●Oversees GE’s executive compensation policies, practices and programs
●Oversees and approves goals and objectives for performance-based equity awards and evaluates performance against those goals
●Evaluates and approves compensation of the CEO
●Reviews risk assessment of compensation policies and practices
●Oversees development of executive succession plans, including recruitment, development and retention efforts for all employees
●Oversees strategies and policies related to human capital management, including matters such as diversity, equity and inclusion, workplace environment and culture, and talent recruitment, development, engagement and retention

Financial acumen. The Board has determined that each of Mses. Lesjak, Reynolds and Seidman and Messrs. Carter and D’Souza are “audit committee financial experts” (per SEC rules), and each of these directors is “financially literate” (per NYSE rules).

GE 2022 PROXY STATEMENT       19

Key Areas of Board Oversight

Strategy
The Board has oversight responsibility for management’s establishment and execution of corporate strategy. Elements of strategy are discussed at every regularly scheduled Board meeting, guided by the company-level priorities of continuing to strengthen our businesses, solidifying GE’s financial position, and driving long-term profitable growth. The Board also engages directly with the leaders of GE’s businesses and regularly reviews the businesses’ strategic and operational priorities, competitive environment, market challenges, economic trends and regulatory developments.

GE’s annual long-term strategy process focuses on key strategic questions identified for each business. The leadership teams from the businesses discuss these questions, and their business priorities for the coming year as informed by the long-term strategy process, with the Board during a two-day strategy session in December of each year. A long-term orientation and these key strategic questions continue to be integrated with how we set multi-year priorities across our businesses, as well as our budgets and operational and financial objectives. The Board at meetings throughout the year also regularly discusses capital allocation plans, the company’s performance against its operating plan and annual budget and potential mergers, acquisitions and dispositions with a view toward alignment with our strategic priorities.

Board-Driven Process for Strategic Plan to Form Three Independent Companies

In 2021, the full Board conducted a rigorous portfolio and business strategy review over several months, culminating in the announcement of a plan to separate GE’s businesses into three industry-leading public companies, focusing on the growth sectors of aviation, healthcare and energy. As standalone companies, we believe each business will benefit from greater focus, tailored capital allocation, and strategic flexibility to drive long-term growth and value for customers, investors, and employees.

Enterprise Risk Management
Risk assessment and risk management are the responsibility of the company’s management, and the Board has oversight responsibility for those processes. The Audit Committee assists with the oversight of the company’s enterprise risk management framework, and the Board has also delegated specific risk oversight responsibility to committees of the Board based on the expertise of those committees. Our Governance Principles and committee charters define the risk areas for which each committee has ongoing oversight responsibility, while the Board as a whole focuses on the most significant risks facing the company. Throughout the year, the Board and the committees to which it has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

GE’s Chief Risk Officer coordinates the company’s enterprise risk management framework and reports periodically to the Audit Committee and the full Board on risk topics. During 2021, reviews with the Audit Committee or Board have included discussions of top enterprise risks, risk management processes at the GE business-level, delegations of authority for significant transactions and expenditures, and risks related to the company’s strategic planning and priorities.

We typically organize enterprise risks into the broad categories of strategic, operational, financial, or legal and compliance risk. Risks identified through our risk management processes are prioritized and, depending on the probability and severity of the risk, escalated as appropriate. Senior management discusses these risks regularly with the risk owners within the businesses or at the Corporate level. Risk leaders within the businesses and corporate functions are responsible for presenting risk assessments and key risks to senior management and, when appropriate, to the Board or the relevant committee of the Board. For example, each GE business discusses its top enterprise risks during quarterly operating reviews, as well as risk mitigation strategies and other related considerations. In addition, GE business leaders periodically review their risk management programs and top risks with the Audit Committee, which is responsible for the oversight of GE’s overall enterprise risk management framework. Refer to the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of key risks that could have a material adverse effect on our business, reputation, financial position and results of operations.

Sustainability
GE is rising to the challenge of building a world that works, with a focus on opportunities for our technology in the future of smarter and more efficient flight, precision healthcare that personalizes diagnoses and treatments and the energy transition to drive decarbonization. We recognize the importance of these topics to our shareholders and other stakeholders, and sustainability is a driving force behind the work we do and the company’s long-term value. More information that may be of interest to a variety of stakeholders about GE’s sustainability approach, priorities and performance, including about safety, greenhouse gas emission reductions for our own operations and for our products, environmental stewardship, diversity and inclusion (as also discussed further below), supply chain and human rights and other matters, can be found in our Sustainability Report.

Sustainability is an integrated aspect of how we think about strategy and risk. Our Board and management believe the long-term interests of shareholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties including employees, recruits, customers, suppliers, GE communities, government officials and the public at large. We believe the integration of a sustainability lens with our daily operations, culture and company priorities is important to driving results. At the Board, these topics often span multiple functional categories and areas of oversight, and therefore oftentimes involve discussion at the full Board level rather than individual committees. In addition, our Governance Committee has oversight responsibility for GE’s priorities and external reporting related to sustainability matters, and our Audit Committee also plays a role in the oversight of such external reporting, including reporting on these matters in SEC filings and data quality related to this reporting.

For additional reporting on sustainability and ESG matters, see our ESG webpages, our 2020 Sustainability Report and our 2021 Diversity Annual Report (see “Helpful Resources” on page 77).

Our Reach
ENERGY TRANSITION 1/3 of the world’s electricity generated with the help of our technology	PRECISION HEALTHCARE Serve more than 1B patients per year	FUTURE OF FLIGHT Largest & youngest commercial fleet

20       GE 2022 PROXY STATEMENT

Board Oversight
Key Areas Related to Strategy, Risk & Sustainability

FULL BOARD	AUDIT COMMITTEE
●Long-term strategy ●Most significant risks facing GE ●Reviews with each business ●Financial performance ●Energy transition and climate change	●Financial statements, systems & reporting ●Regulatory, compliance and litigation risks ●Cybersecurity ●Enterprise risk management framework ●Auditors (internal and external)

GOVERNANCE & PUBLIC AFFAIRS COMMITTEE	MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE
●Corporate governance ●Public policy ●Environmental, health and safety matters ●Support of full Board’s oversight on climate change	●Human capital management, including diversity and pay equity ●Talent development ●Succession planning ●Executive compensation

Key Governance Processes
Management Level

OPERATING REVIEWS	ORGANIZATION & TALENT REVIEWS	LONG-TERM STRATEGY REVIEWS	BUDGET PROCESS
Quarterly GE CEO reviews with each business on their operating priorities, execution against plan and top risks	Annual GE CEO review dedicated to organization and critical talent strategy to drive business results, including action plans related to cultural transformation and diversity	Annual long-range review of business strategy, technology roadmap and competitive position, including investment requirements to deliver sustainable growth	Annual budget planning process, designed to focus shorter-term financial execution and investments profile to deliver long-term strategic objectives

Enterprise Risk Management Framework

STRATEGIC RISK	OPERATIONAL RISK	FINANCIAL RISK	LEGAL & COMPLIANCE RISK	REPUTATIONAL RISK

GE 2022 PROXY STATEMENT       21

Other Governance Policies & Practices

Director Attendance at Meetings

The Board expects directors to attend all meetings of the Board and the committees on which the director serves as well as the annual shareholders meeting.

BOARD/COMMITTEE MEETINGS. In 2021, each of our current directors attended at least 75% of the meetings held by the Board and committees on which the member served during the period the member was on the Board or committee. Average attendance by our current directors for these meetings was 95% during 2021.

ANNUAL SHAREHOLDERS MEETING. All 11 of our director nominees for 2021 attended the 2021 Annual Meeting.

Board Integrity Policies

CODE OF CONDUCT. All directors, officers and employees of GE must act ethically at all times and in accordance with GE’s code of conduct (The Spirit & The Letter). Under the Board’s Governance Principles, the Board does not permit any waiver of any ethics policy for any director or executive officer. The Spirit & The Letter, and any amendments to the code that we are required to disclose under SEC rules, are posted on GE’s website (see “Helpful Resources” on page 77).

CONFLICTS OF INTEREST. All directors are required to recuse themselves from any discussion or decision affecting their personal, business or professional interests. If an actual or potential conflict of interest arises, the director is required to promptly inform the CEO and the lead director. The Governance Committee reviews any such conflict of interest. If any significant conflict cannot be resolved, the director involved is expected to resign.

Limits on Director Service on Other Public Boards

GE POLICY. As discussed in detail in the Board’s Governance Principles, and summarized in the table below, the Board has adopted policies designed to help ensure that all of our directors have sufficient time to devote to GE matters.

PERMITTED # OF PUBLIC COMPANY BOARDS (INCLUDING GE)
Public company executives	2*
Other directors	4
PERMITTED # OF PUBLIC COMPANY AUDIT COMMITTEES (INCLUDING GE)
Audit Committee member	3
OTHER RESTRICTIONS
Lead Director	Absent special circumstances should not serve as lead director, chair or CEO of another public company

*	Service on the board of a public company for which a director serves as an executive, together with service on the board of any public company subsidiary or public affiliates as part of the director’s executive responsibilities, shall count as one board for purposes of this limit.

HOW WE APPLIED TO HORTON. In appointing Mr. Horton as lead director, the Board considered the fact that Mr. Horton is also the lead director for Walmart. In reviewing Mr. Horton’s time commitment at Walmart, the Board noted that Walmart separates the roles of Chairman and CEO, mitigating the potential time commitment of the lead director. The Board determined that Mr. Horton could serve in both roles under the circumstances.

HOW YOU CAN FIND MORE INFORMATION ABOUT OUR GOVERNANCE PRACTICES

Each year we review GE’s governance documents and modify them as appropriate. These documents include the Board’s Governance Principles — which include our director qualifications and director independence guidelines — as well as Board committee charters. The web links for these materials can be found under “Helpful Resources” on page 77.

HOW YOU CAN COMMUNICATE WITH YOUR BOARD

The Audit Committee and the independent directors have established procedures to enable anyone who has a comment or concern about GE’s conduct — including any employee who has a concern about our accounting, internal accounting controls or auditing matters — to communicate that comment or concern directly to the lead director or to the Audit Committee. Information on how to submit these comments or concerns can be found on GE’s website (see “Helpful Resources” on page 77).

22       GE 2022 PROXY STATEMENT

Related Person Transactions & Other Information
HOW WE REVIEW AND APPROVE TRANSACTIONS. We review all relationships and transactions in which the company and our directors and executive officers or their immediate family members participate if the amount involved exceeds $120,000. The purpose of this review is to determine whether they have a material interest in the transaction, including an indirect interest. The company’s legal staff is primarily responsible for making these determinations based on the relevant facts and circumstances, and for developing and implementing processes and controls for obtaining information about these transactions from directors and executive officers. In addition, the Governance Committee reviews and approves any such related person transaction. As described in the Governance Principles, which are available on GE’s website (see “Helpful Resources” on page 77), in the course of reviewing and approving a disclosable related person transaction, the Governance Committee considers the factors in the box below. As SEC rules require, we disclose in this proxy statement all such transactions that are determined to be directly or indirectly material to a related person. During 2021, there were no related person transactions meeting the requirements for disclosure in this proxy statement.

FACTORS USED IN ASSESSING RELATED PERSON TRANSACTIONS
●Nature of related person’s interest in transaction

●Material transaction terms, including amount involved and type of transaction

●Importance of transaction to related person and GE

●Whether transaction would impair a director or executive officer’s judgment to act in GE’s best interest

●Any other matters the committee deems appropriate, including any third-party fairness opinions or other expert reviews obtained in connection with the transaction

For a description of shareholder derivative lawsuits involving certain current and former GE executives and members of the Board, refer to Note 22. Commitments, Guarantees, Product Warranties and Other Loss Contingencies in GE’s financial statements in our 2021 Annual Report on Form 10-K.

Independent Oversight of Political Spending

The Governance Committee, composed solely of independent directors, oversees the company’s political spending and lobbying. This includes political and campaign contributions as well as any contributions to trade associations and other tax-exempt and similar organizations that may engage in political activity. As part of its oversight role in public policy and corporate social responsibility, the Governance Committee is responsible for the following:

●	Policy oversight. A yearly review of GE’s political spending policies and lobbying practices.
●	Budget oversight. Approval of GE’s annual budget for political activities.
●	Reporting. Oversight of a report on the company’s political spending, which is updated twice each year and made available on our ESG website (see “Helpful Resources” on page 77).

GE currently discloses the names of all trade associations receiving more than $50,000 from the company, including the portion of the company’s payment used for lobbying or political expenditures, as well as any contributions to 501(c)(4)s, beginning with contributions made in 2018. GE’s political spending has declined in recent years, and in 2021 GE did not contribute any corporate funds to political campaigns, committees or candidates for public office.

GE 2022 PROXY STATEMENT       23

Stock Ownership Information

Common Stock & Total Stock-Based Holdings Table
The following table includes all GE stock-based holdings, as of December 31, 2021, of our directors and nominees, named executives, directors, nominees and executives as a group, and beneficial owners of more than 5% of our common stock.

	COMMON
DIRECTORS	STOCK	TOTAL
Stephen Angel	6,065	6,065
Sébastien Bazin	0	18,181
Ashton Carter	0	3,643
Francisco D’Souza	18,937	42,463
Edward Garden	4,016,414	4,026,113
Isabella Goren	37	37
Thomas Horton	6,906	17,246
Risa Lavizzo-Mourey	3,125	14,109
Catherine Lesjak	0	7,051
Tomislav Mihaljevic	0	0
Paula Rosput Reynolds	4,900	13,481
Leslie Seidman	1,812	14,914
James Tisch	442,500	469,188
Total	4,500,696	4,632,491

	COMMON STOCK
NAMED EXECUTIVES	STOCK	OPTIONS	TOTAL
H. Lawrence Culp, Jr.	1,890,661	0	2,204,516
Carolina Dybeck Happe	0	0	554,563
John Slattery	0	22,482	288,753
Russell Stokes	41,995	202,116	481,419
Kieran Murphy	25,317	171,295	486,966
Total	1,957,973	395,893	4,016,217

DIRECTORS, NOMINEES &	COMMON STOCK	TOTAL
EXECUTIVES
As a group (23 people)	7,713,950	10,261,552

5% BENEFICIAL OWNERS	COMMON STOCK
T. Rowe Price Associates	115,488,862
The Vanguard Group	82,214,690
BlackRock, Inc.	68,206,900
Fidelity Management & Research	63,476,985
Total	329,387,437

PERCENTAGE OWNERSHIP
●No director or named executive owns more than one-tenth of 1% of the total outstanding shares of GE common stock, other than Mr. Garden, who may be deemed to indirectly beneficially own 0.4% of our outstanding shares as a result of his affiliation with Trian (see note 1 below) and Mr. Culp, who has sole voting but not investment power over 0.2% of our outstanding shares.

●T. Rowe Price, Vanguard, BlackRock and Fidelity own 10.5%, 7.5%, 6.2% and 5.8%, respectively, of our total outstanding shares.

COMMON STOCK. This column shows beneficial ownership of our common stock as calculated under SEC rules. Except to the extent noted below, everyone included in the table has sole voting and investment power over the shares reported. None of the shares are pledged as security by the named person, although standard brokerage accounts may include non-negotiable provisions regarding set-offs or similar rights.(1) For the named executives, the Stock sub-column includes non-voting interests that may be converted into shares of GE common stock within 60 days, including RSUs. This column also includes shares that may be acquired under stock options that are currently exercisable or will become exercisable within 60 days (see the Options sub-column).

For Mr. Culp, this column also includes 1,742,878 performance shares over which he has sole voting but no investment power.

TOTAL. This column shows the individual’s total GE stock-based holdings, including voting securities shown in the Common Stock column (as described above), plus non-voting interests such as PSUs (included at the target payout level) and other interests that cannot be converted into shares of GE common stock within 60 days, including, as appropriate, RSUs, DSUs, deferred compensation accounted for as units of GE stock, and stock options. As described under “Director Compensation” on page 51, directors must hold the DSUs included in this column until one year after leaving the Board.

COMMON STOCK & TOTAL. Both columns include the following shares over which the named individual has shared voting and investment power through family trusts or other accounts: Angel (5,927), Cox (13,335), Culp (147,783), Garden (4,016,414)(1), Horton (6,906), Reynolds (537), Strazik (13,520), Timko (1,250) and Tisch (442,500)(2).

DIRECTORS, NOMINEES & EXECUTIVES. These columns show ownership by our directors, nominees and executive officers as a group. This row includes: (1) 1,016,723 shares that may be acquired under stock options that are or will become exercisable within 60 days, (2) 5,292 RSUs that vest within 60 days, (3) 4,648,172 shares over which there is shared voting and investment power, and (4) 1,742,878 shares over which there is sole voting power but no investment power. Current directors and executive officers as a group own approximately 1.0% of GE’s total outstanding shares, including those shares owned by Trian SPV X (see note 1).

5% BENEFICIAL OWNERS. This column shows shares beneficially owned by T. Rowe Price Associates, 100 East Pratt Street, Baltimore, MD 21202; The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355; BlackRock Inc., 55 East 52nd Street, New York, NY 10055; and FMR LLC (Fidelity), 245 Summer Street, Boston, MA 02210; as follows:

	T. ROWE
(# OF SHARES)	PRICE	VANGUARD	BLACKROCK	FIDELITY
Sole voting	49,069,480	0	59,597,738	6,178,216
power
Shared voting	0	1,677,190	0	0
power
Sole investment 115,488,862		77,917,990	68,206,900 63,476,985
power
Shared	0	4,296,700	0	0
investment
power

The foregoing information is based solely on a Schedule 13G/A filed by T. Rowe Price with the SEC on February 14, 2022, a Schedule 13G/A filed by Vanguard with the SEC on February 9, 2022, a Schedule 13G/A filed by Fidelity with the SEC on February 9, 2022, and a Schedule 13G filed by BlackRock with the SEC on February 1, 2022, as applicable.

(1)	For Mr. Garden, this column refers to 4,016,414 shares owned Trian SPV (Sub) X, L.P (Trian SPV X). Trian, an institutional investment manager, serves as the management company for Trian SPV X and as such determines the investment and voting decisions of Trian SPV X with respect to the shares of the company held by Trian SPV X. None of such shares are held directly by Mr. Garden. Mr. Garden is a member of Trian Fund Management GP, LLC, which is the general partner of Trian, and therefore is in a position to determine the investment and voting decisions made by Trian on behalf of Trian SPV X. Accordingly, Mr. Garden may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act)) the shares owned by Trian SPV X. Mr. Garden disclaims beneficial ownership of such shares for all other purposes.
(2)	For Mr. Tisch, this refers to 67,500 shares owned by a Tisch family trust and 375,000 shares owned by Loews Corporation, of which Mr. Tisch is the CEO, President, a director and shareholder. Mr. Tisch disclaims beneficial ownership of the shares owned by Loews Corporation except to the extent of his pecuniary interest, if any, in those shares.

DELINQUENT SECTION 16(a) REPORTS. Based upon a review of reports and written representations furnished to it, General Electric believes that during 2021, no director, officer, or other person subject to Section 16(a) of the Exchange Act (Section 16) with respect to General Electric failed to file on a timely basis any report required by Section 16. However, in 2021, Ms. Rosput Reynolds reported on Form 4 one purchase of 51 shares that was transacted in 2020 on her behalf by her investment manager in a managed account without her knowledge or approval.

24       GE 2022 PROXY STATEMENT

MANAGEMENT
PROPOSAL NO. 2

Advisory Approval of Our Named Executives’ Pay

What are you voting on?
We are asking shareholders to approve on a non-binding basis the compensation paid to our named executives, as described in this proxy statement.

We hold say-on-pay votes annually. Under the Board’s policy of providing for annual say-on-pay votes, the next say-on-pay vote will occur at our 2023 Annual Meeting.

Your Board recommends a vote FOR the say-on-pay proposal

Why the Board recommends a vote FOR the say-on-pay proposal. The Board believes that our compensation policies and practices are effective in achieving the goals of the compensation program, and that our actions have been responsive to shareholder feedback related to last year’s say-on-pay vote.

Compensation

To Our Shareholders,

As members of the Management Development & Compensation Committee, we want to thank the many of you that have met with and provided feedback to us over the course of the last year. In 2021 the company met with shareholders representing nearly 80% of institutional share ownership. Members of the committee actively participated in and led meetings with over 60% of institutional shareholders.

We were pleased to hear many shareholders favorably acknowledge enhancements we have made to GE’s compensation program during the past few years, including shifting the mix of long-term incentives from cash to equity, increasing external alignment with the use of a compensation peer group and continuing to refine our compensation metrics to help drive company priorities. Shareholders did not signal concerns with any fundamental aspects of our compensation program design. Based on our extensive engagement, the concerns underlying last year’s say-on-pay vote centered on two main areas.

First was the grant of performance shares to our CEO Larry Culp in August 2020, as part of the company’s agreement to extend his leadership by two years through at least August 2024. Shareholders have been overwhelmingly supportive of Larry and the action in 2020 to extend the term of his employment. But there was shareholder concern around the timing, size and structure of the 2020 retention grant made as part of the extension.

After considering shareholders’ feedback and a range of alternatives, the committee and Larry have agreed to reduce his annual equity incentive grant for 2022 from $15 million as was provided in his employment agreement to $5 million, representing a 67% reduction of annual equity. This action reflects our desire to continue incentivizing Larry to lead GE’s transformation and improve the company’s financial performance alongside the rest of the senior leadership team, his demonstrated strong performance as CEO and our Board’s support for his leadership. It also reflects our desire to recognize and meaningfully respond to our shareholders.

Larry has done and continues to do an extraordinary job as the leader of our company, and we believe all shareholders are pleased that he has been retained and committed to remaining in place until 2024 at a minimum as we execute our previously announced spins and renewal of our businesses.

The second area of concern was the way that discretion was used in 2020 annual bonuses for our businesses. With that feedback in mind, the proxy this year demonstrates an approach to annual bonuses that is formulaic and based only on the predetermined performance metrics for our businesses. We did not apply discretion in determining bonus pool funding or individual bonuses for named executives. Many shareholders expressed that the exercise of discretion in our bonus program should not be common, and should be well-explained in disclosure when necessary. We agree and saw no basis to use discretion this year, with the result that we had starkly differentiated bonus funding by business. For example, our Aviation business performed well in 2021 and had bonus funding at 113% of target, while our Renewable Energy business had a challenging year and missed each of its performance metrics, resulting in bonus funding of 0%.

We are grateful to those of you who provided feedback that informed these actions, and we hope to have your support on this year’s say-on-pay vote. We thank you for your support of GE.

Management Development & Compensation Committee

THOMAS HORTON	SÉBASTIEN BAZIN	FRANCISCO D’SOUZA	EDWARD GARDEN	PAULA ROSPUT REYNOLDS
(Chair)

GE 2022 PROXY STATEMENT       25

Shareholder Engagement on the 2021 Say-on-Pay Vote

EXTENSIVE ENGAGEMENT Met with shareholders representing 76% of outstanding shares held by institutional investors

In 2021, we received approximately 42% support for our annual say-on-pay proposal. The Management Development & Compensation Committee and entire Board take the outcome of this vote seriously and have been highly focused on understanding and responding to our shareholders’ feedback reflected in this vote. Through the company’s engagement efforts, the committee sought to elicit and consider a full range of shareholders’ perspectives related to GE’s executive compensation program, program design elements and specific actions, to inform appropriate responses to the say-on-pay vote.

We held meetings with shareholders representing 53% of our outstanding common stock and 76% of our common stock held by institutional investors. The chair and other members of our Management Development & Compensation Committee led meetings with shareholders representing 42% of our outstanding common stock and 61% of common stock held by institutional investors. Our engagements also included representatives from our Legal, Human Resources and Investor Relations teams.

In evaluating potential changes to executive compensation, the committee reviewed shareholder feedback, which represented a spectrum of views from different shareholders. As part of these engagements, many shareholders favorably acknowledged changes and enhancements we have made to GE’s program during the past few years, including changes described on the following page. This supported our conclusion that most shareholders did not have concerns with any fundamental aspects of our compensation program design, but voted against say-on-pay in 2021 based on specific compensation actions taken for 2020. The following table provides an overview of the two main areas of concern that shareholders expressed as underlying last year’s vote, and actions the committee has taken in response to those concerns.

What we heard	What we have done to respond

Shareholders have been overwhelmingly supportive of our CEO and extending his leadership, but the primary area of concern underlying the low say-on-pay vote was about the timing, size and structure of the 2020 retention grant made as part of the extension. Shareholders expressed a range of views about actions that might be appropriate in response, and we heard from shareholders who:

●had no expectation the 2020 grant should be revisited;

●supported the 2020 grant and the strong retention that it provides;

●asked about the possibility of modifying targets in the 2020 grant; and

●asked about the possibility of lowering the value of future grants.

●The 2020 grant was driven by unique and extraordinary circumstances; as such, the Board does not intend to enter into a similar modification of the CEO’s employment agreement again in the future.

●After considering a range of alternatives, the committee agreed with the CEO to reduce his annual equity incentive grant for 2022 from a grant date fair value of $15 million to $5 million, representing a 67% reduction of annual equity compared to the amount previously provided in the CEO’s employment agreement.

●We agree with the views expressed by a majority of shareholders we met with that revisiting the 2020 grant was not a necessary action; that grant provides strong retentive value that many shareholders support.

Some shareholders did not support the way discretion was used to increase bonus funding compared to a more formulaic approach. These shareholders expressed a desire to see better alignment between future bonus payments and GE’s performance, with any future use of discretion well-explained in disclosure.	Our annual bonuses for 2021 were formulaic and based only on the predetermined performance metrics for our businesses. We did not apply discretion in determining bonus pool funding or individual bonuses for named executives. We will use discretion sparingly in determining bonus pools, and if discretion is warranted in the future will be accompanied by enhanced disclosure to explain the rationale.

See the letter from the Management Development & Compensation Committee on page 25 for more information about our say-on-pay response.

26       GE 2022 PROXY STATEMENT

Regular Outreach to Seek Shareholder Feedback

The Board views shareholder engagement as a continuous process and regularly seeks feedback directly from our shareholders. Through these engagements, we receive constructive feedback on executive compensation that informs the committee’s program design and specific decisions.

The Board remains committed to continuing the dialogue with shareholders regarding our compensation philosophy and practices.

Compensation Program Structural Improvement

Our compensation programs focus leadership on key areas that drive the business forward and align to the interests of our shareholders. The committee considers many factors when evolving our compensation programs, including alignment with the company’s strategy, market practice and trends, and shareholder feedback, including the results of say-on-pay votes. We have taken numerous actions over the past several years to enhance our programs, strengthen the links between pay and performance and incentivize management to deliver for shareholders, including the following:

●	2018-2019

●Increased accountability with alignment of annual incentive at GE businesses to business-level performance goals, rather than total company performance goals … simpler annual bonus plan focused on earnings and cash generation
●Began shift to greater proportion of equity as percentage of total compensation, reducing proportion of cash in pay mix
●Adopted compensation peer group for benchmarking and greater external perspective in compensation program design and actions

●	2020-2021

●Increased use of performance-based equity by granting PSUs to a broader group of executives
●Continued refinement of PSU metrics to align with peers and company performance goals … in 2020, adopted more tailored relative TSR metric based on S&P Industrial Index rather than S&P 500 … in 2021, added GE-specific metrics based on earnings and free cash flow performance, in response to shareholder feedback
●Introduced modifier for safety performance in annual incentive plan … drives alignment with important company priority, and aligned with growing investor interest in incorporating ESG metrics in compensation program design

●	2022

●Added operating profit as an additional annual incentive plan metric, to drive continued focus on the priority of increasing profitability as we prepare to form three independent companies
●Refined weighting of annual incentive plan metrics to be more tailored by business … allows greater alignment for each business with specific financial priorities (e.g., variability in weighting for top-line growth vs. profitability vs. cash flow)

GE 2022 PROXY STATEMENT       27

Overview of Our Executive Compensation Program

The executive compensation discussion in this proxy statement focuses on the compensation decisions for our named executives, however our compensation program and plans described below generally apply broadly across GE’s executives.

Compensation Philosophy

The table below describes the key factors the Management Development & Compensation Committee considers when designing pay programs and making compensation decisions.

OBJECTIVE	HOW OUR COMPENSATION PROGRAM SUPPORTS THIS PHILOSOPHY
Drive Accountability and Performance
●Our incentive programs are designed to drive accountability for executing our strategy.
●Annual bonuses are tied to business unit results for business unit executives or to total company performance for corporate executives; annual equity awards for all executives are based on overall company performance.
●We set target performance levels that are challenging and aligned to the goals we communicate to investors.
●We set commensurately more challenging goals in association with above-target payout levels.

Incentivize Short- and Long-Term Performance
●Our program provides an appropriate mix of compensation elements.
●Cash payments reward achievement of short-term goals while equity awards encourage our named executives to deliver sustained strong results over multi-year performance periods.
●The committee continues to increase the portion of our executive compensation delivered in the form of long-term equity incentive compensation, rather than cash, to further align our executives with investors’ interests.

Attract and Retain Top Talent
●Provide competitive compensation programs that attract and retain talented executives with a strong track record of success, assuring a high performing and stable leadership team to lead our businesses.
●Continue to monitor market trends and align compensation programs with market where relevant.

No Excessive Risk Taking
●Our equity awards have specific holding and retention requirements for senior executives, which discourage excessive risk taking by keeping long-term compensation aligned with our share price performance even after it is earned.
●The committee retains discretion to adjust compensation for quality of performance and lack of adherence to company values, and in cases of detrimental misconduct pursuant to our clawback policy.

2021 Compensation Program Components

The table below sets forth the primary components of our executive compensation program framework.

	Fixed	Performance-Based / At-Risk
	Short-Term Incentive		Long-Term Equity-Based Incentive (generally 3-year vesting)
Component	SALARY	BONUS	PSUs	OPTIONS	RSUs
Link to Shareholder Value	Provide base pay level aligned with roles, responsibilities and individual performance to attract and retain top talent	Deliver on annual investor framework Serves as key compensation vehicle for differentiating performance each year

Focus executives on the achievement of specific financial performance goals directly aligned with our operating and strategic plans, and with a TSR modifier based on three-year return from stock price appreciation and dividends

PSUs provide a significant stake in the long-term financial success of GE that is aligned with shareholder interests and promote employee retention

				Reward stock price performance over time	Provide for long-term employee retention

Performance-Based Compensation Structure

CEO 2021 TARGET COMPENSATION	AVERAGE 2021 TARGET COMPENSATION FOR OTHER NEOs

28       GE 2022 PROXY STATEMENT

Peer Group and Benchmarking

DETERMINING OUR PEER GROUP. Since 2019, the committee has used a peer group for compensation benchmarking purposes. Based on the criteria set forth below, the committee reviews the peer group each year and made no changes to the peer group for 2021.

In determining the peer group, the committee considered the following factors:

●Industry – companies operating in similar or comparable industry spaces and with comparable operational scope
●Size – companies that are comparable to GE in terms of revenues, market capitalization and number of employees
●Investment Peers – U.S. public companies whose performance is monitored regularly by the same market analysts who monitor GE

HOW WE USE THE PEER GROUP. The committee uses the peer group to assess the pay level of our executives, pay mix, compensation program design and pay practices. The peer group is also used as a reference point when assessing individual pay, though pay decisions are also supplemented by input from the company’s independent compensation consultant and are impacted by internal equity, retention considerations, succession planning and internal GE dynamics.

PEER COMPANIES
3M Abbott Laboratories Boeing Caterpillar Chevron Cisco Deere DuPont Exxon Mobil Ford General Dynamics General Motors	Honeywell HP IBM Intel Johnson Controls Johnson & Johnson Lockheed Martin Medtronic Northrup Grumman Raytheon Technologies United Parcel Service

Overview of Our Incentive Compensation Plans

This section provides an overview of GE’s incentive compensation plans and how GE performed against the goals established under its 2021 annual bonus program and 2019 PSUs. See “Compensation Actions for 2021” on page 33 for details about 2021 compensation for each of our named executives.

Annual Bonuses

We provide annual cash incentive opportunities to our named executives under GE’s Annual Executive Incentive Plan (AEIP). The targets for awards under the AEIP are designed to drive company and business unit performance, based on financial and operational priorities. When determining the annual incentive award payable to each executive officer, the committee considers performance achieved relative to these pre-established targets to determine the AEIP pool funding for Corporate and each relevant GE business. While the committee has the ability under the AEIP to apply discretion at the business and individual levels when appropriate, we have engaged with shareholders and have heard the concerns some of them have expressed about the use of this discretion for bonuses in 2020. In the 2021 bonuses for named executives, as described below, no discretion was used.

METRICS FOR THE ANNUAL BONUS POOL. The committee sets the performance goals for the Corporate and business unit bonus pools. For 2021, financial metrics for the annual bonus program were free cash flow, organic margin expansion and organic revenue growth. The committee selected these metrics, and weighted them to incentivize strong performance across key drivers of long-term value creation, and these metrics also reflect how the businesses are managed internally. In addition, to further align the AEIP with GE’s overarching operational priority of safety, the committee for the first time in 2021 applied a performance modifier to increase or decrease awards by up to 10% based on achievement of defined safety metrics. The safety performance modifier was determined based on an assessment for each business of the following safety metrics relative to targets set at the beginning of the performance year: injury and illness rates; serious incidents; fatalities; and overall safety culture and progress since the prior year. For 2021, the bonus pool performance metrics continued to be based upon company-wide results for our Corporate named executives, and upon business unit results for named executives who lead an individual business.

HOW THE BONUS PROGRAM WORKS. We pay cash bonuses to our named executives each February or March for the prior performance year. All employees at the executive-band level and above within GE are eligible to participate in the annual bonus program. For our named executives, target bonuses are typically set at 100-150% of salary.

In February following the performance period, the committee assesses performance against the financial metrics for the prior year to determine the payout level for each bonus pool. The CEO also leads an assessment of each named executive’s performance against relevant business and personal priorities, and makes recommendations to the committee related to compensation for each executive. In doing so, he receives input and data from our Chief Human Resources Officer. The Chief Human Resources Officer also provides input and information as to the CEO’s compensation directly to the committee for their consideration. The CEO has no role in the committee’s determination of his bonus. These assessments inform the committee’s compensation decisions for named executives each year, and provide a basis for the committee to consider whether factors such as the quality of financial or operating results or the impact of extraordinary or usual events should be considered in those compensation decisions. For 2021, the committee sought to eliminate all use of discretion, and individual performance factors were not considered for bonus determinations of our named executives.

NAMED EXECUTIVE OFFICER BONUS DETERMINATIONS

BASE SALARY	TARGET AWARD PERCENTAGE	COMPANY/ BUSINESS PERFORMANCE	SAFETY MODIFIER (+/-10%)

GE 2022 PROXY STATEMENT       29

How We Performed Against Annual Bonus Targets for 2021

The chart below sets forth how Corporate (based on total company) and each of the business units performed relative to the targets under the AEIP for the 2021 performance period. As noted above, in our engagement with shareholders we have heard some concerns about the use of discretion for bonuses in 2020. As part of our response to that feedback, the bonuses awarded to our named executive officers for 2021 are based solely on the relevant performance metrics with no use of discretion.

CORPORATE. For our Corporate named executives—Mr. Culp and Ms. Dybeck Happe —bonuses were evaluated based upon the achievement of performance goals for the company as a whole.

	AEIP POOL FINANCIAL PERFORMANCE METRICS	THRESHOLD (50%)	TARGET (100%)	MAXIMUM (150%)	WEIGHT	RESULT	SAFETY PERFORMANCE MODIFIER (+/- 10%)	BONUS POOL PAYOUT
GE Corporate	Free Cash Flow ($M)*					150%	-5%	112%
	Organic Margin Expansion (bps)*					117%
	Organic Revenue Growth*					56%

AEIP metrics for Corporate were set and are reported here using our prior three-column financial statement metrics of GE Industrial free cash flow, GE Industrial adjusted organic profit margin expansion and GE Industrial organic revenue growth. Refer to our Annual Report on Form 10-K for 2021 results on the current one-column reporting basis.

AVIATION. Mr. Slattery’s bonus was based upon the achievement of performance goals for the Aviation business, for which he is the CEO.

	AEIP POOL FINANCIAL PERFORMANCE METRICS	THRESHOLD (50%)	TARGET (100%)	MAXIMUM (150%)	WEIGHT	RESULT	SAFETY PERFORMANCE MODIFIER (+/- 10%)	BONUS POOL PAYOUT
Aviation	Free Cash Flow ($M)*					150%	-5%	107%
	Organic Margin Expansion (bps)*					150%
	Organic Revenue Growth*					0%

AVIATION SERVICES. Mr. Stokes’s bonus was based upon the achievement of performance goals for the Aviation Services business, for which he is the CEO.

	AEIP POOL FINANCIAL PERFORMANCE METRICS	THRESHOLD (50%)	TARGET (100%)	MAXIMUM (150%)	WEIGHT	RESULT	SAFETY PERFORMANCE MODIFIER (+/- 10%)	BONUS POOL PAYOUT
Aviation Services	Free Cash Flow ($M)*					150%	-5%	104%
	Organic Margin Expansion (bps)*					51%
	Organic Revenue Growth*					87%

*	Non-GAAP Financial Measure. For information on how these metrics are calculated, see “Explanation of Non-GAAP Financial Measures and Performance Metrics” on page 75.
**	The company does not report free cash flow, organic margin expansion or organic revenue growth metrics at the sub-segment level for Aviation Services.

30       GE 2022 PROXY STATEMENT

HEALTHCARE. Mr. Murphy’s bonus was based upon the achievement of performance goals for the Healthcare business, for which he was the CEO until the end of 2021.
	AEIP POOL FINANCIAL PERFORMANCE METRICS	THRESHOLD (50%)	TARGET (100%)	MAXIMUM (150%)	WEIGHT	RESULT	SAFETY PERFORMANCE MODIFIER (+/- 10%)	BONUS POOL PAYOUT
Healthcare	Free Cash Flow ($M)*					131%
	Organic Margin Expansion (bps)*					104%	+5%	100%
	Organic Revenue Growth*					61%

RENEWABLE ENERGY. There were no named executives from the Renewable Energy business for 2021.
	AEIP POOL FINANCIAL PERFORMANCE METRICS	THRESHOLD (50%)	TARGET (100%)	MAXIMUM (150%)	WEIGHT	RESULT	SAFETY PERFORMANCE MODIFIER (+/- 10%)	BONUS POOL PAYOUT
Renewable Energy	Free Cash Flow ($M)*					0%
	Organic Margin Expansion (bps)*					0%	-10%	No Payout
	Organic Revenue Growth*					0%

POWER. There were no named executives from the Power business for 2021.
	AEIP POOL FINANCIAL PERFORMANCE METRICS**	THRESHOLD (50%)	TARGET (100%)	MAXIMUM (150%)	WEIGHT	RESULT	SAFETY PERFORMANCE MODIFIER (+/- 10%)	BONUS POOL PAYOUT
Gas Power	Free Cash Flow ($M)*					150%
	Organic Margin Expansion (bps)*					60%	-5%	122%
	Organic Revenue Growth*					150%
Steam, Power Conversion and Nuclear	Free Cash Flow ($M)*					136%
	Organic Margin Expansion (bps)*					50%	+5%	107%
	Organic Revenue Growth*					88%

*	Non-GAAP Financial Measure. For information on how these metrics are calculated, see “Explanation of Non-GAAP Financial Measures and Performance Metrics” on page 75.
**	The company does not report free cash flow, organic margin expansion or organic revenue growth metrics at the sub-segment level within the Power business.

GE 2022 PROXY STATEMENT       31

Overview of Long-Term Incentive Compensation

As part of our annual compensation program we use a mix of long-term incentive compensation awards: Performance Stock Units (PSUs), Restricted Stock Units (RSUs) and stock options.

HOW WE DETERMINE AWARD AMOUNTS. In determining award amounts, the committee evaluates each executive’s overall compensation relative to the market for similar talent, the mix of cash versus equity as a percentage of the executive’s overall compensation, the executive’s expected future contribution to the success of the company and the retentive value of such awards. In 2021, our annual equity incentive awards for senior executives other than Mr. Culp (who only received PSUs) were weighted approximately 50% as PSUs, 30% as stock options and 20% as RSUs.

WE USE PSUs TO ALIGN PAY WITH PERFORMANCE. We see PSUs as a means to focus our named executives on particular goals, including long-term operating goals. Consistent with this philosophy, in recent years we have expanded the number of senior leaders receiving PSU awards to drive greater alignment between these executives and shareholders. PSUs have formulaically determined payouts that are earned only if the company achieves specified performance goals. PSUs reward and retain the named executives by offering them the opportunity to receive GE stock if the performance goals are achieved and if they are still employed by us on the date the restrictions lapse.

OUR CEO’S LONG-TERM INCENTIVE AWARDS ARE ENTIRELY PERFORMANCE-BASED. Since he was hired in 2018, all of Mr. Culp’s equity awards have been in the form of performance-based equity, as agreed in his employment agreement. By granting Mr. Culp solely performance-based equity, the committee has put more of Mr. Culp’s compensation at risk, providing him with increased incentive to drive longer-term improvements in the business.

WHY WE USE STOCK OPTIONS AND RSUs. We believe that stock options and RSUs effectively focus our named executives on delivering long-term value to our shareholders. Options have value only to the extent that the price of GE stock rises between the grant date and the exercise date. RSUs reward and retain the named executives by offering them the opportunity to receive GE stock if they are still employed by the company on the date the restrictions lapse.

OUR POLICY ON DIVIDEND EQUIVALENTS. With respect to PSUs, performance shares and RSUs, dividend equivalents or dividends, as applicable, are paid out only on shares actually received.

2019 PSUs HAD NO PAYOUT. The annual PSUs granted to the named executives in 2019 could convert into shares of GE stock at the end of the approximately three-year performance period based on GE’s Total Shareholder Return (TSR) versus the S&P 500 Index, from the beginning of the performance period of March 19, 2019 through December 31, 2021. The company did not meet this performance goal, and accordingly the committee, in February 2022, cancelled all 2019 PSUs with no payout, including for Messrs. Culp, Murphy and Stokes.

			(2019-2021)
2019 PSU PERFORMANCE GOAL	HOW MEASURED	WEIGHTING	THRESHOLD EARN 25%	TARGET EARN 100%	MAXIMUM EARN 175%	RESULT
Relative TSR	Cumulative GE TSR vs. S&P 500 Index	100%				No Payout

2020 PSUs. The annual PSUs granted to the named executives in 2020 had similar terms to those that were granted to all executives in 2019, with an approximately three-year performance period based on GE’s TSR versus the S&P 500 Industrial Index. The S&P 500 Industrial Index performance metric represents a more tailored group of industry peers as compared to the S&P 500 Index, which was used in prior years.

2021 PSUs. The annual PSUs granted to the named executives in 2021 could convert into shares of GE stock at the end of the three-year performance period based on performance under GE’s one-year 2021 adjusted Earnings per Share (50% weighting) and Free Cash Flow (50% weighting) targets and modification of +/- 20% based on three-year relative TSR versus the S&P 500 Industrials Index, with proportional adjustment for performance between threshold, target and maximum. Performance below threshold against the one-year adjusted Earnings per Share and Free Cash Flow results in no PSUs being earned. The named executives may receive between 0% and 175% of the target number of PSUs granted. The committee selected the 2021 PSU metrics of Earnings per Share and Free Cash Flow to add operating metrics to the PSU design, rather than using only relative TSR as in prior years. The committee chose these operating metrics to incentivize and focus management on both profitability and cash generation, and these continue to be important financial priorities as we execute on our plan to form three independent companies. The use of a one-year performance period for Earnings per Share and Free Cash Flow reflects variability in these metrics and the challenges of setting long-term financial targets in the face of difficult macroeconomic conditions.

2021 RSUs AND STOCK OPTIONS. The annual RSUs and stock options granted in 2021 will vest in two equal installments on the second and third anniversary of the grant date.

32       GE 2022 PROXY STATEMENT

Compensation Actions for 2021

H. Lawrence Culp, Jr. CHAIRMAN & CEO Age: 58 Education: Washington College; MBA, Harvard Business School GE Tenure: 3 Years

CURRENT AND PRIOR ROLES
Chairman & CEO (since September 2018); former senior lecturer, Harvard Business School (2015-2018); former Senior Advisor, Bain Capital Private Equity (2017-2018); former CEO & President, Danaher (2001-2014)

2021 Performance Highlights
As Chairman & CEO, Mr. Culp plays a central role in shaping the company’s strategy, establishing the framework against which performance is measured and delivering on that performance. Performance highlights during 2021 included:

●Creating a more focused, simpler, stronger high-tech industrial company, including the milestone of closing the sale of the GECAS business to AerCap for cash and other proceeds of more than $30 billion
●Strengthening GE’s businesses with operational improvements, driving decentralization and using lean to generate sustainable improvements in safety, quality, delivery, cost and cash performance across the company
●Solidifying the company’s financial position with gross debt reduction and improved liquidity, enabling the businesses to play more offense through both organic and inorganic growth opportunities
●Leading the Board’s strategic review process that culminated with the announcement of GE’s plan to form three independent, investment-grade, industry-leading companies focused on the growth sectors of aviation, healthcare and energy

Response to 2021 Say-on-Pay Vote
In response to shareholder feedback, the committee and Mr. Culp agreed to reduce his annual equity incentive grant for 2022 from a grant date fair value of $15 million to $5 million. This grant will be reflected as 2022 compensation in next year’s proxy statement. The $15 million grant for 2021 was made pursuant to Mr. Culp’s employment agreement and prior to the 2021 Annual Meeting and say-on-pay vote. For more information, see the Letter from the Management Development & Compensation Committee on page 25.

CEO Pay Structure

●	Salary. Upon his appointment as CEO, Mr. Culp’s salary was set at $2,500,000 under his 2018 employment agreement and (other than certain forfeitures of his salary in 2020 in connection with the COVID-19 pandemic), has not changed.
●	Bonus. Mr. Culp’s bonus target is set at 150% of salary and has not changed since his appointment as CEO.
●

Annual equity awards. Under the terms of his employment agreement, Mr. Culp was granted a PSU award in March 2021 with a grant date fair value of $15 million. For more information on the PSUs awarded in March 2021, see “Overview of Long-Term Incentive Compensation – 2021 PSUs” on page 32.

●

Leadership Performance Share Award. On August 18, 2020, the Board approved a one-time equity performance grant to Mr. Culp, which was intended to ensure retention of Mr. Culp for a longer period of time than he had originally agreed to when he became CEO. The grant provides strong retention incentives through 2024. During 2021, the Board conducted a rigorous portfolio and business strategy review, culminating in the announcement of a plan for two spin-offs—creating three new companies from the current GE businesses. In connection with the anticipated spin-offs, Mr. Culp’s Performance Share award is aligned with shareholders, and achievement of the performance goal will also factor in the performance of spun-off securities from the spin date.

GE 2022 PROXY STATEMENT       33

Compensation for Our Other Named Executives

Carolina Dybeck Happe Age: 49 Education: Uppsala University, Sweden GE Tenure: 2 Years

CURRENT AND PRIOR ROLES
Senior Vice President & CFO (since March 2020); former CFO and Executive committee member, A.P. Moller-Maersk A/S (2019-2020); former Executive Vice-President and CFO, Assa Abloy AB (2012-2018)

2021 Performance Highlights
As CFO, Ms. Dybeck Happe leads the company’s Finance organization and also has responsibility for treasury activities and GE Capital. Performance highlights during 2021 included:

●Achieving more than $50 billion of gross debt reduction during the year, marking a significant milestone in the company’s progress to strengthen the balance sheet and reduce leverage
●Delivering on the company’s financial goals, with profit margin expansion, earnings per share and free cash flow for 2021 all exceeding outlook
●Simplifying the company’s financials following completion of the GECAS/AerCap transaction, with the transition from three-column to one-column financial statement reporting enabled by a smaller GE Capital no longer being a separate reporting segment
●Continuing to drive reduction in functional and operational costs, lean processes and reduction of waste, including significant reduction of Corporate costs during the year

John Slattery Age: 53 Education: University of Glamorgan; MBA, University of Limerick GE Tenure: 2 Years

CURRENT AND PRIOR ROLES
Senior Vice President, GE and President & CEO, Aviation (since September 2020); former President & CEO of Commercial Aviation, Embraer S.A. (2016-2020); former Chief Commercial Officer, Embraer S.A. (2012-2016)

2021 Performance Highlights
As CEO of the Aviation business, Mr. Slattery leads an organization with $21 billion of revenues in 2021 and operations spanning commercial and military aircraft engines, integrated engine components, electric power and mechanical aircraft systems and aftermarket services. Performance highlights during 2021 included:

●Leading the Aviation business through the still ongoing commercial aviation recovery, in a market that has been significantly challenged during the COVID-19 pandemic
●Driving leadership changes, operational improvements and cultural transformation across the business, amidst production ramps for significant new engine platforms and rising shop visits
●Innovating for a more sustainable future of flight by developing relationships with partners and customers to foster future technological progress, including powering the first passenger flight to use 100% sustainable aviation fuel, and working toward the next generation of engines, including open fan architectures, hybrid-electric capability, and advanced thermal management concepts

34       GE 2022 PROXY STATEMENT

Russell Stokes Age: 50 Education: Cleveland State University GE Tenure: 25 Years

CURRENT AND PRIOR ROLES
Senior Vice President, GE & President and CEO, GE Aviation Services (since October 2020); former Senior Vice President, GE & President and CEO, GE Power Portfolio (2018-2020); former Senior Vice President, GE & President and CEO, GE Power (2017-2018); former President & CEO, GE Energy Connections (2015-2017); former President & CEO, GE Transportation (2013-2015)

2021 Performance Highlights
As CEO of the Aviation Services business, a business unit within our Aviation segment, Mr. Stokes leads an organization that provides maintenance, component repair and overhaul services, including sales of replacement parts, to support our fleet of commercial engines. Performance highlights during 2021 included:

●Driving operational improvements that resulted in improved revenue, profit and cash flow performance in 2021 for a key business unit within the Aviation business
●Implementing lean and new processes globally to improve turnaround time, contract selectivity, and estimates of future contract performance, driving increased profitability
●Leading growth and customer-focused modernization of the business’s global repair network

Kieran Murphy Age: 59 Education: University College Dublin; MSc Marketing, University of Manchester GE Tenure: 14 Years

CURRENT AND PRIOR ROLES
Former Senior Vice President, GE and President & CEO, GE Healthcare (2017-2021); former President and CEO, GE Life Sciences (2011-2017); former CEO and Executive Director, Whatman plc (2007-2008)

2021 Performance Highlights
As CEO of the Healthcare business until his retirement at the end of 2021, Mr. Murphy led an organization with $18 billion of revenues in 2021 and operations spanning healthcare systems for medical imaging and patient monitoring, pharmaceutical diagnostics, digital solutions and other healthcare technologies. Performance highlights during 2021 included:

●Driving strong operational and financial performance, including strong order demand during the year and evidence of lean-driven improvements to strengthen execution and reduce costs
●Delivering new products and technology to healthcare customers globally, including the Vscan Air wireless pocket-sized ultrasound, AIR Recon DL imaging technology, the modular Revolution APEX CT, and other products to provide more integrated, efficient and personalized healthcare
●Investing in precision health and other innovations to grow and strengthen the business, including the BK Medical ultrasound business and other acquisitions, as well as investments in digital capabilities and artificial intelligence

GE 2022 PROXY STATEMENT       35

Summary Compensation

Summary Compensation Table

NAME & PRINCIPAL POSITION	YEAR	SALARY	BONUS		STOCK AWARDS	STOCK OPTIONS	CHANGE IN PENSION VALUE & DEFERRED COMP.	ALL OTHER COMP	SEC TOTAL
H. Lawrence Culp, Jr.	2021	$2,500,000	$4,200,000		$14,999,996	$0	$943,153	$20,300	$22,663,449
Chairman & CEO	2020	$653,409	$0		$72,054,874	$0	$463,799	$19,950	$73,192,032
	2019	$2,500,000	$5,600,000		$15,465,000	$0	$969,188	$19,600	$24,553,788
Carolina Dybeck Happe*	2021	$1,500,000	$2,100,000		$3,602,609	$1,499,998	$351,465	$1,415,986	$10,470,058
SVP & CFO	2020	$1,250,000	$1,325,000		$10,415,106	$9,500,003	$246,010	$1,032,906	$23,769,025
John Slattery*	2021	$1,250,000	$1,337,500		$4,323,123	$1,799,998	$292,217	$451,616	$9,454,454
SVP, GE & CEO Aviation	2020	$588,768	$1,375,000	**	$2,097,221	$2,399,998	$87,815	$4,685,336	$11,234,138
Russell Stokes	2021	$1,400,000	$1,456,000		$2,521,819	$1,050,001	$2,733	$89,211	$6,519,764
SVP, GE & CEO Aviation Services	2020	$1,400,000	$1,300,000		$7,267,127	$1,050,002	$5,919,977	$89,573	$17,026,679
	2019	$1,400,000	$2,000,000		$2,517,550	$1,050,019	$3,494,084	$54,769	$10,516,422
Kieran Murphy***	2021	$1,273,148	$1,273,148		$3,602,609	$1,499,998	$166,364	$79,081	$7,894,348
Former SVP, GE &	2020	$1,186,657	$1,699,805		$8,291,656	$1,500,002	$338,157	$64,175	$13,080,452
CEO Healthcare	2019	$1,125,210	$1,532,201		$2,517,550	$1,050,019	$266,876	$57,877	$6,549,733

*	Ms. Dybeck Happe and Mr. Slattery were first employed by the company in 2020.
**	Includes $1.0 million signing bonus for Mr. Slattery, pursuant to his offer letter agreement.
***	For Mr. Murphy, all cash amounts (including salary and bonus) were originally paid in British pounds and converted for purposes of this presentation at an exchange rate of $1.3764 per £1.00, the 2021 average noon buying rate certified for customs purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board.

SALARY. Base salaries for our named executives depend on the scope of their responsibilities, their leadership skills and values, and their performance and length of service. Salary increases for senior executives are assessed on a case-by-case basis in light of these considerations. The amount of any increase is affected by current salary and amounts paid to peers within and outside the company. Each of the named executives, other than Mr. Murphy, contributed a portion of his or her salary to the GE Retirement Savings Plan (GE RSP), the company’s 401(k) savings plan. Mr. Culp voluntarily forfeited 74% of his salary for 2020, in light of the business challenges resulting from the COVID-19 pandemic.

BONUS. Amounts earned under our annual cash bonus program. See “Overview of Our Incentive Compensation Plans” on page 29 for additional information on the bonus program.

STOCK AWARDS. Aggregate grant date fair value of stock awards in the form of PSUs and RSUs, and in the case of Mr. Culp, performance shares, granted in the years shown. Generally, the aggregate grant date fair value is the amount that the company expects to expense for accounting purposes over the award’s vesting schedule and does not correspond to the actual value that the named executives will realize from the award. In particular, the actual value of PSUs and performance shares received are different from the accounting expense because it depends on performance. For example, as described under “2019 PSUs Had No Payout” on page 32, the 2019 PSU grants were cancelled by the committee and as a result, none of our named executives received a payout for these awards. Although the PSUs were cancelled, GE does not adjust the related amounts previously reported as compensation in the year of the PSU award to reflect the cancellation. In accordance with SEC rules, the aggregate grant date fair value of the 2021 PSUs is calculated based on the most probable outcome of the performance conditions as of the grant date, which was less than maximum performance. If the most probable outcome of the performance conditions on the grant date had been maximum performance, then the grant date fair value of the 2021 PSUs would have been as follows: Culp ($23,119,639), Dybeck Happe ($3,853,348), Slattery ($4,623,946), Stokes ($2,697,407) and Murphy ($3,853,348). See the Grants of Plan-Based Awards Table on page 38 for additional information for PSUs and RSUs granted in 2021.

STOCK OPTIONS. Aggregate grant date fair value of option awards granted in the years shown. These amounts reflect the company’s accounting expense and do not correspond to the actual value that the named executives will realize. For information on the assumptions used in valuing a particular year’s grant, see the note on Share-Based Compensation in GE’s financial statements in our annual report on Form 10-K. See the 2021 Grants of Plan-Based Awards Table on page 38 for additional information on 2021 grants.

CHANGE IN PENSION VALUE & DEFERRED COMP. Sum of the change in pension value and above-market earnings on nonqualified deferred compensation, which break down as shown in the following table.

NAME	CHANGE IN PENSION VALUE	ABOVE MARKET EARNINGS
Culp	$943,153	$0
Dybeck Happe	$351,465	$0
Slattery	$292,217	$0
Stokes	$0	$2,733
Murphy	$166,364	$0
Year-over-year changes in pension value generally are driven by changes in actuarial pension assumptions as well as increases in service, age and compensation. See “Pension Benefits” on page 43 for additional information, including the present value assumptions used in this calculation. Above-market earnings represent the difference between market interest rates calculated under SEC rules and the 6% to 14% interest contingently credited by the company on salary that the named executives deferred under various executive deferred salary programs in effect between 1991 and 2021. See “Deferred Compensation” on page 41 for additional information.

36       GE 2022 PROXY STATEMENT

ALL OTHER COMP. We provide our named executives with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program. The costs of these benefits for 2021, minus any reimbursements by the named executives, are shown in the table below.

NAME	LIFE INSURANCE PREMIUMS	COMPANY CONTRIBUTIONS TO SAVINGS PLANS	FINANCIAL AND TAX PLANNING	RELOCATION AND EXPATRIATE BENEFITS	RELOCATION AND EXPATRIATE TAX BENEFITS	OTHER	TOTAL
Culp	$0	$20,300	$0	$0	$0	$0	$20,300
Dybeck Happe	$0	$8,700	$0	$467,563	$865,322	$74,401	$1,415,986
Slattery	$0	$20,300	$0	$70,909	$335,488	$24,919	$451,616
Stokes	$67,665	$18,850	$0	$0	$0	$2,696	$89,211
Murphy	$54,632	$0	$0	$0	$0	$24,449	$79,081

LIFE INSURANCE PREMIUMS. Taxable payments to cover premiums for universal life insurance policies the named executives own. These policies include: (1) Executive Life, which provides universal life insurance policies for the indicated named executives totaling up to $3 million in coverage at the time of enrollment and increased 4% annually thereafter; and (2) Leadership Life, which provides universal life insurance policies for the indicated named executives with coverage of 2X their annual pay (salary plus most recent bonus). As of January 1, 2018, these plans were closed to new employees and employees who were not already employed at the relevant band level, including Messrs. Culp and Slattery and Ms. Dybeck Happe.

COMPANY CONTRIBUTIONS TO SAVINGS PLANS. Represents contributions under the GE RSP. For Messrs. Culp, Slattery and Stokes and Ms. Dybeck Happe, represents GE’s matching contributions to the named executives’ RSP accounts equaling up to 4% of eligible pay, and automatic contributions equaling 3% of eligible pay, up to the caps imposed under IRS rules. Mr. Murphy is based outside the United States and is ineligible for this plan.

FINANCIAL AND TAX PLANNING. Expenses for the use of advisors for financial, estate and tax preparation and planning, and investment analysis and advice.

RELOCATION AND EXPATRIATE BENEFITS. Expenses for relocating the named executives and their families in connection with their hiring from outside GE. With respect to Ms. Dybeck Happe, this amount includes expenses for relocating her and her family from Sweden to GE’s headquarters in Boston and continued residence outside her home country, which includes the following: (1) housing and utilities ($300,000), (2) educational support for her children ($151,803), (3) tax preparation services ($11,943) and (4) other relocation benefits. With respect to Mr. Slattery, this column includes the following benefits provided to him in connection with his relocation from Ireland to GE Aviation’s headquarters in Cincinnati: (1) shipment and rental expenses to relocate his household goods ($53,260), and (2) other relocation benefits, including educational support for his children ($17,649). Relocation and international assignment benefits, such as those provided to Ms. Dybeck Happe and Mr. Slattery, allow us to recruit the best executives from all over the world, regardless of where they are based.

RELOCATION AND EXPATRIATE TAX BENEFITS. Tax gross-ups and equalization benefits provided in connection with new hire relocations and international assignments.

OTHER. Total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of personal benefits for the named executive (except as otherwise described in this section). These other benefits included items such as: (1) car service fees; (2) an annual physical examination; (3) certain expenses associated with the named executives’ and their invited guests’ attendance at sporting events; and (4) incremental costs associated with personal use of aircraft and travel by guests accompanying the executive on business travel on a company-leased aircraft, such as for catering. Our named executives are permitted to use an aircraft that is leased by the company for personal use, but, to the extent the named executives engaged in such use during 2021, all such use was reimbursed to the company at rates sufficient to cover the variable costs associated with those flights, other than certain incremental costs as noted above and reported under this item. In addition, the company engages in certain sponsorships and purchases tickets to sporting events in advance for the purposes of customer entertainment. Occasionally, tickets from sponsorship agreements or unused tickets purchased for customer entertainment are made available for personal use by the named executives or other employees. These tickets typically result in no incremental cost to the company. For Mr. Murphy, this amount includes a monthly car allowance, totaling $18,168 in 2021.

SEC TOTAL. Total compensation, as determined under SEC rules.

GE 2022 PROXY STATEMENT       37

Long-Term Incentive Compensation

In recent years, we have used a mix of long-term incentive compensation awards: PSUs, Performance Shares, RSUs, and stock options. In 2021, we granted Annual Equity Awards in March.

2021 Grants of Plan-Based Awards Table

The following table shows PSUs, RSUs and stock options granted to our named executives in 2021. Each of these awards was approved under the 2007 Long-Term Incentive Plan, a plan that shareholders approved in 2007, 2012 and 2017. For more information on each of the award types, see “Overview of Long-Term Incentive Compensation” on page 32. Where applicable, the number of securities and option exercise prices reported in this table have been adjusted to reflect the one-for-eight reverse stock split effective July 30, 2021.

	GRANT DATE	AWARD TYPE	ESTIMATED FUTURE PAYOUTS UNDER PERFORMANCE SHARES / PSUs			RESTRICTED STOCK UNITS (#)	STOCK OPTIONS (#)	OPTION EXERCISE PRICE	GRANT DATE FAIR VALUE OF AWARDS
NAME			THRESHOLD	TARGET	MAXIMUM
Culp	3/1/2021	Annual Equity	14,653	146,531	256,429				$14,999,996
Dybeck Happe	3/1/2021	Annual Equity	2,442	24,422	42,739				$2,500,006
	3/1/2021	Annual Equity				10,513			$1,102,603
	3/1/2021	Annual Equity					36,266	$104.88	$1,499,998
Slattery	3/1/2021	Annual Equity	2,931	29,306	51,286				$2,999,997
	3/1/2021	Annual Equity				12,616			$1,323,127
	3/1/2021	Annual Equity					43,520	$104.88	$1,799,998
Stokes	3/1/2021	Annual Equity	1,710	17,096	29,918				$1,749,994
	3/1/2021	Annual Equity				7,360			$771,825
	3/1/2021	Annual Equity					25,386	$104.88	$1,050,001
Murphy	3/1/2021	Annual Equity	2,442	24,422	42,739				$2,500,006
	3/1/2021	Annual Equity				10,513			$1,102,603
	3/1/2021	Annual Equity					36,266	$104.88	$1,499,998

Option Exercise Price
Stock option exercise prices reflect the closing price of GE stock on the grant date.

Grant Date Fair Value of Awards
Generally, the aggregate grant date fair value is the amount that the company expects to expense in its financial statements over the award’s vesting schedule.

●	For stock options, fair value is calculated using the Black-Scholes value of each option on the grant date (resulting in a $41.36 per unit value for the March 2021 stock option grants).
●	For RSUs, fair value is calculated based on the closing stock price on the date of grant, reduced by the present value of dividends expected to be paid on GE common stock before the RSUs vest (resulting in a $104.88 per unit value for the March 2021 grants) because dividend equivalents on unvested RSUs are accrued and paid out only if and when the award vests.
●	For PSUs, the actual value of units received will depend on the company’s performance, as described above. Fair value is calculated by multiplying the per unit value of the award ($102.37 for the March 2021 grants) by the number of units at target. The per unit value is based on the closing price of the company’s stock price on the grant date, adjusted to reflect the impact of the TSR modifier using a Monte Carlo simulation.

38       GE 2022 PROXY STATEMENT

2021 Outstanding Equity Awards at Fiscal Year-End Table

The following table shows the named executives’ stock and option grants as of year-end. It includes unexercised stock options (vested and unvested), RSUs, Performance Shares and PSUs for which vesting conditions were not yet satisfied as of December 31, 2021. Where applicable, the number of securities and option exercise prices reported in this table have been adjusted to reflect the one-for-eight reverse stock split effective July 30, 2021.

OUTSTANDING EQUITY AWARDS TABLE

NAME OF EXECUTIVE	GRANT DATE	AWARD TYPE	NUMBER OUTSTANDING	PORTION EXERCISABLE	EXERCISE PRICE	EXPIRATION DATE	MARKET VALUE	VESTING SCHEDULE
Culp	3/19/2019	PSUs	46,875				$4,428,281	100% in 2022, subject to performance
	3/2/2020	PSUs	41,392				$3,910,302	100% in 2023, subject to performance
	8/18/2020	Performance Shares	1,742,878				$164,649,685	100% in 2024, subject to performance
	3/1/2021	PSUs	256,429				$24,224,848	100% in 2024, subject to performance
Total			2,087,574				$197,213,116
Dybeck	3/2/2020	Options	257,732	0	$89.68	3/2/2030	$1,234,536	100% in 2024
Happe	3/2/2020	Options	51,090	0	$89.68	3/2/2030	$244,721	50% in 2022 and 2023
	3/2/2020	PSUs	6,899				$651,749	100% in 2023, subject to performance
	3/2/2020	RSUs	10,205				$964,066	50% in 2022 and 2023
	9/3/2020	PSUs	205,110				$19,376,742	50% in 2024 and 2025,
								subject to performance
	3/1/2021	Options	36,266	0	104.88	3/1/2031	$0	50% in 2023 and 2024
	3/1/2021	PSUs	42,739				$4,037,553	100% in 2024, subject to performance
	3/1/2021	RSUs	10,513				$993,163	50% in 2023 and 2024
Total			620,554	0			$27,502,530
Slattery	7/13/2020	Options	67,446	22,482	$53.60	7/13/2030	$2,756,518	50% in 2022 and 2023
	9/2/2020	Options	42,938	0	$51.52	9/2/2030	$1,844,187	50% in 2022 and 2023
	9/2/2020	RSUs	11,592				$1,095,096	50% in 2022 and 2023
	9/2/2020	PSUs	20,334				$1,920,953	100% in 2023, subject to performance
	3/1/2021	Options	43,520	0	$104.88	3/1/2031	$0	50% in 2023 and 2024
	3/1/2021	PSUs	51,286				$4,844,988	100% in 2024, subject to performance
	3/1/2021	RSUs	12,616				$1,191,834	50% in 2023 and 2024
Total			249,732	22,482			$13,653,576
Stokes	9/7/2012	Options	14,306	14,306	$166.08	9/7/2022	$0
	9/13/2013	Options	16,256	16,256	$182.88	9/13/2023	$0
	9/5/2014	Options	32,512	32,512	$200.72	9/5/2024	$0
	9/11/2015	Options	15,216	15,216	$191.92	9/11/2025	$0
	9/9/2016	Options	19,508	19,508	$231.60	9/9/2026	$0
	2/10/2017	RSUs	1,041				$98,343	100% in 2022
	9/6/2017	Options	26,010	20,808	$191.68	9/6/2027	$0	100% in 2022
	9/6/2017	RSUs	729				$68,869	100% in 2022
	1/29/2018	Options	65,024	65,024	$125.20	1/29/2028	$0
	3/19/2019	Options	36,972	18,486	$81.52	3/19/2029	$478,787	100% in 2022
	3/19/2019	RSUs	4,375				$413,306	100% in 2022
	3/19/2019	PSUs	5,469				$516,656	100% in 2022, subject to performance
	3/2/2020	Options	35,763	0	$89.68	3/2/2030	$171,305	50% in 2022 and 2023
	3/2/2020	PSUs	4,829				$456,196	100% in 2023, subject to performance
	3/2/2020	RSUs	7,143				$674,799	50% in 2022 and 2023
	9/3/2020	RSUs	96,451				$9,111,726	50% in 2023 and 2024
	3/1/2021	Options	25,386	0	$104.88	3/1/2031	$0	50% in 2023 and 2024
	3/1/2021	PSUs	29,918				$2,826,353	100% in 2024, subject to performance
	3/1/2021	RSUs	7,360				$695,299	50% in 2023 and 2024
Total			444,268	202,116			$15,511,639

GE 2022 PROXY STATEMENT       39

NAME OF EXECUTIVE	GRANT DATE	AWARD TYPE	NUMBER OUTSTANDING	PORTION EXERCISABLE	EXERCISE PRICE	EXPIRATION DATE	MARKET VALUE	VESTING SCHEDULE
Murphy	9/7/2012	Options	13,005	13,005	$166.08	9/7/2022	$0
	9/13/2013	Options	10,404	10,404	$182.88	9/13/2023	$0
	9/5/2014	Options	243	243	$200.72	9/5/2024	$0
	9/5/2014	Options	12,762	12,762	$200.72	9/5/2024	$0
	9/11/2015	Options	16,256	16,256	$191.92	9/11/2025	$0
	9/30/2016	Options	19,508	19,508	$227.76	9/30/2026	$0
	2/10/2017	RSUs	651				$61,500	100% in 2022
	6/9/2017	RSUs	6,503				$614,338	100% in 2022
	9/6/2017	Options	19,508	15,607	$191.68	9/6/2027	$0	100% in 2022
	9/6/2017	RSUs	547				$51,675	100% in 2022
	1/29/2018	Options	65,024	65,024	$125.20	1/29/2028	$0	100% in 2021
	3/19/2019	Options	36,972	18,486	$81.52	3/19/2029	$478,787	100% in 2022
	3/19/2019	RSUs	4,375				$413,306	100% in 2022
	3/19/2019	PSUs	5,469				$516,656	100% in 2022, subject to performance
	3/2/2020	Options	51,090	0	$89.68	3/2/2030	$244,721	50% in 2022 and 2023
	3/2/2020	PSUs	6,899				$651,749	100% in 2023, subject to performance
	3/2/2020	RSUs	10,205				$964,066	50% in 2022 and 2023
	9/3/2020	RSUs	96,451				$9,111,726	50% in 2023 and 2024
	3/1/2021	Options	36,266	0	$104.88	3/1/2031	$0	50% in 2023 and 2024
	3/1/2021	PSUs	42,739				$4,037,553	100% in 2024, subject to performance
	3/1/2021	RSUs	10,513				$993,163	50% in 2023 and 2024
Total			465,390	171,295			$18,139,240

MARKET VALUE. The market value of RSUs, Performance Shares and PSUs is calculated by multiplying the closing price of GE stock as of December 31, 2021 ($94.47) (the last trading day for the year) by the number of shares underlying each award. With respect to the Leadership Performance Shares granted to Mr. Culp on August 18, 2020 and the Leadership PSUs granted to Ms. Dybeck Happe on September 3, 2020, this value assumes satisfaction of the maximum-level payout for the awards, representing the achievement of goals delivering significant shareholder returns. With respect to the 2019 PSUs (which were cancelled without any payouts) and the other 2020 PSUs granted, this value assumes satisfaction of the threshold-level payout for the awards, and with respect to the 2021 PSUs, this value assumes satisfaction of the maximum-level payout for the awards. For options, the market value is calculated by multiplying the number of shares underlying each award by the spread between the award’s exercise price and the closing price of GE stock as of December 31, 2021.

Vesting Schedule
Options vest on the anniversary of the grant date in the years shown in the table. See “Potential Termination Payments” on page 45 regarding other vesting events.

RSUs vest on the anniversary of the grant date in the years shown in the table. See “Potential Termination Payments” on page 45 regarding other vesting events.

Leadership Performance Shares and Leadership PSUs vest on the anniversary of the grant date in the years shown in the table, solely to the extent that the performance conditions have been achieved. The Leadership Performance Shares and Leadership PSUs are also subject to accelerated vesting upon a change of control, termination other than for cause, or good leaver termination. See “Potential Termination Payments” on page 45 for additional details regarding this acceleration.

Other PSUs vest at the beginning of the year indicated when the committee certifies that the performance conditions have been achieved, unless otherwise stated. The 2019 PSU grants, the 2020 PSU grants (other than the Leadership PSUs granted to Ms. Dybeck Happe) and the 2021 PSU grants are also subject to a one-year holding requirement, regardless of whether the executive has met his or her stock ownership requirements. For further detail on the terms and conditions of the PSU awards, see “Overview of Long-Term Incentive Compensation” on page 32.

Option Exercises and Stock Vested Table

The following table shows the number of shares the named executives acquired and the values they realized upon the vesting of RSUs during 2021. During the year, none of the named executives exercised stock options and none of them had PSU or performance share awards that were earned, and only Messrs. Stokes and Murphy had RSUs that vested. Values are shown before payment of any applicable withholding taxes or brokerage commissions. Executives that remain employed by GE are required to hold the stock that they receive following the exercise of stock options (less those shares that are withheld to satisfy the exercise price and pay taxes) for a year following exercise. Similarly, continuing executives cannot sell stock they receive as the result of the vesting of RSUs or PSUs until they have satisfied their stock ownership requirement. See “Stock Ownership and Equity Grant Policies” on page 49. The 2020 PSU grants (other than the Leadership PSUs granted to Ms. Dybeck Happe) and the 2021 PSU grants are also subject to a one-year holding requirement, regardless of whether the executive has met his or her stock ownership requirements.

	OPTION AWARDS		PSUs & RSUs*
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING
Culp	0	$0	0	$0
Dybeck Happe	0	$0	0	$0
Slattery	0	$0	0	$0
Stokes	0	$0	11,723	$1,198,294
Murphy	0	$0	10,774	$1,110,410

*	Subject to stock ownership requirement for continuing executives; dollar amount represents pre-tax value on vesting.

40       GE 2022 PROXY STATEMENT

Equity Compensation Plan Information

The following table provides information regarding outstanding equity awards and shares available for future issuance under all of GE’s equity plans. The number of shares available for future issuance increased compared to the prior year, primarily due to the expiration of unexercised stock options that had an exercise price above our stock price in recent years, and the forfeiture of unvested equity awards upon employee departures, each of which were returned to the pool. Where applicable, the number of shares and weighted average exercise prices reported in this table have been adjusted to reflect the one-for-eight reverse stock split effective July 30, 2021.

(IN THOUSANDS EXCEPT PER SHARE $ AMOUNTS, AS OF 12/31/2021)	SHARES TO BE ISSUED UPON EXERCISE OR SETTLEMENT	WEIGHTED AVERAGE EXERCISE PRICE		SHARES AVAILABLE FOR FUTURE ISSUANCE
Plans approved by shareholders (2007 LTIP)
Options	38,407	$144.97			(a)
RSUs	8,057		(b)		(a)
PSUs	2,053		(b)		(a)
Performance Shares	1,162
Plans not approved by shareholders (Consultants’ Plan)
Options	7	$182.16			(c)
RSUs	-		(b)		(c)
Total	49,686	$144.97		43,412

(a)

Total shares available for future issuance under the 2007 Long-Term Incentive Plan (the 2007 LTIP) amounted to 43 million shares as of December 31, 2021. Of the 134 million shares approved under the 2007 LTIP, no more than 28.75 million may be available for awards granted in any form other than options or stock appreciation rights.

(b)	Not applicable.
(c)

Total shares available for future issuance under the GE Stock-Based Compensation and Incentive Plan for Consultants, Advisors and Independent Contractors (the Consultants’ Plan) amounted to 0.5 million shares at December 31, 2021.

Deferred Compensation

We offer certain deferred compensation programs and arrangements for executives.

Bonus Deferrals

ELIGIBILITY AND DEFERRAL OPTIONS. U.S. employees in our executive band and above, including the named executives, can elect to defer all or a portion of their annual bonus payment and be credited with earnings on those deferrals under the options shown below. Participants may change their earnings option up to four times per year. The company makes all decisions regarding the earnings options that are offered and the measures for calculating earnings under those options.

TIME AND FORM OF PAYMENT. Participants can elect to receive their deferred amounts upon separation from service either in a lump sum or in 10 to 20 annual installments. Participants may not withdraw any deferred amounts prior to separating from service.

EARNINGS OPTION	TYPE OF EARNINGS	ACCOUNT BALANCE FOR EARNINGS CALCULATION	EARNINGS AMOUNT*	WHEN EARNINGS CREDITED
GE Stock Units (based on GE stock value) S&P 500 Index Units (based on S&P 500)	Dividend- equivalent income	Units in account on NYSE ex-dividend date	Quarterly dividend declared for GE stock or the S&P 500, as applicable	Quarterly
Deferred Cash Units (cash units)	Interest income	Daily outstanding account balance	Prior calendar month’s average yield for U.S. Treasury Notes and Bonds issued with maturities of 10 years and 20 years	Monthly

*	None of the bonus deferral options provide for “above-market interest” as defined by the SEC.

Salary Deferrals

ELIGIBILITY. In prior years, we periodically offered eligible employees in our executive band and above the opportunity to defer their salary payments (the last such plan was offered in 2010 for 2011 salary). Individuals who were named executives at the time a deferred salary program was offered were not eligible to participate. Among our named executives, only Mr. Stokes has participated in salary deferral program.

INTEREST INCOME. These programs provide accrued interest on deferred amounts (including an above-market interest rate as defined by the SEC) ranging from 6% to 14% compounded annually.

TIME AND FORM OF PAYMENT. Our deferred salary programs have required participants to elect, before the salary was deferred, to receive deferred amounts either in a lump sum or in 10 to 20 annual installments. Participants may not withdraw any deferred amount prior to separating from service.

GE 2022 PROXY STATEMENT       41

GE Restoration Plan

ELIGIBILITY. U.S. employees who become U.S. executives on or after January 1, 2021 accrue benefits under the GE Restoration Plan, instead of any benefits under the GE Supplementary Pension Plan (including the Executive Retirement Benefit) (see “Pension Benefits” on page 43 for information regarding the GE Supplementary Pension Plan). As of December 31, 2021 none of our named executives received benefits under the Restoration Plan.

BENEFIT FORMULA. GE Restoration Plan participants are credited with 7% of their annual earnings, which include base salary and up to one-half of eligible bonus payments, that exceed the IRS-prescribed limit applicable to tax-qualified plans ($290,000 for 2021).

EARNINGS OPTIONS AND VESTING. The annual credits are notionally invested as elected by the participant in earnings options that mirror the investment options available under the broad-based tax qualified GE RSP. Participants may change their election up to 12 times per quarter. The company makes all decisions regarding the earnings options that are offered and the measures for calculating earnings under those options. Earnings are currently credited daily. Participants generally vest in their Restoration Plan accounts after 3 years of service.

TIME AND FORM OF PAYMENT. Vested amounts under the Restoration Plan are paid in a lump sum, generally in July of the year following the year of the participant’s separation from service.

Nonqualified Deferred Compensation Table

The table below shows amounts credited to the named executives’ accounts under nonqualified deferred compensation plans and plan balances as of December 31, 2021. No withdrawals or distributions from these plans were made in 2021.

	EXECUTIVE CONTRIBUTIONS IN 2021	AGGREGATE EARNINGS IN LAST FISCAL YEAR		AGGREGATE EARNINGS AT LAST FISCAL YEAR-END
NAME		DEFERRED BONUS PROGRAM	DEFERRED SALARY PROGRAM	DEFERRED BONUS PROGRAM	DEFERRED SALARY PROGRAM
Culp	$0	$460,728	N/A	$2,069,900	N/A
Dybeck Happe	$0	$0	N/A	$0	N/A
Slattery	$0	$0	N/A	$0	N/A
Stokes	$0	$59	$7,567	$3,610	$96,589
Murphy	$0	$0	N/A	$0	N/A

EXECUTIVE CONTRIBUTIONS IN 2021. Amounts represent compensation deferred during 2021. This column does not reflect any 2021 compensation in the Summary Compensation Table on page 36 which was credited to the named executive’s deferred account, if any, in 2022.

AGGREGATE EARNINGS IN 2021. Reflects earnings on each type of deferred compensation listed in this section that were credited to the named executive’s deferred compensation account during 2021. The earnings may be positive or negative, depending on the named executive’s investment choice, and are calculated based on: the account balance attributable to each earnings option as of December 31, 2021; minus that amount as of December 31, 2020;

minus any contributions during the year. See the Summary Compensation Table on page 36 for the above-market portion of these earnings in 2021.

AGGREGATE BALANCE AT DECEMBER 31, 2021. The fiscal year-end balance reported in the table above includes $1.4 million for Mr. Culp that was previously reported in the Summary Compensation Table as 2019 compensation; $2,519 for Mr. Stokes that was not previously reported in the Summary Compensation Table as 2020 compensation; and $2,322 for Mr. Stokes that was previously reported on the Summary Compensation Table as 2019 compensation.

42       GE 2022 PROXY STATEMENT

Pension Benefits

The company provides retirement benefits to certain named executives based in the United States under the same GE Pension Plan and GE Supplementary Pension Plan in which other eligible U.S. employees participate. The GE Pension Plan is a funded, tax-qualified plan. The Supplementary Pension Plan is an unfunded, unsecured obligation of the company and is not qualified for tax purposes. Mr. Murphy participates in the UK Pension Plan on the same terms as other UK-based eligible employees.

GE Pension Plan

ELIGIBILITY AND VESTING. The GE Pension Plan is a broad-based retirement program for U.S.-based employees that has been closed to new participants since 2012 (2011 for salaried new hires). Employees who began working at GE after the plan was closed, including Messrs. Culp and Slattery and Ms. Dybeck Happe, are not eligible for this plan. Those employees who are eligible generally vest in the plan after five years of qualifying service. The plan also requires employee contributions, which vest immediately. Effective January 1, 2021, participants with salaried benefits stopped accruing benefits (and making contributions) under this plan and became eligible for the automatic contributions available to new hires under the GE RSP equaling 3% of eligible pay (up to the caps imposed under IRS rules), plus two years of transition credits equaling 2% of eligible pay per year.

BENEFIT FORMULA. For Mr. Stokes, the plan provides benefits based primarily on a formula that takes into account his earnings for each fiscal year (through 2020). Since 1989, this formula has provided an annual benefit accrual equal to 1.45% of a named executive’s earnings for the year up to covered compensation and 1.9% of his or her earnings for the year in excess of covered compensation. “Covered compensation” was $60,000 for 2020 and has varied over the years based in part on changes in the Social Security taxable wage base. For purposes of the formula, annual earnings include base salary and up to one-half of bonus payments, but may not exceed an IRS-prescribed limit applicable to tax-qualified plans ($285,000 for 2020). As a result, the maximum incremental annual benefit a named executive could have earned for service in 2020 was $5,145, and in 2021 was $0 due to the stoppage of accruals. Over the years, we have made special one-time adjustments to this plan that increased eligible participants’ pensions, but no adjustment was made in 2021.

TIME AND FORM OF PAYMENT. The accumulated benefit an employee earns is payable after retirement on a monthly basis for life with a guaranteed minimum benefit of five years. The normal retirement age as defined in this plan is 65; however, employees who began working at GE prior to 2005, including Mr. Stokes, may retire at age 60 without any reduction in benefits. In addition, the plan provides for Social Security supplements and spousal joint and survivor annuity options.

TAX CODE LIMITATIONS ON BENEFITS. The tax code limits the benefits payable under the GE Pension Plan. For 2021, the maximum single life annuity a named executive could have received under these limits was $230,000 per year. This ceiling is actuarially adjusted in accordance with IRS rules to reflect employee contributions, actual forms of distribution and actual retirement dates.

GE Supplementary Pension Plan

ELIGIBILITY AND VESTING. The GE Supplementary Pension Plan is an unfunded and non-tax-qualified retirement program that provides retirement benefits to eligible U.S.-based employees in the executive band and above, including the named executives. Employees generally must remain continuously employed until age 60 in order to vest in a benefit under the plan. For those who became U.S. executives prior to January 1, 2011, including Mr. Stokes, the plan provides an annuity benefit above amounts available under the GE Pension Plan (a “Supplementary Pension benefit”). For those who became U.S. executives on or after January 1, 2011 (and before January 1, 2021), including Messrs. Culp and Slattery and Ms. Dybeck Happe, the plan provides a retirement benefit paid in 10 annual installments (an “Executive Retirement Benefit”). Effective January 1, 2021, participants eligible for the Supplementary Pension benefit, including Mr. Stokes, stopped accruing that benefit and began accruing an Executive Retirement Benefit for their future credited service. The Executive Retirement Benefit was also closed to new participants and, effective January 1, 2021, new and rehired U.S. executives are instead participating in the Restoration Plan (described above).

Supplementary Pension Benefit
BENEFIT FORMULA. A named executive’s annual Supplementary Pension benefit, when combined with certain amounts payable under the company’s other pension programs and Social Security, will equal 1.75% of his or her “earnings credited for retirement benefits” multiplied by the number of years of credited service (through 2020), up to a maximum of 60% of such earnings credited for retirement benefits. The “earnings credited for retirement benefits” are the named executive’s average annual compensation (base salary and bonus) for the highest 36 consecutive months out of the last 120 months prior to retirement (or December 31, 2020, if earlier).

TIME AND FORM OF PAYMENT. The Supplementary Pension benefit would be provided to eligible employees, including Mr. Stokes, after retirement as monthly payments for life (with a guaranteed minimum benefit of five years), and could not be received in a lump sum. The plan also provides for spousal joint and survivor annuity options. The normal retirement age under the plan is 65; however, executives eligible for this benefit who began working at GE prior to 2005, including Mr. Stokes, may retire at age 60 without any reduction in benefits.

Executive Retirement Benefit
BENEFIT FORMULA. A named executive’s Executive Retirement Benefit will equal 18% of his or her earnings credited for retirement benefits for each year of credited service as a GE Officer, plus 14% of such earnings for each year of credited service as an Executive Director or Senior Executive Director and 10% of such earnings for each year of credited service as an Executive. The “earnings credited for retirement benefits” are the named executive’s average annual compensation (base salary and bonus) for the highest 36 consecutive months out of the last 120 months prior to retirement.

TIME AND FORM OF PAYMENT. The Executive Retirement Benefit would be provided to Messrs. Culp and Slattery and Ms. Dybeck Happe after retirement as 10 equal annual installment payments, and could not be received in a lump sum. Mr. Stokes also began accruing an Executive Retirement Benefit beginning January 1, 2021, when he stopped accruing additional Supplementary Pension benefits. Executives eligible for this benefit may retire at age 60, but are subject to a reduction in benefits of up to 25% for retirement prior to age 65.

GE 2022 PROXY STATEMENT       43

GE Excess Benefits Plan

ELIGIBILITY. The GE Excess Benefits Plan is an unfunded and non-tax-qualified retirement program that is offered to employees whose benefits under the GE Pension Plan are limited by certain tax code provisions. Beginning January 1, 2021, no further benefit accruals are permitted for any participants under this plan.

BENEFIT FORMULA. Benefits payable under this plan are equal to the amount that would be payable under the terms of the GE Pension Plan disregarding the limitations imposed by certain tax code provisions minus the amount actually payable under the GE Pension Plan taking those limitations into account.

TIME AND FORM OF PAYMENT. Benefits are generally payable at the same time and in the same manner as a participant’s GE Pension Plan benefits.

GE UK Pension Plan

ELIGIBILITY. The UK GE Pension Plan is a broad-based, tax registered and qualified pension program for U.K.-based employees that has been closed to new participants since 2011. Those employees of GE who are eligible to participate in the plan vest after two years of pensionable service. The plan requires employee contributions (which are refunded if pensionable service does not meet vesting requirements). Effective January 1, 2022, participants stopped accruing benefits and making contributions under this plan (subject to certain statutorily required increases), and became eligible for a core annual employer contribution under the GE Pension Saver defined contribution plan equaling 10-25% of base salary, plus two years of transition credits equaling 2% of base salary (each up to statutory caps). Mr. Murphy is the only named executive who participates in this plan.

BENEFIT FORMULA. The UK GE Pension Plan offers two accrual rates (1/60ths and 1/80ths) applied to final pensionable pay, which is defined as the annual average of the highest three complete years’ base salary only, less an initial offset in respect of salary subject to social security retirement benefits, and capped at a plan earnings cap. Both indices are updated and released by Her Majesty’s Revenue and Customs (HMRC) each new tax year. Credit is awarded on this formula for every whole month earned under the plan as pensionable service. The accrual is monitored for tax purposes on an annual basis and an annual allowance is set according to earnings. Tax relief on the pension accrual is provided only up to an individual limit falling between £4,000 and £40,000.

Pension contributions in excess of this individual limit result in tax at applicable individual rates. All GE employees who were in the executive band and above and members of the UK GE Pension Plan when it was closed to new entrants, including Mr. Murphy, are entitled to accrue additional benefits on a special defined contribution basis. Under these additional benefit provisions, Mr. Murphy is entitled to an annual GE cash contribution of 25% of eligible earnings each year.

TIME AND FORM OF PAYMENT. The UK GE Pension Plan pays out the accumulated benefit after retirement on a monthly basis for life with a guaranteed minimum benefit of five years. The normal retirement age under the plan is 65; however, certain employees with special benefits, may, in accordance with a longstanding discretionary practice, retire at age 60 without any reduction in benefits. Mr. Murphy is not eligible for such unreduced early retirement under this plan. In addition, the plan provides for social security supplements and a spousal annuity.

TAX CODE LIMITATIONS ON BENEFITS. Benefits from the UK GE Pension Plan are subject to the Lifetime Allowance which measures individual pension accruals/contributions against an overall limit that is updated and released by HMRC each new tax year. For 2021, this limit was £1,073,100.

Pension Benefits Table
The table below shows the present value of the accumulated benefit as of December 31, 2021 for the named executives under each plan, as calculated based upon the assumptions described below. Although SEC rules require us to show this present value, the named executives are not entitled to receive these amounts in a lump sum. None of the named executives received a payment under these plans in 2021.

		PRESENT VALUE OF ACCUMULATED BENEFIT
				EXECUTIVE	EXCESS	UK	PAYMENT
	NUMBER OF YEARS	PENSION	SUPPLEMENTARY	RETIREMENT	BENEFITS	PENSION	DURING LAST
NAME	CREDITED SERVICE	PLAN	PENSION PLAN	BENEFIT	PLAN	PLAN	FISCAL YEAR
Culp	3	N/A	N/A	$2,462,802	N/A	N/A	$0
Dybeck Happe	2	N/A	N/A	$597,475	N/A	N/A	$0
Slattery	1	N/A	N/A	$380,032	N/A	N/A	$0
Stokes*	24	$1,293,536	$13,239,284	$309,610	$0	N/A	$0
Murphy **	13	N/A	N/A	N/A	N/A	$1,869,287	$0
*	Mr. Stokes’s credited service is limited to 24 years under the Pension Plan and the Supplementary Pension benefit, as no future accruals of those benefits are permitted effective January 1, 2021. For purposes of the Executive Retirement Benefit, Mr. Stokes’s credited service is limited to his service on and after January 1, 2021 (one year as of December 31, 2021).
**	On December 21, 2021, Mr. Murphy and the company entered into a separation agreement pursuant to which Mr. Murphy will remain employed for a period of garden leave, from January 1, 2022 until September 30, 2023, during which time he will not receive pension contributions. Upon his departure, Mr. Murphy remains vested in his accrued benefit under the UK Pension Plan, with payments to begin in accordance with the terms of the plan.

PRESENT VALUE OF ACCUMULATED BENEFIT. The accumulated benefit is based on years of service and earnings (base salary and bonus) considered by the plans for the period through December 31, 2021. It also includes the value of contributions made by the named executives throughout their careers. For purposes of calculating the present value, we assume that the named executives will remain in service until the age at which they may retire without any reduction in benefits. For Messrs. Culp, Murphy and Slattery and Ms. Dybeck Happe this is age 65, and for Mr. Stokes this is age 60 for the Pension Plan and the Supplementary Pension benefit and age 65 for the Executive Retirement Benefit. We also assume that benefits are payable under the available forms of annuity consistent with the assumptions described in the Postretirement Benefit Plans notes in GE’s financial statements in our 2021 Annual Report on Form 10-K, including the statutory discount rate assumption of 2.94% in the United States. The postretirement mortality assumption used for present value calculations for U.S. beneficiaries is the Pri-2012 Healthy Retiree mortality table projected to 2016, adjusted for GE’s experience and factoring in projected generational improvements. The assumptions for U.K. beneficiaries are a discount rate of 1.76% and a postretirement mortality assumption based upon the SAPS S2 Normal tables with future generational improvements in line with the CMI 2017 projection model (with a 1.5% improvement trend) at December 31, 2021.

44       GE 2022 PROXY STATEMENT

Potential Termination Payments

In this section, we describe and quantify certain compensation that would have been payable under existing compensation plans and arrangements had a named executive’s employment terminated on December 31, 2021. For this hypothetical calculation, we have used each executive’s compensation and service levels as of this date (and, where applicable, GE’s closing stock price on December 31, 2021). Since many factors (e.g., the time of year when the event occurs, GE’s stock price and the executive’s age) could affect the nature and amount of benefits a named executive could potentially receive, any amounts paid or distributed upon a future termination may be different from those shown in the tables below. The amounts shown are in addition to benefits generally available to salaried employees, such as distributions under the GE RSP.

EMPLOYMENT AGREEMENTS FOR EMPLOYEES. As we have hired new executive talent from outside the company, we have entered into employment agreements with those individuals, generally at their request. Mr. Culp and Ms. Dybeck Happe each entered into employment agreements and Mr. Slattery entered into an offer letter agreement upon joining GE. The agreements for Messrs. Culp and Slattery and Ms. Dybeck Happe entitle them to certain post-termination benefits, in each case as further described below. Prior to January 1, 2022, Mr. Murphy was party to an employment agreement, which is typical of our practice for executives at his seniority in the U.K., but it did not entitle him to any particular benefits upon termination or a change of control. Mr. Murphy entered into a separation agreement and release with the company, dated December 21, 2021, in connection with the previously reported GE Healthcare leadership transition.

EMPLOYMENT AGREEMENT WITH MR. CULP. We entered into an employment agreement with Mr. Culp upon his employment with GE, which was amended in August 2020 to extend the term to August 17, 2024, or such later date as mutually agreed by the parties up to and through August 17, 2025 (such date is referred to as the Expiration Date). His agreement provides for an annual base salary of $2.5 million, a bonus target at 150% of his salary, and annual PSU awards with a grant date fair value of $15 million, and was further amended on March 15, 2022, to reduce the 2022 annual grant of PSUs from $15 million to $5 million. His original employment agreement provided for a PSU inducement award with a target award of 5 million shares, which he voluntarily relinquished in August 2020. In connection with the amendment in August 2020, he received a one-time Leadership Performance Share Award, with a target of 1,161,919 shares. Under the employment agreement, Mr. Culp receives other benefits given to senior executives of the company. Mr. Culp is also subject to a non-compete agreement, which terminates 24 months after his termination if his employment is terminated on or before the Expiration Date, and which terminates 12 months after termination of his employment if his employment terminates between the Expiration Date and 12 months thereafter. Mr. Culp is not subject to a non-compete agreement if his employment terminates after the date that is 18 months following the Expiration Date. He is also subject to a non-solicitation clause covering the same periods as his non-compete agreement.

Under the terms of this agreement, if Mr. Culp is terminated for any reason other than “cause” or due to a resignation without “good reason,” he would be entitled to the balance of his prior year’s annual bonus (to the extent earned, but not paid). Assuming a termination date of December 31, 2021, Mr. Culp would not have been entitled to any amount with respect to these benefits. Additionally, if Mr. Culp is terminated without “cause” or voluntarily leaves for

“good reason,” he would be entitled to cash severance equal to two times his annual salary plus target bonus, payable in bi-weekly installments over a two-year period, subject to any delay required by tax regulations. Assuming a termination date of December 31, 2021, Mr. Culp would have been entitled to a severance payment in the amount of $12,500,000. This severance would be subject to his providing a release to the company and his ongoing compliance with perpetual confidentiality and non-disparagement provisions and 24-month non-compete and non-solicitation provisions under his employment agreement.

Under the award agreement for Mr. Culp’s one-time Leadership Performance Share Award, Mr. Culp is entitled to accelerated vesting of the performance shares as described below for such events that occur prior to the end of the performance period:

●	Retirement on August 17, 2024 (coinciding with the end of his employment agreement): the performance shares for which performance was actually achieved during the portion of the performance period that has already elapsed as of August 17, 2024.
●	Death or “Disability”: Prior to the end of the performance period, the greater of (i) the performance shares for which performance was actually achieved during the portion of the performance period that has already elapsed as of the date of such termination or (ii) the performance shares for which performance was actually achieved during the entire performance period, prorated based on length of service during the performance period.
●	Termination without “Cause” or Resignation for “Good Reason”: the greater of (i) the performance shares for which performance was actually achieved during the portion of the performance period that has already elapsed as of the date of such termination or (ii) the threshold number of performance shares, prorated based on length of service during the performance period.
●	“Change in Control”: the greatest of (i) the performance shares for which performance was actually achieved during the portion of the performance period that has elapsed prior to the date of such change in control; (ii) the performance shares for which performance was actually achieved during the portion of the performance period that has elapsed prior to the date of such change in control, with the relevant stock price based on the per-share consideration received by shareholders in connection with the change in control; or (iii) for a change in control prior to August 18, 2022, the target number of performance shares and for a change of control on or after August 18, 2022, the threshold number of performance shares.

See “Equity Awards” on page 47 regarding the value of the equity treatment.

Under Mr. Culp’s employment agreement and Leadership Performance Share Award agreement, the following terms have the meanings set forth below:

●	“Cause” generally means (i) the willful and continued failure of Mr. Culp to substantially perform his assigned duties for more than 30 days after the company notifies Mr. Culp of such failure, (ii) willfully engaging in conduct that is materially injurious to the company, including violating company policies, or (iii) the commission of a felony or crime involving dishonesty related to the company.
●	“Change in control” generally means (i) the acquisition of more than 30% of the company’s stock or voting power by any person, or (ii) the reorganization, merger, consolidation, sale or disposition of all or substantially all of the assets of the company, unless more than 50% of the surviving entity is controlled by the shareholders immediately prior to such event, in substantially the same proportions as their ownership immediately prior to the event.

GE 2022 PROXY STATEMENT       45

●	“Disability” generally means that, as a result of Mr. Culp’s incapacity due to physical or mental illness, he is absent from his duties on a full-time basis for six consecutive months and does not return to the performance of his duties within 30 days after written notice is provided.
●	“Good reason” generally means (i) a reduction in Mr. Culp’s compensation rights, other than the agreed reduction in base salary, commencing April 2020, (ii) failure to renominate Mr. Culp to the Board or removing him from the position of CEO, (iii) materially reducing Mr. Culp’s duties and responsibilities, (iv) assigning Mr. Culp duties that are materially inconsistent with his position or duties that materially impair his ability to function as CEO, (v) relocation of the company’s headquarters by more than 50 miles, or (vi) a material breach of Mr. Culp’s employment agreement by the company.

The previously announced plan to separate GE’s businesses into three industry-leading public companies does not constitute a “change in control” for purposes of the agreements.

EMPLOYMENT AGREEMENT WITH MS. DYBECK HAPPE. We entered into an employment agreement with Ms. Dybeck Happe upon her employment with GE. The agreement provides for an annual salary of $1.5 million, a bonus target at 125% of her salary, and long-term equity incentive awards with a grant date fair value of $4.9 million for 2020 and with a target grant date fair value of not less than $5.0 million for subsequent years. Upon commencement of her employment, she also received an award of stock options with a grant date fair value of $8.0 million (257,732 options, as adjusted for the reverse stock split) to compensate Ms. Dybeck Happe for value forfeited by her for leaving her prior employer. Ms. Dybeck Happe is subject to a non-compete and non-solicitation agreement, which terminates 12 months after her termination (for whatever reason).

Under the terms of her employment agreement, if Ms. Dybeck Happe is terminated without “cause” or voluntarily leaves for “good reason” at any time, subject to her providing a release to the company, she would be entitled to accelerated vesting of her new hire stock options which would remain exercisable through the end of the second calendar year following the year in which termination occurs. In addition, if such termination or departure occurs on or before December 31, 2023, she would be entitled to: (i) accelerated vesting of all then-outstanding long-term incentive awards, with the options remaining exercisable through the end of the second calendar year following the year in which termination or departure occurs, (ii) a lump sum cash payment equal to 12 months of base salary and target bonus and (iii) if she relocates back to Sweden within six months, reimbursement for certain relocation expenses. If such termination or departure occurs after December 31, 2023, Ms. Dybeck Happe will be eligible to receive the standard severance package provided to similarly situated officers of the company (which as of the signing date consisted of 12 months of base salary). Assuming a termination of employment as of December 31, 2021, the cash portion of this severance amount, excluding any relocation reimbursements, would be $3,375,000. See “Equity Awards” on page 47 regarding the value of the equity treatment.

Under the award agreement for Ms. Dybeck Happe’s one-time award of Leadership PSUs, Ms. Dybeck Happe is entitled to accelerated vesting of the PSUs on the same terms as described above with respect to Mr. Culp’s Leadership performance shares; provided, that for purposes of a change in control, the final prong is instead conditioned on a change in control occurring relative to September 3, 2022 (rather than August 18, 2022).

Under Ms. Dybeck Happe’s employment agreement and Leadership PSU award agreement, the following terms have the meanings set forth below:
●	“Cause” generally means (i) the willful failure of Ms. Dybeck Happe to perform her duties or to comply with a valid and legal directive of the company or the Board, (ii) engaging in dishonesty, illegal conduct or misconduct that materially harms or is reasonably likely to materially harm the company, (iii) conviction of, or nolo contendere plea to, a felony or of a misdemeanor involving moral turpitude, (iv) willful or grossly negligent unauthorized disclosure of confidential information, (v) material breach of any material obligation under the employment agreement or other agreement with the company, which harms or is reasonably likely to materially harm the company, or (vi) willful material failure to comply with company policies (and in the case of (i), (iv), (v) and (vi), the failure to cure such circumstances within 30 days of receiving notice).
●	“Change in control” generally has the same meaning described above with respect to Mr. Culp’s employment agreement and Leadership Performance Share Award agreement.
●	“Good reason” generally means (i) a material reduction in Ms. Dybeck Happe’s compensation, (ii) a material breach by the company of any material provision of the employment agreement or other agreement with the company, or (iii) a material, adverse change in Ms. Dybeck Happe’s title, authority, duties, responsibilities or reporting relationship, provided Ms. Dybeck Happe provides notice to the company and Board of the circumstances giving rise to the “good reason” and the circumstances are not cured within 30 days.

OFFER LETTER AGREEMENT WITH MR. SLATTERY. We entered into an offer letter agreement with Mr. Slattery upon the commencement of his employment with GE. The agreement provides for an annual salary of $1.25 million, a bonus target at 100% of his salary, long-term equity incentive awards with a grant date fair value of $3.0 million for 2020 and with a target grant date fair value of not less than $6.0 million for subsequent years. Upon commencement of his employment, he also received a new hire cash bonus of $1.0 million, and an award of stock options with a grant date fair value of $1.5 million (67,446 options, as adjusted for the reverse stock split) to compensate Mr. Slattery for value forfeited by him for leaving his prior employer. He is subject to a non-compete and non-solicitation agreement, which terminates 12 months after his termination (for whatever reason). Upon Mr. Slattery’s termination of employment, he will be eligible to receive the standard severance package provided to similarly situated officers of the company (which as of the signing date consisted of 12 months of base salary).

SEPARATION AGREEMENT WITH MR. MURPHY. In connection with the previously reported GE Healthcare leadership transition, Mr. Murphy no longer serves as President and Chief Executive Officer of GE Healthcare after December 31, 2021. On December 21, 2021, GE and Mr. Murphy entered into a separation agreement pursuant to which Mr. Murphy will remain employed for a period of garden leave, which is typical for senior UK-based employees. During this period, Mr. Murphy will remain available for advisory services or other work as required, and he will receive his regular salary, an annual bonus for the 2021 plan year based on the performance of GE Healthcare and health and life insurance benefits; he will not receive pension contributions, future bonuses or equity awards. Under the separation agreement, Mr. Murphy also granted a release in favor of GE and agreed to certain cooperation, confidential information, non-competition and non-solicitation covenants.

46       GE 2022 PROXY STATEMENT

US EXECUTIVE SEVERANCE PLAN. In order to standardize the severance payments available to U.S. executives who are not otherwise subject to an employment agreement providing a different amount, we adopted the GE US Executive Severance Plan effective January 1, 2021. Eligible executives who experience an employer-initiated termination of employment that is not for “cause,” and who are not offered a “suitable position,” receive between 6 to 18 months of base salary (based on their career band), which is paid in a lump sum. Outplacement services are also provided for the same period. To receive a benefit under the plan, the executive must enter into a separation agreement and release in a form acceptable to GE, which may also include cooperation, confidential information, non-disparagement, non-competition, non-solicitation and other covenants. With respect to our named executives, Messrs. Slattery and Stokes are eligible to participate under the plan at the 18-month level.

Under the Plan, the following terms have the meanings set forth below:

●

“Cause” generally means: (i) breach of any confidentiality, non-solicitation, non-competition or other material provision of an agreement with the company, (ii) conduct that has the potential to cause material harm to the company, (iii) an act of dishonesty, fraud, embezzlement or theft, (iv) conviction of, or plea of guilty or no contest to, a felony or crime involving moral turpitude, or (v) failure to comply with the company’s policies and procedures.

●

“Suitable position” generally means a position providing at least 80% of the executive’s base salary and annual incentive award opportunity. If the position is with the company, rather than a successor employer in a business disposition or other third-party in an outsourcing arrangement, the position must also be within 50 miles of the executive’s job location and in the same career band.

SHAREHOLDER APPROVAL OF SEVERANCE AND DEATH BENEFITS. If the Board were to agree to pay certain severance benefits or unearned death benefits to a named executive, we would seek shareholder approval. For severance benefits, this policy applies only when the executive’s employment had been terminated before retirement for performance reasons and the value of the proposed severance benefits exceeded 2.99 times the sum of his or her base salary and bonus. For this purpose, severance benefits would not include: (1) any payments based on accrued pension benefits; (2) any payments of salary or bonus amounts that had accrued at the time of termination; (3) any RSUs paid to a named executive who was terminated within two years prior to age 60; (4) any stock-based incentive awards that had vested or would otherwise have vested within two years following the named executive’s termination; and (5) any retiree health, life or other welfare benefits. See the Board’s Governance Principles (see “Helpful Resources” on page 77) for the full policies.

Equity Awards

The following table shows the intrinsic value of equity awards that would have vested or become exercisable if the named executive had died, become disabled, retired or separated from the company as of December 31, 2021. Intrinsic value is based upon the company’s stock price (minus the exercise price in the case of stock options). Amounts shown assume the achievement of all applicable performance objectives at the target level. Our named executives generally are not entitled to benefits if they leave voluntarily or are terminated for cause (other than benefits already accrued), unless they satisfy the conditions for retirement eligibility.

POTENTIAL TERMINATION PAYMENTS TABLE (EQUITY BENEFITS)
	UPON DEATH			UPON DISABILITY			UPON RETIREMENT		UPON INVOLUNTARY TERMINATION*		UPON CHANGE OF CONTROL**
NAME	STOCK OPTIONS		RSUs/PSUs/ PERFORMANCE AWARDS	STOCK OPTIONS		RSUs/PSUs/ PERFORMANCE AWARDS	STOCK OPTIONS	RSUs/PSUs/ PERFORMANCE AWARDS	STOCK OPTIONS	RSUs/PSUs/ PERFORMANCE AWARDS	STOCK OPTIONS	RSUs/PSUs/ PERFORMANCE AWARDS
Culp	$	N/A	$84,788,148	$	N/A	$84,788,148	N/A	N/A	N/A	$37,591,219	N/A	$109,766,488
Dybeck Happe		$1,479,257	$10,297,136		$1,479,257	$10,297,136	N/A	N/A	$0	$3,425,860	$0	$12,917,828
Slattery		$3,681,866	$12,739,185		$3,681,866	$12,739,185	N/A	N/A	$0	$0	$0	$0
Stokes		$410,698	$16,568,810		$410,698	$16,470,467	N/A	N/A	$0	$0	$0	$0
Murphy		$484,115	$19,190,352		$484,115	$18,514,514	N/A	N/A	$0	$0	$0	$0
*

Addresses separation “without cause” or where the executive leaves for “good reason,” as defined under the applicable employment agreement. Benefits are not otherwise payable in the event of voluntary separation.

**	In each case as defined under Mr. Culp’s employment agreement and Ms. Dybeck Happe’s Leadership PSU award agreement, as detailed above.

DEATH/DISABILITY. Unvested options, RSUs and PSUs/performance shares would generally vest, depending on the award terms. Vested options would generally remain exercisable until their expiration date, and PSUs and performance shares would remain subject to the achievement of the performance objectives. In the case of disability, the award must generally have been held for at least one year in order to be vested. For these purposes, “disability” generally means the executive being unable to perform his or her job.

RETIREMENT. Unvested options, RSUs and PSUs/performance shares held for at least one year would generally vest, depending on the award terms. Vested options would generally remain exercisable until their expiration date, and PSUs and performance shares would remain subject to the achievement of the performance objectives. For these purposes, “retirement” generally means reaching the applicable retirement age, typically age 60, and completing 5 years of service.

INVOLUNTARY TERMINATION. Under the terms of the Leadership Performance Share and Leadership PSU Award Agreements with Mr. Culp and Ms. Dybeck Happe, respectively, and Ms. Dybeck Happe’s employment agreement, amounts shown reflect the value of their Leadership Awards if they had been terminated without cause or left for good reason. None of the other named executives were entitled to any potential payments upon separation from the company, except for vesting of certain equity awards in the event that the executive is laid off (and his or her position is not replaced) or the executive transfers to a successor employer in a business disposition.

CHANGE OF CONTROL. Under the terms of the Leadership Performance Share and Leadership PSU Award Agreements with each of Mr. Culp and Ms. Dybeck Happe, they would have been eligible for the accelerated vesting of their Leadership Awards in the event of a change of control. For additional detail, see “Employment Agreement with Mr. Culp” on page 45 and “Employment Agreement with

GE 2022 PROXY STATEMENT       47

Ms. Dybeck Happe” on page 46. None of our other named executives are entitled to the acceleration or payment of benefits in the event of a change of control.

Pension Benefits

“Pension Benefits” on page 43 describes the general terms of each pension plan in which the named executives participate, the years of credited service and the present value of their accumulated pension benefit (assuming payment begins at age 60 or 65, as noted above). The table below shows the pension benefits that would have become payable if the named executives had died, become disabled, voluntarily terminated or retired as of December 31, 2021.

In the event of death before retirement, for Messrs. Culp, Slattery, and Stokes and Ms. Dybeck Happe, each of their respective beneficiaries may receive the following benefit:

●	Executive Retirement Benefit. 10 equal annual installments of his or her accrued benefit, reduced by 25% for commencement before attaining age 65.

For Mr. Stokes, his surviving spouse may receive the following pension benefits:

●	GE Pension Plan. Because Mr. Stokes has 15 years of service, either an annuity, as if he had retired and elected the spousal 50% joint and survivor annuity option prior to death, or an immediate lump-sum payment based on five years of pension distributions, in each case based upon the accrued benefit.
●

Supplementary Pension Benefit. Because Mr. Stokes has 15 years of service, a lump-sum payment based on whichever of the following has a higher value: (1) the 50% survivor annuity that the spouse would have received under this plan if Mr. Stokes had retired and elected the spousal 50% joint and survivor annuity option prior to death, or (2) five years of pension distributions under this plan.

The amounts payable depend on several factors, including employee contributions and the ages of the named executive and surviving spouse.

In the event a disability occurs before retirement:

For Messrs. Culp and Slattery and Ms. Dybeck Happe, they may receive 10 equal annual installments of their accrued Executive Retirement Benefit, reduced by up to 25% for commencement before attaining age 65, but only once they have attained 15 years of service.

Mr. Stokes, having 15 years of service, may receive an annuity payment of accrued GE Pension and Supplementary Pension benefits, and 10 equal annual installments of his Executive Retirement Benefit.

POTENTIAL TERMINATION PAYMENTS TABLE (PENSION BENEFITS)
NAME	LUMP SUM UPON DEATH	ANNUAL BENEFIT* UPON DEATH	ANNUAL BENEFIT* UPON DISABILITY	ANNUAL BENEFIT* UPON VOLUNTARY TERMINATION	ANNUAL BENEFIT* UPON RETIREMENT
Culp	N/A	$253,168	N/A	$0	N/A
Dybeck Happe	N/A	$80,498	N/A	$0	N/A
Slattery	N/A	$45,820	N/A	$0	N/A
Stokes	$9,256,707	$87,626	$1,082,831	$85,682	N/A
Murphy	$31,554	$49,121	$96,546	N/A	$48,240
*

Annual amounts shown for Messrs. Culp and Slattery and Ms. Dybeck Happe are payable in 10 installments as the Executive Retirement Benefit. Annual amounts shown upon death or disability for Mr. Stokes are annuity payments applicable to GE Pension Plan and Supplementary Pension participants, except that $40,523 of such amount is payable in 10 installments as the Executive Retirement Benefit. Annual amounts shown upon voluntary termination for Mr. Stokes are annuity payments applicable to GE Pension Plan participants. Annual amounts for Mr. Murphy are annuity payments applicable under the U.K. GE Pension Plan.

LUMP SUM UPON DEATH. Lump sum payable to the surviving spouse after death. A lump sum is not available to the surviving spouse of Messrs. Culp and Slattery and Ms. Dybeck Happe under the terms of the Executive Retirement Benefit. For Mr. Stokes, the lump sum represents the Supplementary Pension benefit payable in the event of death. For Mr. Murphy, the lump sum represents the return of contributions and interest under the U.K. GE Pension Plan.

ANNUAL BENEFITS UPON DEATH. For Messrs. Culp and Slattery and Ms. Dybeck Happe, 10 annual installment payments as the Executive Retirement Benefit. For Mr. Stokes, the annual amount is payable for the life of the surviving spouse as the GE Pension Plan benefit, except that $40,523 of such amount is payable in 10 annual installments as the Executive Retirement Benefit. For Mr. Murphy, the annual amount is payable for the life of the surviving spouse. In each case, amounts commence after death.

ANNUAL BENEFITS UPON DISABILITY. Messrs. Culp and Slattery, and Ms. Dybeck Happe would not be eligible for disability benefits because they do not yet have 15 years of service. For Mr. Stokes, the annual amount includes the 50% joint and survivor annuity as the GE Pension Plan and Supplementary Pension benefits, except that $40,523 of such amount is payable in 10 annual installment payments as the Executive Retirement Benefit, in each case commencing after disability. For Mr. Murphy, the amount is payable as a 50% joint and survivor annuity.

ANNUAL BENEFITS UPON VOLUNTARY TERMINATION. For Mr. Stokes, the annual amount includes the 50% joint and survivor annuity payable at age 60 under the GE Pension Plan; this does not include any payments under the GE Supplementary Pension Plan (either the Supplementary Pension benefit or the Executive Retirement Benefit) because they are forfeited upon voluntary termination before age 60. Because he is retirement-eligible, the benefits for Mr. Murphy are shown under Annual Benefit Upon Retirement.

ANNUAL BENEFITS UPON RETIREMENT. Represents partial pension eligibility for Mr. Murphy, with the amount payable as a 50% joint and survivor annuity. The other named executives are not eligible to retire.

Deferred Compensation

The named executives are entitled to receive the amount in their deferred compensation accounts if their employment terminates. Between the termination event and the date that distributions are made, these accounts would continue to increase or decrease in value based on changes in the value of the named executive’s earnings

48       GE 2022 PROXY STATEMENT

option. Therefore, amounts received by the named executives would differ from those shown in the Deferred Compensation Table on page 42. See “Deferred Compensation” on page 41 for information on the available distribution types under each plan.

Life Insurance Benefits

For a description of the supplemental life insurance plans that provide coverage to the named executives, see “Life Insurance Premiums” on page 37. Messrs. Culp and Slattery, and Ms. Dybeck Happe do not qualify for these supplemental life insurance plans, as they were discontinued for executives joining the company (or being promoted to the relevant band of seniority) on or after January 1, 2018. If the named executives had died on December 31, 2021, the survivors of the named executives would have received the following under these arrangements.

NAME	DEATH BENEFIT
Culp	$0
Dybeck Happe	$0
Slattery	$0
Stokes	$9,410,940
Murphy	$3,763,080

The company would continue to pay the premiums in the event of a disability for Executive Life, until the later of age 60 or 15 years in the plan, and under Leadership Life, until the later of age 65 or 10 years in the plan.

Other Executive Compensation Policies & Practices

Roles and Responsibilities in Succession Planning and Compensation

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE. The committee has primary responsibility for helping the Board develop and evaluate potential candidates for executive positions and for overseeing the development of executive succession plans. As part of this responsibility, the committee oversees the compensation program for the CEO and the other named executives.

MANAGEMENT. Our CEO and our Chief Human Resources Officer help the committee administer our executive compensation program. The Chief Human Resources Officer also advises the committee on matters such as past compensation, total annual compensation, potential accrued benefits, GE compensation practices and guidelines, company performance, industry compensation practices and competitive market information.

Our Policies on Compensation Consultants

STRATEGIC USE OF COMPENSATION CONSULTANTS. From time to time, the committee and the company’s human resources function have sought the views of Semler Brossy Consulting Group LLC (Semler Brossy) about market intelligence on compensation trends and on particular compensation programs designed by our human resources function. For 2021, the Management Development & Compensation Committee and the company’s human resources function consulted with Semler Brossy on market practices relating to senior executive compensation. In addition, the Governance Committee and the company’s legal function consulted with Semler Brossy on market practices relating to compensation and benefits for non-employee directors.

COMPENSATION CONSULTANT INDEPENDENCE POLICY. Any compensation consultant that advises the Board on executive or director compensation will not at the same time advise the company on any other human resources matter, and the committee has determined that Semler Brossy’s work with the committee, the Governance Committee and the company’s human resources and legal functions does not raise any conflict of interest.

Clawbacks and Other Remedies for Potential Misconduct

CLAWBACKS. The Board may seek reimbursement of any portion of incentive compensation in connection with an executive officer’s fraudulent or illegal misconduct, or if an executive officer’s conduct resulted in a material inaccuracy in the company’s financial statements or in performance metrics affecting the executive officer’s compensation. If the Board determines that an executive officer engaged in fraudulent or illegal misconduct that resulted in a material inaccuracy in the company’s financial statements or in performance metrics affecting the executive officer’s compensation, the Board will seek reimbursement of any portion of incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the accurate financial statements or performance metric. For more information, see our Governance Principles (see “Helpful Resources” on page 77).

OTHER REMEDIES. In cases of detrimental misconduct by an executive officer, the Board may also take a range of other actions to remedy the misconduct, prevent its recurrence, and discipline the individual as appropriate, including terminating the individual’s employment. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Stock Ownership and Equity Grant Policies

STOCK OWNERSHIP REQUIREMENTS. We require our named executives to own significant amounts of GE stock as shown below. The required amounts are set at multiples of base salary. Executives have five years from the time they are first hired or promoted into a position at the senior vice president level or above to meet the requirement. All named executives are in compliance with our stock ownership requirements. For details on these requirements, see our Governance Principles (see “Helpful Resources” on page 77). The named executives’ ownership is shown in the Common Stock & Total Stock-Based Holdings Table on page 24.

STOCK OWNERSHIP REQUIREMENTS (MULTIPLES OF BASE SALARY)
10X	5X	4X
for CEO	for vice chairs	for senior vice presidents

GE 2022 PROXY STATEMENT       49

HOLDING PERIOD REQUIREMENTS. Our executive officers must also hold for at least one year any net shares of GE stock they receive through stock option exercises, in addition to any holding periods that may be assigned to PSUs and RSUs, such as the PSUs and RSUs granted as part of the annual incentive program. Net shares received from the vesting of PSUs or RSUs must be held until the stock ownership requirement is met.

NO HEDGING. We believe our executive officers and directors should not speculate or hedge their interests in our stock. We therefore prohibit them from entering into any derivative transactions in GE stock, including any short sale, forward, equity swap, option or collar that is based on GE’s stock price. These restrictions are contained in our Governance Principles (see “Helpful Resources” on page 77). This rule is not applicable to other GE employees.

NO PLEDGING. We prohibit executive officers and directors from pledging GE stock. These restrictions are contained in our Governance Principles (see “Helpful Resources” on page 77).

NO OPTION BACKDATING OR SPRING-LOADING. The exercise price of each stock option is based on the closing price of GE stock on the grant date.

NO OPTION REPRICING. We prohibit the repricing of stock options. This includes amending outstanding options to lower their exercise price, substituting new awards with a lower exercise price or executing a cash buyout.

NO UNEARNED DIVIDEND EQUIVALENTS. Performance shares, PSUs and RSUs granted to our named executives do not pay dividends or dividend equivalents on shares that are not yet owned. Instead, dividends and dividend equivalents are accrued during the vesting or performance period and paid out only on shares actually received. For more information, see our Governance Principles (see “Helpful Resources” on page 77).

Tax Deductibility of Compensation

The Internal Revenue Code generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s applicable named executives, subject to an exception for qualifying performance-based compensation provided pursuant to a binding written contract in effect as of November 2, 2017. We generally expect that compensation paid to our applicable named executives in excess of $1 million will not be deductible.

Management Development & Compensation Committee Report

The Management Development & Compensation Committee has reviewed the compensation discussion and analysis (pages 25 through 50, which, pursuant to SEC rules, does not include the “CEO Pay Ratio” discussion) and discussed that analysis with management. Based on its review and discussions with management, the committee recommended to the Board that the compensation discussion and analysis be included in the company’s annual report on Form 10-K for 2021 and this proxy statement. This report is provided by the following independent directors, who comprise the committee:

Thomas Horton (Chair)	Edward Garden
Sébastien Bazin	Paula Rosput Reynolds
Francisco D’Souza

CEO Pay Ratio

HOW WE IDENTIFIED THE MEDIAN EMPLOYEE. To identify the median GE employee for 2021, we identified our total employee population as of December 31, 2021, and, in accordance with SEC rules, excluded the CEO and employees from certain countries representing in aggregate less than 5% of our employee base*, to arrive at the initial median employee. We then used annualized salary data converted to U.S. dollars, including target bonus award payments to identify the 20 employees with salaries directly above and below the initial median employee. Once we identified this narrowed pool, we re-ranked the consideration pool of employees to find the median employee. We then calculated the median employee’s total compensation in accordance with SEC rules to use as the basis for the pay ratio. Foreign exchange rates were translated to the U.S. dollar equivalent based on rates as of December 31, 2021.

RATIO OF CEO PAY TO MEDIAN EMPLOYEE PAY. Our median employee earned $55,064 in total compensation for 2021. The total 2021 compensation reported for Mr. Culp as reported under “SEC Total” in the Summary Compensation Table on page 36 was $22,663,449. Based upon total compensation for 2021, we calculated that our ratio of CEO to median employee pay was 412 to 1. Our median employee is employed in France in our Power business.

*

These 76 countries and their headcounts as of the calculation date were: Algeria (321), Angola (23), Argentina (310), Austria (444), Azerbaijan (4), Bahrain (45), Bangladesh (56), Belgium (215), Benin (8), Bermuda (2), Bulgaria (17), Cambodia (3), Cameroon (7), Chad (1), Chile (190), Colombia (274), Côte d’Ivoire (49), Croatia (515), Czechia (536), Denmark (647), Ecuador (2), Egypt (420), Estonia (12), Ethiopia (9), Georgia (2), Ghana (33), Greece (179), Hong Kong (123), Iraq (101), Jordan (28), Kazakhstan (56), Kenya (96), Kosovo (7), Kuwait (70), Kyrgyzstan (3), Latvia (7), Lebanon (39), Libya (12), Lithuania (10), Luxembourg (4), Mali (1), Mauritius (3), Mongolia (3), Montenegro (5), Morocco (94), Mozambique (3), Myanmar (10), Nepal (5), Netherlands (625), New Zealand (53), Nigeria (159), Oman (16), Pakistan (152), Panama (19), Peru (95), Philippines (105), Portugal (127), Qatar (112), Romania (619), Senegal (4), Serbia (36), Slovakia (38), South Africa (473), Sri Lanka (10), Sweden (583), Tajikistan (8), Tanzania (1), Thailand (275), Trinidad and Tobago (3), Tunisia (77), Turkmenistan (10), Ukraine (41), Uruguay (1), Uzbekistan (3), Venezuela (1), and Zambia (1), for a total of 8,651 employees. As of December 31, 2021, using the methodology required by the rule governing this disclosure, GE had approximately 58,000 U.S. employees and approximately 123,000 employees in other countries, for a total of approximately 181,000 employees globally factored into the sample before the country exclusions listed above.

50       GE 2022 PROXY STATEMENT

Director Compensation

The compensation program for independent directors is designed to achieve the following goals:

●	Fairly pay directors for the work required at a company of GE’s size and scope, as benchmarked against our peer group;
●	Align directors’ interests with the long-term interests of GE shareholders; and
●	Be simple, transparent and easy for shareholders to understand.

Annual Compensation

OVERVIEW. Our independent directors receive annual compensation as shown in the table below. There are no additional meeting fees. The lead director and members of our Board committees receive additional compensation due to the workload and broad responsibilities of these positions.

All independent directors	$275,000
Lead director	$50,000
Audit Committee members	$35,000
Management Development & Compensation Committee members	$25,000
Governance & Public Affairs Committee members	$10,000

●Form of payment. 40% in cash & 60% in deferred stock units (DSUs); directors can elect to defer some or all of the cash portion in additional DSUs
●Time of payment. Quarterly installments
●Multiple committees. If a director serves on more than one committee, the additional compensation applies separately for each committee
●Limit on director compensation. $1,500,000 annually, including cash & equity, but excluding amounts awarded under the Charitable Award Program (which has been closed to new directors)

HOW DEFERRED STOCK UNITS WORK. Each DSU is equal in value to a share of GE stock and is fully vested upon grant but does not have voting rights. To calculate the number of DSUs to be granted, we divide the target value of the DSUs by the average closing price of GE stock for the 20 days preceding and including the grant date. DSUs accumulate quarterly dividend-equivalent payments, which are reinvested into additional DSUs. The DSUs are paid out in cash beginning one year after the director leaves the Board. Directors may elect to take their DSU payments as a lump sum or in payments spread out for up to 10 years. In the event of a spin-off transaction, the DSUs are credited with a phantom stock unit in the spun-off entity, similar to the distribution paid to GE shareholders, which would be payable in cash upon retirement on the same terms as the DSUs.

OTHER COMPENSATION. Our independent directors may also receive the following benefits:

●	Matching Gifts Program. Independent directors may participate in the GE Foundation’s Matching Gifts Program on the same terms as GE employees. Under this program, the GE Foundation matches for each participant up to $5,000 for annual contributions to approved charitable organizations.
●	Charitable Award Program. Each director who joined the Board before 2016 may, upon leaving the Board, designate up to five charitable organizations to share in a $1 million GE contribution. Directors may not choose a private foundation with which they are affiliated. The Board terminated this program for new directors in 2015.
●	Incidental Board Meeting Expenses. The company occasionally provides travel and sponsors activities for spouses or other guests of the directors in connection with Board meetings. No such expenses were incurred during 2021.

No Additional Director Compensation

Independent directors do not receive any cash incentive compensation, hold deferred compensation balances or receive pension benefits. Since 2003, DSUs have been the only equity incentive compensation awarded to the independent directors; we ceased granting stock options to directors in 2002, and no independent director had stock options outstanding as of the most recent fiscal year-end. Directors who are company employees do not receive any compensation for their services as directors.

Share Ownership Requirements for Independent Directors

All independent directors are required to hold at least $550,000 (5 times the cash portion of their annual retainer) worth of GE stock and/ or DSUs while serving as GE directors. They have five years to meet this ownership threshold. All directors are in compliance with this requirement.

Director and Officer (D&O) Insurance

GE provides liability insurance for its directors and officers. The annual cost of this coverage is approximately $9.7 million.

GE 2022 PROXY STATEMENT       51

Director Compensation Table

This table shows the compensation that each independent director earned for his or her 2021 Board and committee service. Mr. Garden has advised us that, pursuant to his arrangement with Trian, he transfers to Trian, or holds for the benefit of Trian and/or Trian entities, all director compensation paid to him.

NAME OF DIRECTOR	CASH FEES	STOCK AWARDS	MATCHING GIFTS	TOTAL
Sébastien Bazin	$0	$310,526	$0	$310,526
Ashton Carter	$124,000	$186,315	$0	$310,315
Francisco D’Souza	$0	$335,568	$0	$335,568
Edward Garden	$120,000	$180,305	$0	$300,305
Thomas Horton	$144,000	$216,366	$0	$360,366
Risa Lavizzo-Mourey	$114,000	$171,290	$0	$285,290
Catherine Lesjak	$128,000	$192,326	$0	$320,326
Paula Rosput Reynolds	$108,875	$226,552	$0	$335,427
Leslie Seidman	$124,000	$186,315	$5,000	$315,315
James Tisch	$0	$285,483	$0	$285,483

CASH FEES. Amount of cash compensation earned in 2021 for Board and committee service.

STOCK AWARDS. Aggregate grant date fair value of DSUs granted in 2021, as calculated in accordance with SEC rules, including amounts that the directors deferred into DSUs in lieu of all or a part of their cash compensation. Grant date fair value is calculated by multiplying the number of DSUs granted by the closing price of GE stock on the grant date (or the last trading day prior to the grant date), which was $105.04 for March 31, 2021 grants, $107.68 for June 30, 2021 grants, $103.03 for September 30, 2021 grants, and $94.47 for December 31, 2021 grants. The table below shows the cash amounts that the directors deferred into DSUs in 2021 and the number of DSUs accrued as of 2021 fiscal year-end.

DIRECTOR	CASH DEFERRED INTO DSUs IN 2021	# DSUs OUTSTANDING AT 2021 FISCAL YEAR-END
Sébastien Bazin	$124,000	18,181
Ashton Carter	$0	3,643
Francisco D’Souza	$134,000	23,526
Edward Garden	$0	9,699
Thomas Horton	$0	10,340
Risa Lavizzo-Mourey	$0	10,984
Catherine Lesjak	$0	7,051
Paula Rosput Reynolds	$25,125	8,581
Leslie Seidman	$0	13,102
James Tisch	$114,000	26,688

52       GE 2022 PROXY STATEMENT

MANAGEMENT
PROPOSAL NO. 3

Ratification of Deloitte as Independent Auditor for 2022

We are asking shareholders to ratify the selection of Deloitte as our independent auditor for 2022.

Why are we asking you to vote?

Although ratification is not required by our by-laws or otherwise, the Board is submitting this proposal as a matter of good corporate practice.

Your Board Recommends a Vote for Ratification of the Audit Committee’s Selection of Deloitte as our Independent Auditor for 2022

Auditor

Independent Auditor

Review and Engagement

The Audit Committee is directly responsible for the appointment, compensation (including advance approval of the audit fee), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. In accordance with its charter, the Audit Committee has selected the firm of Deloitte & Touche LLP (Deloitte), an independent registered public accounting firm, to be our auditors for the year 2022. The Audit Committee believes that this selection is in the best interests of GE and its shareholders and, therefore, recommend to shareholders that they ratify that appointment. Deloitte served in this capacity for the first time in 2021, following their appointment in 2020.

A representative of Deloitte will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to shareholder questions.

Audit Committee Report

ROLES AND RESPONSIBILITIES. The Audit Committee reviews GE’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Our company’s independent auditor, Deloitte, is responsible for expressing opinions on the conformity of the company’s audited financial statements, in all material respects, with generally accepted accounting principles and on the company’s internal control over financial reporting.

REQUIRED DISCLOSURES AND DISCUSSIONS. The Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements for the year ended December 31, 2021 and Deloitte’s evaluation of the company’s internal control over financial reporting. The Audit Committee has also discussed with Deloitte the matters that are required to be discussed under applicable PCAOB and SEC requirements. Deloitte has provided to the Audit Committee the written disclosures and the PCAOB-required letter regarding its communications with the Audit Committee concerning independence, and the committee has discussed with Deloitte that firm’s independence. The Audit Committee has concluded that Deloitte’s provision of audit and non-audit services to GE and its affiliates during 2021 was compatible with Deloitte’s independence.

AUDIT COMMITTEE RECOMMENDS INCLUDING THE FINANCIAL STATEMENTS IN THE ANNUAL REPORT. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2021 be included in our annual report on Form 10-K for 2021 for filing with the SEC. This report is provided by the following independent directors, who comprise the committee:

LESLIE SEIDMAN	ASHTON CARTER	FRANCISCO D’SOUZA	CATHERINE LESJAK	PAULA ROSPUT REYNOLDS
(Chair)

GE 2022 PROXY STATEMENT       53

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee oversees the audit and non-audit services provided by the independent auditor, participates in the pre-approval of fees with the independent auditor, reviews and approves the audit plan and associated fees, and receives periodic reports on the fees paid.

The Audit Committee in some cases authorizes Deloitte (along with other accounting firms) to provide non-audit services. We understand the need for Deloitte to maintain objectivity and independence as the auditor of our financial statements and our internal control over financial reporting. Accordingly, the Audit Committee has established the following policies and processes related to non-audit services.

WE LIMIT THE NON-AUDIT SERVICES THAT DELOITTE CAN PROVIDE. To minimize relationships that could appear to impair Deloitte’s objectivity, the Audit Committee will only pre-approve permissible, selected types of non-audit services that Deloitte may provide to us (and that otherwise would be permissible under SEC rules) and requires that the company engage Deloitte only when it is best suited for the job. For more detail, see the Audit Committee Charter (see “Helpful Resources” on page 77).

WE HAVE A PRE-APPROVAL PROCESS FOR NON-AUDIT SERVICES. The Audit Committee has adopted policies and procedures for pre-approving all non-audit work that Deloitte performs for us. Specifically, the Audit Committee has pre-approved the use of Deloitte for specific types of services related to: tax compliance, planning and consultations; acquisition/disposition services; consultations regarding accounting and reporting matters; and reviews and consultations on internal control and other related services. The Audit Committee has set a specific annual limit on the amount of non-audit services (audit-related and tax services) that the company can obtain from Deloitte. It has also required management to obtain specific pre-approval from the Audit Committee for any single engagement over $2 million or any types of services that have not been pre-approved. The Audit Committee chair is authorized to pre-approve any audit or non-audit service on behalf of the Audit Committee, provided these decisions are presented to the full committee at its next regularly scheduled meeting. In 2021, the Audit Committee pre-approved all services provided to the company pursuant to the policies and procedures described above.

WE HAVE HIRING RESTRICTIONS FOR DELOITTE EMPLOYEES. To avoid potential conflicts of interest, the Audit Committee has adopted restrictions on our hiring of any Deloitte partner, director, manager, staff member, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other individuals responsible for providing audit assurance on any aspect of Deloitte’s audit and review of our financial statements. These restrictions are contained in our Governance Principles (see “Helpful Resources” on page 77).

The following table summarizes the fees for professional audit services provided by (i) Deloitte for audit services provided for, and other services provided in, the year ended December 31, 2021 and (ii) billed by KPMG LLP (KPMG) for audit services provided for, and other services provided in, the year ended December 31, 2020:

TYPES OF FEES (IN MILLIONS)	AUDIT	AUDIT- RELATED	TAX	ALL OTHER	TOTAL
2021 (Deloitte)	$51.6	$2.1	$0.5	$0.3	$54.5
2020 (KPMG)	$61.6	$14.6	$0.4	$0.0	$76.6

AUDIT FEES. Fees for the audit of GE’s annual financial statements included in our annual report on Form 10-K; the review of financial statements included in our quarterly reports on Form 10-Q; the audit of our internal control over financial reporting, with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and services routinely provided by the auditor in connection with statutory and regulatory filings or engagements.

AUDIT-RELATED FEES. Fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting. The year-over-year fee decrease was primarily attributable to higher costs for carve-out audits in 2020, including the BioPharma business within GE Healthcare.

TAX FEES. Fees related to tax compliance and tax advice and tax planning. Tax compliance involves preparation of original and amended tax returns and claims for refund. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions and employee benefit plans, and requests for rulings or technical advice from taxing authorities.

ALL OTHER FEES. Includes fees for services that are not contained in the above categories and includes permissible advisory services.

Additional Information Regarding Change of Independent Auditor

As reported on GE’s Current Report on Form 8-K, dated June 22, 2020, as amended on February 12, 2021, the Audit Committee approved the engagement of Deloitte as GE’s independent registered public accounting firm for the year ended December 31, 2021. KPMG continued as GE’s independent registered public accounting firm for the year ended December 31, 2020. On February 12, 2021, when GE filed its Annual Report on Form 10-K for the year ended December 31, 2020, with the SEC, KPMG completed its audit of GE’s consolidated financial statements for such fiscal year, and GE’s retention of KPMG as our independent registered public accounting firm with respect to the audit of GE’s consolidated U.S. GAAP financial statements ended as of that date.

●	KPMG’s reports on our consolidated financial statements as of and for the years ended December 31, 2019 and 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
●	During the years ended December 31, 2019 and 2020, and the subsequent interim period through February 12, 2021, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between GE and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2019 and 2020 and the subsequent interim period through February 12, 2021, neither GE nor anyone on its behalf has consulted with Deloitte regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on GE’s financial statements, and neither a written report nor oral advice was provided to GE that Deloitte concluded was an important factor considered by GE in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

54       GE 2022 PROXY STATEMENT

MANAGEMENT PROPOSAL NO. 4

Approval of the 2022 Long-Term Incentive Plan

What are you voting on?
We are asking shareholders to approve a new long-term incentive plan, which will replace our existing 2007 LTIP and Consultants’ Plan and allow GE to continue granting equity compensation.

Why the Board recommends a vote for this proposal:
The purpose of the 2022 LTIP is to attract, retain and motivate current and prospective employees, non-employee directors and other service providers to GE. The stock- and performance-based compensation that will be provided under the 2022 LTIP is designed to align their interests and efforts with those of GE’s shareholders.

If approved, the 2022 LTIP will replace the 2007 LTIP and Consultants’ Plan.

Your Board recommends a vote FOR approval of the 2022 Long-Term Incentive Plan

2022 Long-Term Incentive Plan Overview of the 2022 LTIP Proposal

Shareholders are being asked to approve the GE 2022 Long-Term Incentive Plan (the 2022 LTIP), which was approved by the Board on February 11, 2022, subject to shareholder approval. The 2022 LTIP is intended to provide equity awards under our long-term equity compensation program. Equity awards are currently provided under the GE 2007 Long-Term Incentive Plan, as amended (the 2007 LTIP) and the GE Stock-Based Compensation and Incentive Plan for Consultants, Advisors and Independent Contractors (the Consultants’ Plan). If our shareholders approve this proposal, the 2022 LTIP will replace both of these plans, and no further grants will be made under the 2007 LTIP or the Consultants’ Plan after the date that shareholders approve the 2022 LTIP (the Effective Date).

If the 2022 LTIP is not approved by our shareholders, the 2007 LTIP and the Consultants’ Plan will remain in effect according to their terms, and GE will be unable to continue the use of equity-based compensation following the depletion of the shares remaining available under the 2007 LTIP and the Consultants’ Plan. This could require us to significantly increase the cash component of our compensation programs in order to continue to attract and retain the people and skills needed for GE to navigate this transformational period and execute effectively on our long-term strategic plan.

KEY GOVERNANCE FEATURES OF THE PLAN. The 2022 LTIP contains a number of features designed to protect the interests of shareholders, including:

●Limits on authorized shares — no evergreen provision. The maximum number of shares available for grants of stock options and other stock awards will be 30 million (in addition to shares that remain available for grant under the 2007 LTIP as of the Effective Date, which as of December 31, 2021 was approximately 43 million, and shares subject to outstanding awards forfeited or settled in cash). There is no “evergreen” feature.
●Limits on stock option terms. The maximum term of each stock option and stock appreciation right (SAR) that can be granted is ten years.
●Limits on share counting. There is a fungible share pool, meaning full-value awards such as RSUs and PSUs are counted against the share reserve at a higher rate than stock options and SARs.
●No liberal share recycling. Shares surrendered or withheld for the payment of the exercise price or taxes under an award, and shares repurchased in the open market with the proceeds of an option exercise, may not again be made available for issuance under the Plan.
●Clawback requirements. The 2022 LTIP contains a clawback condition that applies in the event of a participant’s misconduct and regardless of whether there is a financial statement restatement.
●No stock option repricing. The repricing of “underwater” options and SARs, whether by amending an existing award, substituting a new award at a lower price or executing a cash buyout, is prohibited without shareholder approval.
●No discounted stock option grants. The grant of stock options or SARs with an exercise price less than the fair market value of GE stock on the date of grant is prohibited.
●No excise tax gross-ups. The 2022 LTIP does not provide any excise tax gross-ups.

GE 2022 PROXY STATEMENT       55

KEY DATA ABOUT OUR GRANT PRACTICES. In determining the appropriate share reserve under the 2022 LTIP, the Board and the Management Development & Compensation Committee considered a number of factors, including our burn rate. Our burn rate is equal to the total number of stock options, RSUs, PSUs and performance shares granted during the applicable fiscal year divided by the weighted average shares of GE common stock outstanding during the fiscal year. Our three-year adjusted average burn rate was approximately 0.7%, which is in line with the 0.7% average of our peer group over the same time period, based on information available as of December 31, 2021. For more information on our peer group, see Peer Group and Benchmarking on page 29. The following table provides detailed information regarding our burn rate.

GRANT INFORMATION (# IN THOUSANDS)*	2021	2020	2019
Stock Options Granted	494	4,468	4,303
RSUs Granted	2,972	5,802	1,975
PSUs Granted	915	797	678
PSUs Earned	69**	0	0
Performance Shares Granted	0	1,162	0
Performance Shares Earned	0	0	0
Weighted Average GE Common Stock Outstanding	1,097,527	1,094,067	1,090,517
Annualized Burn Rate	0.4%	1.1%	0.6%

*	GE conducted a 1-for-8 reverse stock split on July 30, 2021. Data is presented on a post-split basis.
**	PSUs were earned by a former executive officer, based upon performance metrics that differ from the annual PSU grants.

On December 31, 2021, the market price per share of GE common stock was $94.47, based on the closing price on the New York Stock Exchange on such date. As of December 31, 2021:

●42,951 thousand shares of GE common stock remained available for grant under the 2007 LTIP and 461 thousand shares of GE common stock remained available for grant under the Consultants’ Plan;
●38,407 thousand shares of GE common stock were subject to outstanding options under the 2007 LTIP with a weighted average exercise price of $144.97 and average remaining term of 4.2 years, and 7,153 shares of GE common stock were subject to outstanding options under the Consultants’ Plan with a weighted average exercise price of $182.16 and average remaining term of 1.5 years;
●11,272 thousand shares of GE common stock were subject to outstanding RSUs, PSUs (assuming achievement of target performance levels) and performance shares (assuming achievement of target performance levels) under the 2007 LTIP and no shares of GE common stock were subject to outstanding RSUs under the Consultants’ Plan; and
●1,098,961 thousand shares of GE common stock were outstanding.

HOW LONG WE EXPECT THE SHARE RESERVE TO LAST. Based on a review of our historical and projected grant practices, we estimate that the shares reserved for issuance under the 2022 LTIP should meet GE’s equity grant needs for approximately 6 years; however, it may last longer or shorter than this depending on currently unknown factors, such as the number of grant recipients, future grant practices and the market price of GE common stock. Regardless of actual 2022 LTIP usage, as a matter of good corporate governance, we intend to ask shareholders to reapprove the plan no later than the 2027 annual meeting, consistent with our historical practice seeking shareholder approval for the plan every five years.

Description of the 2022 LTIP

The following is a summary of the material features of the 2022 LTIP. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2022 LTIP, which is included as Annex A to this proxy statement.

SHARE RESERVE. The aggregate number of shares of GE common stock issuable under the 2022 LTIP is equal to (i) 30 million shares of GE common stock, plus (ii) any shares of GE common stock that remain available for grant under the 2007 LTIP as of the Effective Date, plus (iii) any shares of GE common stock subject to awards previously granted under the 2007 LTIP that are canceled, terminated, expire unexercised, forfeited or settled in cash following the Effective Date (excluding such shares that have been retained or withheld by GE in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of such award). The aggregate number of shares of GE common stock issuable under the 2022 LTIP pursuant to the exercise of stock options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code (ISOs) is equal to 30 million. The number of shares described in this paragraph are subject to adjustment in the event of certain capitalization events.

For purposes of determining the aggregate number of shares of GE common stock issued under the 2022 LTIP, the following share counting rules will apply:

●Shares of GE common stock issued pursuant to a stock option or SAR will be counted against the limit described above as one share;
●Shares of GE common stock issued pursuant to any award other than a stock option or SAR will be counted against the limit described above as 2.21 shares; and
●Shares subject to awards that have been canceled, terminated, expire unexercised, forfeited or settled in cash will not be counted against the limit described above; however, shares subject to awards that have been retained or withheld by GE in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award and shares repurchased on the open market with the proceeds of a stock option exercise will be counted against the limit described above.

In addition, shares subject to awards granted in assumption of, or in substitution or exchange for, awards previously granted by an acquired company (Substitute Awards) will not be counted against the limit described above. Shares of GE common stock issued under the 2022 LTIP may be authorized and unissued shares or shares that were reacquired by GE, including shares purchased in the open market or in private transactions.

DIRECTOR COMPENSATION LIMITS. The aggregate dollar value of equity-based and cash compensation granted under the 2022 LTIP or otherwise to any non-employee director will not exceed $1 million during any calendar year.

ADMINISTRATION. The Management Development & Compensation Committee administers the 2022 LTIP; however, the Governance Committee administers the 2022 LTIP with respect to awards granted to non-employee directors (as applicable, the Administrator). The Administrator may delegate its authority under the 2022 LTIP in accordance with applicable laws. The Administrator is authorized and empowered under the 2022 LTIP to do all things that it determines to be necessary or appropriate in connection with the administration of the 2022 LTIP. All decisions, determinations and interpretations by the Administrator regarding the 2022 LTIP will be final and binding on all participants and others with rights under the 2022 LTIP or any award thereunder.

56       GE 2022 PROXY STATEMENT

ELIGIBILITY. Current and prospective employees, offers, non-employee directors and other service providers of GE or any of its affiliates are eligible to be granted awards under the 2022 LTIP, as determined by the Administrator. As of December 31, 2021, there were approximately 181,000 employees, and 10 non-employee directors who would be eligible to participate in the 2022 LTIP.

Award Types
The 2022 LTIP permits the grant of stock options, SARs, restricted stock, RSUs, performance awards and other stock-based awards.

STOCK OPTIONS. The Administrator may grant options to purchase GE common stock that qualify as ISOs, options that do not qualify as ISOs or a combination thereof. The terms and conditions of stock option grants, including the quantity, exercise price, vesting periods, exercise periods and other conditions on exercise, will be determined by the Administrator.

Subject to limited exceptions for Substitute Awards, the exercise price may not be less than 100% of the fair market value of a share of GE common stock on the date of grant, and the exercise period may not exceed 10 years. In the case of ISOs granted to a holder of more than 10% of the total voting power of GE on the date of grant, the exercise price may not be less than 110% of the fair market value of a share of GE common stock on the date of grant, and the exercise period may not exceed five years. The exercise period of a stock option (other than an ISO) will be automatically extended if the holder is prohibited by law or GE’s insider trading policy from exercising the stock option at the time of its scheduled expiration until the date that is 30 days following the lapse of such prohibition. No dividends or dividend equivalent rights may be paid or granted with respect to stock options.

The exercise price of a stock option may be paid by such methods as determined by the Administrator, including by cash in U.S. dollars, an irrevocable commitment to use the proceeds from a sale of shares issuable under the stock option, delivery of previously owned shares of GE common stock or withholding of shares otherwise deliverable upon exercise of the stock option.

STOCK APPRECIATION RIGHTS. The Administrator may grant SARs, which entitle the participant to receive, upon exercise, a payment equal to (i) the excess of the fair market value of a share of GE common stock on the exercise date over the exercise price, times (ii) the number of shares of GE common stock with respect to which the SAR is exercised. Subject to limited exceptions for Substitute Awards, the exercise price for a SAR will be determined by the Administrator in its discretion on the date of grant, but may not be less than 100% of the fair market value of a share of GE common stock on the date of grant. Upon exercise of a SAR, payment may be made in cash, shares of GE common stock or a combination of cash and shares. SARs must be exercised within a period fixed by the Administrator that may not exceed ten years from the date of grant. No dividends or dividend equivalent rights may be paid or granted with respect to SARs.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Administrator may award restricted stock—shares of GE common stock subject to specified restrictions. Restricted stock is subject to forfeiture if the participant does not meet certain conditions such as continued employment and/or satisfaction of performance conditions. The Administrator also may grant RSUs representing the right to receive shares of GE common stock (or a cash payment in lieu thereof) following the satisfaction of certain conditions, such as continued employment and/or satisfaction of performance conditions. The terms and conditions of restricted stock and RSUs are determined by the Administrator.

Any dividends or other distributions paid with respect to restricted stock will be subject to the same restrictions on transferability and vesting conditions as the underlying restricted stock. Shares underlying RSUs may be entitled to dividend equivalents only to the extent provided by the Administrator, and any such dividend equivalents will be subject to the same vesting conditions as the underlying RSUs.

PERFORMANCE AWARDS. The Administrator may establish performance criteria and the level of achievement versus such criteria that determines the amount of cash or the number of shares of GE common stock, stock options, SARs, restricted stock or RSUs to be granted, retained, vested, issued or paid pursuant to a performance award.

OTHER STOCK-BASED AWARDS. The Administrator may grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of GE common stock. The terms and conditions of such other stock-based awards are determined by the Administrator. Shares underlying other stock-based awards may be entitled to dividend equivalents only to the extent provided by the Administrator, and any such dividend equivalents will be subject to the same vesting conditions as the underlying other stock-based award.

Other Information About the 2022 LTIP
NO REPRICING AND NO RELOAD GRANTS. Other than in connection with a change in GE’s capitalization, as described below, the Administrator may not, without shareholder approval, reduce the exercise price of any previously awarded stock option or SAR or cancel and re-grant or exchange any underwater stock option or SAR for cash or a new award with a lower (or no) exercise price. In addition, no stock options may be granted under the 2022 LTIP in consideration for the delivery of shares of GE common stock to GE in payment of the exercise price or tax withholding obligations of any other employee stock options.

TRANSFERABILITY OF AWARDS. Awards under the 2022 LTIP may not be sold, transferred for value, pledged, assigned or otherwise alienated or hypothecated by a participant, and each option and SAR will be exercisable only by the participant during his or her lifetime. However, if permitted by the Administrator, a participant may transfer or assign an award as a gift to a family member (as such term is defined for purposes of the Registration Statement on Form S-8) or designate a beneficiary with respect to an award in the event of the participant’s death.

CHANGE IN CONTROL. In the event of a change in control (as defined in the 2022 LTIP), the Administrator has discretion to take a number of actions with respect to outstanding awards, including to accelerate vesting or exercisability of awards, to redeem or cash-out awards based on the change in control price (less any applicable exercise price), to cash-out any dividend equivalents, and to make adjustments to awards as it deems appropriate, such as providing for the substitution, assumption or continuation of such awards by any successor or parent company. However, in the event awards are not assumed, continued or substituted in connection with a change in control, such awards will become fully vested and exercisable.

No provision of the 2022 LTIP or any award agreement will provide a gross-up payment or other compensation for any taxes imposed by Section 4999 of the Code or otherwise.

GE 2022 PROXY STATEMENT       57

NON-US AWARDS. For Participants employed or performing services outside the United States, the Management Development & Compensation Committee may modify the provisions of the 2022 LTIP or an award (or create sub-plans) as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy.

ADJUSTMENTS. In the event of any corporate event or transaction that results in a change in our capital structure, such as a merger, consolidation, reorganization, recapitalization, liquidation, stock dividend, stock split, reverse stock split or other distribution of stock or property of GE, the Administrator will make such equitable adjustments with respect to awards and the 2022 LTIP, including any adjustments in the maximum number of shares of GE common stock subject to the 2022 LTIP, the number of shares subject to awards, and the purchase price or exercise price of outstanding awards, without any requirement that adjustments need to be uniform between different awards.

AMENDMENT AND TERMINATION. The Board or its designee may amend, alter, suspend or terminate the 2022 LTIP at any time; however, without shareholder approval, such amendment may not increase the number of shares of GE common stock that may be granted under the 2022 LTIP, reprice outstanding options or SARs or permit the grant of such awards with exercise prices below 100% of the fair market value of a share of GE common stock on the date of grant, extend the term of the 2022 LTIP, change the class of eligible participants, increase the non-employee director compensation limit or otherwise include any amendment requiring shareholder approval by laws or the rules of any applicable stock exchange.

Unless earlier terminated, the 2022 LTIP will remain available for the grant of awards until the 10th anniversary of the Effective Date, with no ISOs granted under the 2022 LTIP after February 11, 2032.

CLAWBACK AND RECOUPMENT. If a participant is terminated for cause or has engaged in conduct that breaches an agreement with GE, results in (or has the potential to cause) material harm financially, reputationally, or otherwise to GE or would have given rise to a termination for cause, as determined by the Management Development & Compensation Committee, such participant will forfeit their right to any unvested or unexercised awards under the 2022 LTIP and may be required to repay any cash, shares or other property received pursuant to vested and exercised awards under the 2022 LTIP, to the extent recovery is permitted by law.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the 2022 LTIP based on the federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on their specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Section 409A of the Code), or other tax laws other than U.S. federal income tax law. Because individual circumstances may vary, we advise all participants to consult their own tax advisor concerning the tax implications of awards granted under the 2022 LTIP.

STOCK OPTIONS AND SARS. The grant of a stock option or SAR generally creates no tax consequences for the participant or GE. A participant generally has no taxable income upon exercise of an ISO, except that the alternative minimum tax may apply. Upon exercise of a stock option other than an ISO, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon exercise of a SAR, a participant generally must recognize ordinary income equal to the fair market value of the amount received.

When disposing of shares acquired by exercise of an ISO before the end of the applicable ISO holding periods (two years after the date of grant and one year after the exercise of the ISO), the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of a stock option (including an ISO for which the requisite holding periods are met) generally will result in only capital gain or loss.

OTHER AWARDS. Awards of restricted stock, RSUs, performance shares and other stock-based awards under the 2022 LTIP generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares or other awards.

LIMITATIONS ON DEDUCTIBILITY BY THE COMPANY. Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” includes any individual who serves as chief executive officer, chief financial officer or one of the other three most highly compensated executive officers for 2017 or any subsequent calendar year. It is expected that compensation deductions for any covered employee with respect to awards under the 2022 LTIP will be subject to the $1 million annual deduction limitation. The Administrator may grant awards under the 2022 LTIP or otherwise that are or may become non-deductible when it believes doing so is in the best interests of the GE and our shareholders.

Additional Equity Compensation Plan Information

For information regarding outstanding equity awards and shares available for future issuance under all of GE’s equity plans as of December 31, 2021, see “Equity Compensation Plan Information” on page 41.

New Plan Benefits

As of the date of this proxy statement, no awards have been granted under the 2022 LTIP. Awards under the 2022 LTIP may be made at the discretion of the Administrator, and any awards that may be made and any benefits and amounts that may be received or allocated under the 2022 LTIP in the future are not determinable at this time. As such, the future plan benefits, as well as information regarding the number of awards that may be received under the 2022 LTIP in the future, have been omitted.

58       GE 2022 PROXY STATEMENT

Shareholder Proposals

What are you voting on?
The following shareholder proposals will be voted on at the Annual Meeting only if properly presented by or on behalf of the shareholder proponent. In accordance with the applicable proxy regulations, the text of the shareholder proposals and supporting statements, for which we accept no responsibility, are set forth below.

How to find more information about the proponents

To obtain the addresses of any of the shareholder proponents, or their GE stock holdings, email shareholder.proposals@ ge.com or write to Corporate Secretary, GE, at the address listed on the inside front cover of this proxy statement, and you will receive this information promptly.

Your Board recommends a vote AGAINST shareholder proposals 1, 2 and 3 for the reasons that we provide following each proposal
Shareholder Proposals Shareholder Proposal No. 1 — Cessation of Stock Option and Bonus Programs

Martin Harangozo has notified us that he intends to submit the following proposal at this year’s meeting:

The Board of Directors are requested to consider voting a cessation of all Executive Stock Option Programs, and Bonus Programs. Rewards via a bona fide salary program are a necessity. Salary increases to deserving Executives will reward only those who productively enhance the Company’s Business. Only if and when profit increases are published and compiled annually, and verified by a Certified Accounting Firm a realistic salary increase commensurate with the increase in the Company’s Business can be considered. Should there be no increase in the Company’s Business, or a decline in Corporate Business is published and compiled annually, and verified by a Certified Accounting Firm, no salary increase(s) will be forthcoming. Rewards via the above measurements will suffice, and remove the bonus and Executive Stock Option Program(s) permanently.

The above shareholder proposal has been in the General Electric Company proxy statement many times.

Please vote for cessation of all Executive Stock Option Program, and Bonus Programs.

Your Board recommends a vote AGAINST this proposal.

EQUITY AWARDS AND ANNUAL CASH BONUSES ARE IMPORTANT COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM. Our Board believes that GE’s executive compensation program is structured to achieve the objectives of driving accountability and performance, incentivizing short- and long-term performance, attracting and retaining top talent, and discouraging excessive risk taking. Equity incentive awards are an integral component of our compensation program because they vest over an extended period of time and therefore incentivize performance over a multi-year period and align our leaders with long-term shareholder interests (for example, stock options, RSUs and PSUs generally vest over a three-year period) and provide strong performance incentives that are closely aligned with shareholder interests (for example, PSUs are earned based on achievement of specified performance measures). Annual bonuses are important because they give the Management Development & Compensation Committee the opportunity to consider not only the recent overall performance of GE, but also the performance of a particular business the executive leads or a particular role the executive serves, enabling the committee to factor in accomplishments during the year that contribute to long-term performance in addition to financial results (for example, the inclusion of safety metrics in the annual bonus program).

THE PROPOSAL WOULD IMPOSE ARBITRARY LIMITS ON THE COMPENSATION COMMITTEE AND PUT GE AT A COMPETITIVE DISADVANTAGE COMPARED TO PEERS. We believe that imposing arbitrary limitations on the Management Development & Compensation Committee’s judgment in structuring GE’s executive compensation program, as the proposal seeks to do by requesting the elimination of executive stock options and annual bonuses, would undermine the committee’s ability to achieve appropriate compensation objectives. The Management Development & Compensation Committee seeks to create an effective and competitive structure for the compensation program and exercises careful judgment in making all compensation decisions, taking into account GE’s performance, compensation practices at 20+ peer companies in our peer group and investor feedback and evaluating each executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, current compensation arrangements, and long-term potential to enhance shareholder value. Virtually any company that GE competes with for talent has the ability to pay executive bonuses and equity compensation. Implementing the changes requested by the proposal would place GE at a competitive disadvantage by limiting the committee’s ability to structure an effective and competitive compensation program that can attract, retain and appropriately incentivize highly qualified and effective executives.

For the foregoing reasons, the Board recommends a vote AGAINST this proposal.

GE 2022 PROXY STATEMENT       59

Shareholder Proposal No. 2 —
Ratification of Termination Pay

SOC Investment Group has notified us that it intends to submit the following proposal at this year’s meeting:

RESOLVED: Shareholders request that the Board of General Electric Company (GE) seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.

“Severance or termination payments” include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

Supporting Statement
While we are only proposing that this policy cover new and renewed executive severance approvals, we note that shareholders overwhelmingly rejected GE’s Say-on-Pay proposal at the last annual meeting after the Board, in August 2020, significantly lowered goals for CEO Larry Culp’s Leadership Performance Share Award that was awarded when he joined the company. This award was contingent on at least a 50% increase in the stock price, at which time the award would be worth $46.5 million.

In less than two years, however, the stock price dropped by nearly half. The board responded by revising Mr. Culp’s contract to make it easier for him to earn that $46.5 million payout. Given how GE’s share price has risen since then, Mr. Culp could receive a windfall despite a negligible increase in the stock price during his tenure.

We cite this example because it illustrates how GE’s board has been extremely generous in executive compensation, contrary to basic “pay for performance” principles. This largesse also exists with respect to severance packages. According to last year’s proxy statement, a change in control could have netted Mr. Culp over $100 million worth of performance shares.

It is in the best interest of GE shareholders to be protected from potential windfall payments that can arise from, among other things, lowering goals and subsequently receiving unduly large payouts upon a “without cause” termination, which is a very real possibility at GE particularly considering the recently announced spinoff of its Healthcare and Renewable Energy & Power businesses. Such spinoffs can be accompanied by executive terminations.

Please vote yes: Shareholder Ratification of Termination Pay

60       GE 2022 PROXY STATEMENT

Your Board recommends a vote AGAINST this proposal.

The Board believes that this proposal is not in the best interests of GE shareholders. The overly broad proposal does not permit adequate flexibility to be competitive in the marketplace for new hires and to retain key talent, particularly at this time of unprecedented competition and demand in the overall labor market and with additional pressures on GE’s workforce in connection with our plans to form three independent companies. Moreover, GE has an existing policy for shareholder approval of termination pay that we believe strikes the right balance among shareholder rights, the Board’s exercise of its fiduciary duties and retaining the necessary flexibility to attract and retain talent.

THE BROAD APPROACH THIS PROPOSAL SUGGESTS WOULD PLACE GE AT A COMPETITIVE DISADVANTAGE BY LIMITING GE’S ABILITY TO ATTRACT AND RETAIN KEY LEADERS. The Board believes the proposal would adversely affect GE’s ability to attract senior-level executive talent, for which we compete globally with other companies. The sort of severance benefits that would be covered by the policy this proposal requests often arise in the context of negotiating an employment agreement with an external hire for a senior leadership position, particularly when a sign-on or similar one-time equity award is part of the overall compensation package necessary to induce the individual to leave a successful and well-compensated role at another company. As a result, implementing the proposal may interfere with GE’s ability to make binding offers of employment, including for roles that can have significant impact on GE’s performance and results. Requiring sign-on packages for “any senior manager” to be approved by shareholders would not allow us to be nimble and competitive in the recruiting process, and candidates would not be willing to have their hiring be subject to a subsequent shareholder approval. Similar dynamics can exist in developing packages to retain employees. The delay, uncertainty and expense of seeking shareholder approval in such circumstances demonstrate the impracticality of this proposal.

Unsurprising given the undue limitations and negative consequences that could accompany the policy requested by this proposal, none of the other companies in GE’s compensation peer group disclose having this policy. Adopting the broad approach this proposal suggests would disadvantage GE relative to peers in its ability to recruit and retain the best available executive talent.

THE NEED FOR GE TO REMAIN COMPETITIVE IN THE MARKET FOR TALENT IS EVEN MORE IMPORTANT IN THE CONTEXT OF OUR PLAN TO FORM THREE INDEPENDENT COMPANIES FROM OUR EXISTING BUSINESSES. The misalignment between this proposal and the best interests of GE and its shareholders is even more evident today in a context where GE is working through a transformational period to establish three industry-leading independent companies with strong leadership teams at each. The need to retain competitive and flexible tools in the market for talent extends not just to the one GE that exists today but to all three future companies. In addition, the Board believes it is important to retain the flexibility to provide appropriate retention and possible future severance benefits for employees who are helping to drive this transformation but may face job insecurity following the two planned spin-offs of (i) our Healthcare business in early 2023, and (ii) our combined Renewable Energy, Power and Digital businesses in early 2024, following which GE will be an aviation-focused company. For example, some employees who are currently part of GE’s Corporate staff will be key to executing these separations but may not assume positions with any of the three future companies. The proposal would potentially eliminate the ability to take retention actions that the Board views as appropriate and necessary for individuals whose roles and leadership are critical to navigating this transitional period and executing on the strategic plan to maximize value for our shareholders.

GE ALREADY HAS A CAREFULLY TAILORED POLICY TO SEEK SHAREHOLDER APPROVAL OF TERMINATION PAY IN APPROPRIATE CIRCUMSTANCES. GE has a longstanding policy, reflected in our Governance Principles, to obtain shareholder approval before paying certain types of severance benefits that would exceed 2.99 times the sum of the executive’s base salary and bonus—the very same ratio that the shareholder proposal contemplates. The Board believes that GE’s existing policy, which is more carefully tailored than the overly broad proposal, strikes the right balance between shareholder rights and being able to be competitive in the market for talent. The existing policy includes the following specific features: (i) it applies to termination prior to retirement for performance reasons (as opposed to termination “for any reason,” as contemplated by the proposal), (ii) it allows certain exclusions to the types of compensation subject to the policy, such as payments of salary or bonus amounts that had accrued at the time of termination, and (iii) it applies to a clearly defined set of GE officers whose compensation is already disclosed to shareholders under SEC rules (as opposed to “any senior manager,” an undefined and potentially very broad population of employees, as contemplated by the proposal). As a result, the current policy enables GE to offer applicable post-termination benefits in situations we believe are appropriate, such as permitting equity vesting in the event of retirement after attaining retirement eligibility, or upon termination of GE employment in connection with GE transferring a business operation to a successor employer. Both of those are scenarios where we believe acceleration of equity vesting is appropriate and should not be subject to specific shareholder approval beyond the general say-on-pay advisory vote that we hold annually. The policy requested by the proposal would represent a significant broadening of an existing GE policy that we believe is already appropriately constructed, and that was itself the product of prior engagement with a shareholder proponent. Furthermore, we engage regularly with many of our largest shareholders, and the shareholders we have met with in recent years have not raised concerns about our existing policy.

For the foregoing reasons, the Board recommends a vote AGAINST this proposal.

GE 2022 PROXY STATEMENT       61

Shareholder Proposal No. 3 —
Employee Representative Director

Alexandra A. Brown has notified us that she intends to submit the following proposal at this year’s meeting:

RESOLVED, shareholders of General Electric Company (“GE” or “the Company”) request that the Board nominate an Employee Representative Director for election to the Board by shareholders at GE’s 2023 annual meeting of shareholders. The Employee Representative Director shall be a current non-executive GE employee who consents to serve on the Board. Current employees shall be given the opportunity to suggest persons to serve as the Employee Representative Director to the Nominating and Corporate Governance Committee, which will recommend a candidate for nomination by the full Board. If the Employee Representative Director ceases to be a non-executive employee of GE during his or her term, the Board should appoint a replacement who satisfies the criteria set forth above.

Supporting Statement
GE employees create a great deal of value for the Company and its shareholders. In GE’s 2020 annual report, CEO Larry Culp acknowledges “I often have witnessed our employees’ battle-tested commitment and grit over the past two-plus years. Nowhere was this clearer than in the face of the pandemic, and I am profoundly thankful to them.”

Yet GE has for years prioritized Wall Street’s appetite for growth through risky acquisitions rather than ensuring the sustainability of its core businesses, leaving the company in a profoundly weakened state. To cut costs and grow profits, the company has also hollowed out its US workforce – from 277,000 workers in 1989 to just 70,000 today – even while relying on $2.2 billion in federal and state subsidies and serving as a major federal contractor.1

An employee representative on GE’s Board would add knowledge and insight on issues critical to the success of the Company, beyond that currently present on the Board, and may result in more informed decision making. Moreover, employees have a sincere interest in the ongoing viability of the company, aligning their interests with those of long-term shareholders. This perspective is needed on the GE board now more than ever, to ensure the proposed spinoffs of GE’s divisions into publicly traded companies is only undertaken if it can be done in a manner that protects the integrity and viability of the component parts, including the expertise of the GE workforce.

GE has long described its culture as a competitive advantage, helping it attract and retain top talent. GE should act to protect and strengthen its human capital, particularly given the uncertainty presented by its impending corporate restructuring. We strongly believe the Employee Representative Director would promote GE’s continued success.

We urge shareholders to vote for this proposal.

[1]	https://time.com/6114004/general-electric-workforce-public-subsidies/

Your Board recommends a vote AGAINST this proposal.

GE HAS A ROBUST AND EFFECTIVE PROCESS FOR IDENTIFYING AND RECRUITING QUALIFIED, INDEPENDENT AND DIVERSE DIRECTORS. The Governance Committee and Board endeavor to have an experienced, qualified Board with high personal integrity and character, diversity of thought and expertise in areas relevant to GE. In this regard, the Governance Committee, which is comprised wholly of independent directors, employs a rigorous and thorough process for identifying, vetting and selecting the candidates that it nominates to serve on the Board, as described in this proxy statement under “Election of Directors” on page 6. It carefully evaluates all individuals recommended as candidates to the Board, including individuals suggested by shareholders (including employees), in light of multiple factors including each individual’s global business and operations experience, experience in the industries in which we compete, specific professional expertise (including finance and accounting, investment, technology, risk management, government and regulatory), diversity of background, including with respect to gender and ethnic diversity, and ability to satisfy applicable regulatory requirements such as independence. In addition, our by-laws allow shareholders who satisfy specific requirements to include director candidates directly in our proxy materials for consideration by all shareholders.

THE PROPOSAL WOULD UNDERMINE THE GOVERNANCE COMMITTEE’S JUDGMENT TO NOMINATE THE INDIVIDUALS IT BELIEVES WOULD BEST SERVE ALL SHAREHOLDERS AS DIRECTORS. We believe that all director candidates, whether recommended by employees, shareholders or other groups, should be evaluated using the same criteria and standards. The proposal would require us to deviate from the rigor of our existing nomination processes and could undermine the role of our Governance Committee and the Board. Furthermore, in selecting director nominees, the Governance Committee exercises its judgment in selecting the best possible nominees that will complement each other and work well together, to serve the interests of all of our stakeholders rather than just one constituency or faction. In light of the Board’s qualifications, independence and diversity, and the need for ongoing alignment with the company’s future strategy and industry focus, we see no reason to change the current nomination process or to restrict the criteria for Board service by requiring the Governance Committee to select one director nominee from the ranks of GE’s non-executive employees.

For the foregoing reasons, the Board recommends a vote AGAINST this proposal.

62       GE 2022 PROXY STATEMENT

Submitting 2023 Proposals

The table below summarizes the requirements for shareholders who wish to submit proposals, including director nominations, for next year’s Annual Meeting. Shareholders are encouraged to consult SEC Rule 14a-8 or our by-laws, as applicable, to see all applicable requirements.

	PROPOSALS FOR INCLUSION IN 2023 PROXY	DIRECTOR NOMINEES FOR INCLUSION IN 2023 PROXY (PROXY ACCESS)	OTHER PROPOSALS/NOMINEES TO BE PRESENTED AT 2023 MEETING**
Type of proposal	SEC rules permit shareholders to submit proposals for inclusion in our proxy statement by satisfying the requirements specified in SEC Rule 14a-8	A shareholder (or a group of up to 20 shareholders) owning at least 3% of GE stock for at least 3 years may submit director nominees (up to 20% of the Board) for inclusion in our proxy statement by satisfying the requirement specified in Article VII, Section F of our by-laws	Shareholders may present proposals or director nominations directly at the Annual Meeting (and not for inclusion in our proxy statement) by satisfying the requirements specified in Article VII, Section D of our by-laws
When proposal must be received by GE	No later than close of business (5 p.m. ET) on November 24, 2022	No earlier than October 25, 2022 and no later than close of business (5 p.m. ET) on November 24, 2022
Where to send	By mail: Corporate Secretary, at the address set forth on the inside front cover of this proxy statement By email: shareholder. proposals@ge.com
What to include	The information required by SEC Rule 14a-8	The information required by our by-laws*
*	Our by-laws are available on GE’s website (see “Helpful Resources” on page 77).
**	With respect to proposals not submitted pursuant to SEC Rule 14a-8 and nominees presented directly at the 2023 Annual Meeting, SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline or, if this deadline does not apply, a deadline of the close of business (5 p. m. ET) on February 7, 2023, and in certain other cases notwithstanding the shareholder’s compliance with these deadlines.

In addition, SEC rules require shareholders to provide notice under SEC Rule 14a-19 of the intent to solicit proxies in support of director nominees (other than the company’s nominees) by notifying the company no later than the close of business (5 p.m. ET) on March 6, 2023.

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Voting and Meeting Information

Voting Standards and Board Recommendations

The following table summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass and the effect of abstentions and broker non-votes on each proposal.

VOTING ITEM	BOARD RECOMMENDATION	VOTING STANDARDS	TREATMENT OF ABSTENTIONS & BROKER NON-VOTES
Election of Directors	FOR	Majority of Votes Cast	Not counted as votes cast and therefore no effect
Say-on-Pay
Auditor Ratification			Discretionary voting by brokers permitted
Long-Term Incentive Plan			Not counted as votes cast and therefore no effect
Shareholder Proposal No. 1	AGAINST		Not counted as votes cast and therefore no effect
Shareholder Proposal No. 2
Shareholder Proposal No. 3

WE HAVE A MAJORITY VOTING STANDARD FOR DIRECTOR ELECTIONS. Each director nominee who receives a majority of the votes cast will be elected. Any current director who does not meet this standard is subject to the Board’s policy regarding resignations by directors who do not receive a majority of “For” votes, which is described in the Board’s Governance Principles (see “Helpful Resources” on page 77). All other matters are approved if supported by a majority of votes cast.

Meeting Information

We have adopted a virtual format for the Annual Meeting this year to provide for a safe, consistent and convenient experience for all shareholders.

HOW DO I ATTEND THE VIRTUAL ANNUAL MEETING? To participate in the meeting, you must have your 16-Digit Control Number that is shown on your Notice of Internet Availability of Proxy Materials (Notice) or, if you received a printed copy of the proxy materials, on your proxy card or the voting instruction form that accompanied your proxy materials. If the Notice or voting instruction form that you received does not indicate that you may vote your shares through the http://www.proxyvote.com website, you should contact your bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” (which will contain a 16-digit control number that will allow you to attend, participate in or vote at the meeting). You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/GE2022. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting 15 minutes prior to the meeting. The virtual meeting format for the Annual Meeting enables full and equal participation by all of our shareholders from any place in the world at little to no cost.

CAN I ASK A QUESTION AT THE VIRTUAL ANNUAL MEETING? Shareholders of record will be able to submit questions either before (by going to www.proxyvote.com) or during the virtual meeting (by going to the Annual Meeting Website) by typing the question into the “Ask a Question” field and clicking “Submit.” We will answer questions that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. If we receive substantially similar questions, we may group such questions together. Questions related to personal matters, that are not pertinent to Annual Meeting matters, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the Annual Meeting will not be addressed during the meeting. If there are questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting due to time constraints, management will post answers to such questions at www.ge.com/investor-relations.

WHAT DO I DO IF I NEED TECHNICAL ASSISTANCE DURING THE MEETING?
If you encounter any difficulties accessing the meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.

Voting Information

WHO IS ENTITLED TO VOTE?
Shareholders of record at the close of business on March 8, 2022 are eligible to vote at the meeting. Our voting securities consist of our $0.01 par value common stock (our preferred stock is not entitled to vote at the annual meeting), and there were 1,101,751,355 shares outstanding on the record date.

HOW DO I VOTE MY SHARES IF I AM A RECORD HOLDER?
If your name is registered on GE’s shareholder records as the owner of shares, you are the “record holder.” If you hold shares as a record holder, there are four ways that you can vote your shares.

●	Over the Internet. Vote at www.proxyvote.com. The internet voting system is available 24 hours a day until 11:59 p.m. Eastern Time on Tuesday, May 3, 2022. Once you enter the internet voting system, you can record and confirm (or change) your voting instructions.
●	You will need the 16-digit number included on your proxy card (if you received a paper copy of the proxy materials) to obtain your records and to vote.
●	By telephone. You can vote by calling 1-800-454-VOTE. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Time on Tuesday, May 3, 2022. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

64       GE 2022 PROXY STATEMENT

●	You will need the 16-digit number included on your Notice or your proxy card (if you received a paper copy of the proxy materials) in order to vote by telephone.
●	By mail. If you received a paper copy of the proxy materials, mark your voting instructions on the proxy card and sign, date and return it in the postage-paid envelope provided. If you received only a Notice but want to vote by mail, the Notice includes instructions on how to request a paper proxy card. For your mailed proxy card to be counted, we must receive it before 11:59 p.m. Eastern Time on Tuesday, May 3, 2022.
●	Online at the Annual Meeting. You may vote and submit questions while attending the Annual Meeting online via live audio webcast. Shares held in your name as the shareholder may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/GE2022 during the meeting.
●	You will need the 16-digit number included on your Notice or your proxy card (if you received a paper copy of the proxy materials) in order to be able to vote and enter the meeting.
●	Even if you plan to attend the Annual Meeting online, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

HOW DO I VOTE MY SHARES IF MY SHARES ARE HELD BY A BROKER, BANK OR OTHER NOMINEE?
For those shareholders whose shares are held by a broker, bank or other nominee, you must complete and return the voting instruction form provided by your broker, bank or nominee in order to instruct your broker, bank or nominee on how to vote. Unless you provide voting instructions, your shares may not be voted on any matter except for ratifying the appointment of our independent auditors. To ensure that your shares are counted in the other proposals to come before the Annual Meeting, we encourage you to provide instructions on how to vote your shares. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

In addition, if you attend the virtual Annual Meeting and have a 16-digit control number, you will be able to cast your vote via the online meeting platform during a designated portion of the meeting. Have your Notice, proxy card or proxy form with the 16-digit control number available when you access the virtual Annual Meeting.

WHAT SHARES ARE INCLUDED ON THE PROXY FORM?
If you are a shareholder of record, you will receive only one Notice or proxy form for all the shares of common stock you hold in certificate form, in book-entry form and in any company benefit plan.

Please vote proxies for all accounts to ensure that all of your shares are voted. If you wish to consolidate multiple registered accounts, contact EQ Shareowner Services at 1-800-579-1639 or at www.shareowneronline.com.

HOW DO I VOTE FOR SHARES HELD IN THE GE RETIREMENT SAVINGS PLAN?
If you are a RSP participant, the trustees of the RSP trust will vote the shares allocable to your RSP account as of March 7, 2022 as you instruct (you should consider this date the “record date” for purposes of the shares allocable to your RSP account). You may give instructions via telephone or the internet or by mailing the proxy form. If your valid proxy form is received by May 1, 2022 and it does not specify a choice, the trustee will vote the shares as the Board recommends. If your proxy form is not received by May 1, 2022 and you did not submit a vote via telephone or the internet by that date, shares allocable to your RSP account will not be voted. You may revoke a previously delivered proxy by either notifying the inspector of election in writing that you wish to revoke or by delivering a subsequent proxy by May 1, 2022. The address for the inspector of election is First Coast Results, Inc., 200 Business Park Circle, Suite 112, Saint Augustine, FL 32095. For more information about the voting process, you can call the GE RSP Service Center at 1-877-55-GERSP (1-877-554-3777).

WHAT IS NOTICE AND ACCESS?
The SEC’s notice and access rule allows companies to deliver a Notice to shareholders in lieu of a paper copy of the proxy statement and annual report. The Notice provides instructions as to how shareholders can access the proxy statement and the annual report online, contains a listing of matters to be considered at the Annual Meeting and sets forth instructions as to how shares can be voted. Instructions for requesting a paper copy of the proxy statement and the annual report are set forth on the Notice.

Shares must be voted by internet, by phone or by completing and returning a proxy form. Shares cannot be voted by marking, writing on and/or returning the Notice. Any Notices that are returned will not be counted as votes.

WHAT IF I AM A SHAREHOLDER OF RECORD AND DO NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY FORM?
Shareholders should specify their choice for each matter on the proxy form. If no specific instructions are given, proxies which are signed and returned will be voted in accordance with the Board’s recommendations.

CAN I CHANGE MY VOTE?
You may change your vote by revoking your proxy at any time before it is exercised, which can be done by voting electronically during the meeting, by delivering a new proxy or by notifying the inspector of election in writing. If your GE shares are held for you in a brokerage, bank or other institutional account, you must contact that institution to revoke a previously authorized proxy. The address for the inspector of election is First Coast Results, Inc., 200 Business Park Circle, Suite 112, Saint Augustine, FL 32095.

HOW ARE VOTES COUNTED?
Each share counts as one vote.

WHAT ARE BROKER NON-VOTES?
Broker non-votes occur on a matter up for vote when a broker, bank or other holder of shares you own in “street name” is not permitted to vote on that particular matter without instructions from you, you do not give such instructions and the broker, bank or other nominee indicates on its proxy form, or otherwise notifies us, that it does not have authority to vote its shares on that matter. Whether a broker has authority to vote its shares on uninstructed matters is determined by NYSE rules.

IS MY VOTE CONFIDENTIAL?
Individual votes of shareholders are kept private, except as necessary to meet legal requirements. Only the independent inspector and certain employees of GE and its agents have access to proxies and other individual shareholder voting records, and they must acknowledge in writing their responsibility to comply with this confidentiality policy.

GE 2022 PROXY STATEMENT       65

Other Information

WHO IS SOLICITING MY PROXY AND WHO PAYS THE EXPENSE OF SUCH SOLICITATIONS?
Your proxy is being solicited on behalf of the Board.

Proxies will be solicited by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials will be supplied to brokers, dealers, banks and voting trustees, or their nominees, to solicit proxies from beneficial owners, and we will reimburse these institutions for their reasonable expenses. Morrow Sodali, LLC has been retained to assist in soliciting proxies for a fee of $45,000 plus distribution costs and other expenses.

WHAT IS “HOUSEHOLDING”?
Shareholders sharing a single address may receive only one copy of the proxy statement and annual report or the Notice, unless the transfer agent, broker, bank or other nominee has received contrary instructions from any owner at that address. This practice, known as householding, is designed to reduce printing and mailing costs.

●	To receive separate copies. To request an individual copy of this proxy statement and our annual report, or the materials for future meetings, write to sendmaterial@proxyvote.com with the control number from your Notice in the subject line, or call 800-579-1639. We will promptly deliver them to you.
●	To stop receiving separate copies. If you currently receive separate copies of these materials and wish to receive a single copy in the future, you will need to contact your broker, bank or other institution where you hold your shares.

HOW YOU CAN OBTAIN MORE INFORMATION?
If you have any questions about the proxy voting process, please contact the broker, bank or other institution where you hold your shares. The SEC also has a website (see “Helpful Resources” on page 77) with more information about your rights as a shareholder. Additionally, you may contact our Investor Relations team by following the instructions on our Investor Relations website (see “Helpful Resources” on page 77).

HOW YOU CAN ACCESS THE PROXY MATERIALS ELECTRONICALLY OR SIGN UP FOR ELECTRONIC DELIVERY ... AND DONATE TO AMERICAN FORESTS
Important Notice Regarding the Availability of GE’s Proxy Materials for the 2022 Annual Meeting: This proxy statement and our annual report may be viewed online at GE’s Annual Meeting website (see “Helpful Resources” on page 77). Shareholders can also sign up to receive proxy materials electronically by following the instructions below. GE will make a $1.00 donation to American Forests to help restore national forests throughout the United States for every shareholder who signs up for electronic delivery.

If you hold your GE shares directly with the company and you would like to receive future proxy materials electronically, please visit our Shareholder Services page of our Investor Relations website (see “Helpful Resources” on page 77) and follow the instructions there. If you choose this option, you will receive an email with links to access the materials and vote your shares, and your choice will remain in effect until you notify us that you wish to resume mail delivery of these documents.

If you hold your GE shares through a bank, broker or other holder of record and you would like to receive future proxy materials electronically, please refer to the information provided by that entity for instructions on how to elect this option.

HOW RECORD SHAREHOLDERS AND RSP PARTICIPANTS CAN REQUEST COPIES OF OUR ANNUAL REPORT
If you hold your shares directly with us and previously elected not to receive an annual report for a specific account, you may request a copy by:

●Calling 800-579-1639
●Going online to www.proxyvote.com
●Emailing sendmaterial@proxyvote.com with the control number from your Notice in the subject line

In addition, participants in the RSP may request copies of our annual report by calling the GE RSP Service Center at 877-554-3777.

66       GE 2022 PROXY STATEMENT

Appendix A

GE 2022 Long-Term Incentive Plan

Effective [insert date of shareholder approval]

Section I. Purpose
The purpose of this GE 2022 Long-Term Incentive Plan is to attract, retain and motivate current and prospective employees, officers, non-employee directors and other service providers of General Electric Company. Stock- and performance-based compensation provided under this Plan is designed to align such individuals’ interests and efforts with those of General Electric Company’s shareholders.

Section II. Definitions
As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Act” means the Securities Exchange Act of 1934.

(b) “Affiliate” means any company or business entity under the direct or indirect control of the Company, and any company or business entity in which the Company has a 50% or more interest, in each case, as determined by the Committee.

(c) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award, or any combination of these, granted to a Participant pursuant to the provisions of the Plan.

(d) “Award Agreement” means a written or electronic agreement or other instrument implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by the Participant (or both the Participant and an authorized representative of the Company), or in the form of certificates, notices or similar instruments as approved by the Committee and designated as such.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, except as otherwise provided in an Award Agreement, as determined in the sole discretion of the Committee, the Participant’s:

(i) breach of the Employee Innovation and Proprietary Information Agreement or any other confidentiality, non-solicitation or non-competition agreement with the Company or any Affiliate, or breach of a material term of any other agreement between the Participant and the Company or any Affiliate;

(ii) engagement in conduct that results in, or has the potential to cause, material harm financially, reputationally, or otherwise to the Company or any Affiliate;

(iii) commission of an act of dishonesty, fraud, embezzlement or theft;

(iv) conviction of, or plea of guilty or no contest to a felony or crime involving moral turpitude; or

(v) failure to comply with the Company’s or any Affiliate’s policies and procedures, including but not limited to The Spirit and Letter.

A Participant’s employment or service will be deemed to have been terminated for Cause if the Committee determines subsequent to such termination that Cause existed at the time of such termination.

(g) “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any one of the following events:

(i) a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby a Person directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either (A) the then-outstanding shares of Common Stock (the “Outstanding Shares”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”);

(ii) the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the Company’s assets (a “Business Combination”), unless following such Business Combination all or substantially all of the beneficial owners of the Outstanding Shares or Outstanding Voting Securities immediately prior to the Business Combination beneficially own (directly or indirectly) more than 50% of the then-outstanding shares of common stock or combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from the business combination (including an entity that as a result of the Business Combination owns (directly or indirectly) the Company or all or substantially all of the Company’s assets in substantially the same proportions as their ownership immediately prior to the Business Combination.

For the avoidance of doubt, a public offering, internal restructuring or transfer of Common Stock or assets to any Affiliate will not be treated as a Change in Control.

(h) “Change in Control Price” means the amount determined by the Committee in its sole discretion based on the following clauses, whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Common Stock in any merger or consolidation, tender offer or exchange offer whereby a Change in Control takes place (ii) the per share Fair Market Value of the Common Stock immediately before the Change in Control, without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid therefor, or (iii) the value per share of the Common Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date of cancellation and surrender of such Awards. In the event that the consideration offered to shareholders of the Company in a Change in Control consists of anything other than cash, the Committee shall determine in its sole discretion the fair cash equivalent of such non-cash consideration.

(i) “Code” means the Internal Revenue Code of 1986.

(j) “Committee” means the Management Development and Compensation Committee of the Board (or its successor) or such other committee as designated by the Board to administer the Plan; provided, however, that with respect to Awards granted to non-employee directors, “Committee” means the Governance and Public Affairs Committee of the Board (or its successor) or such other committee as designated by the Board to administer the Plan with respect to such Awards.

(k) “Common Stock” means the common stock of the Company, $0.01 par value per share, or such other class or kind of shares or other securities as may be applicable under Section XV.

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(l) “Company” means General Electric Company (a New York corporation) and, except as utilized in the definition of Change in Control, any successor corporation.

(m) “Disability” means, except as otherwise provided in an Award Agreement, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. A determination of Disability shall be made by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances, and in this respect, Participants shall submit to an examination by a physician upon request by the Committee.

(n) “Dividend Equivalent” means an amount payable in cash or Common Stock, as determined by the Committee, equal to the dividends that would have been paid to the Participant if the share of Common Stock with respect to which the Dividend Equivalent relates had been owned by the Participant.

(o) “Eligible Person” means any current or prospective employee, officer, non-employee director or other service provider of the Company or any of its Affiliates; provided, however, that Incentive Stock Options may only be granted to employees of the Company or any of its “subsidiary corporations” within the meaning of Section 424 of the Code.

(p) “FASB ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718 or any successor accounting standard.

(q) “Fair Market Value” means as of any date, (i) the closing sales price of a share of Common Stock as quoted on the New York Stock Exchange or such other source as the Committee deems reliable (or, if no sale of Common Stock is reported for such date, on the next preceding date on which any sale is reported), or (ii) in the absence of an established market for the Common Stock, the value determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treasury Department regulation 1.409A-1(b)(5)(iv)(B) as the Committee deems appropriate.

(r) “Good Reason” means, except as otherwise provided in an Award Agreement, any of the following, in each case, without the Participant’s consent: (i) a material reduction in the Participant’s base salary, (ii) a material breach by the Company or its Affiliate of any material provision of any agreement between the Participant and the Company or its Affiliate, or (iii) a material diminution in the Participant’s title, authority, duties, responsibilities or reporting relationships; provided, however, that the Termination of Employment or Separation from Service shall not be for Good Reason unless: (A) the Participant has provided written notice to the Chief Human Resources Officer of the Company of the existence of the circumstances providing grounds for termination for Good Reason within 30 calendar days of the date the Participant first becomes aware of such circumstances, (B) the Company or its Affiliate has been given at least 30 calendar days from the date on which such notice is provided to cure such circumstances (the “cure period”), and (C) the Termination of Employment or Separation from Service occurs within 30 calendar days following the Company’s or Affiliate’s failure to cure such circumstances within the cure period. For the avoidance of doubt, the sale, disposition or spin-off of any one or more businesses of the Company or its Affiliates, or any transaction following which the Company’s (or its successor’s) common equity is not publicly traded on a nationally recognized securities exchange or through a national market quotation service, shall not be deemed a material reduction in the Participant’s title, authority, duties, responsibilities or reporting relationships.

(s) “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(t) “Nonqualified Stock Option” means an Option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(u) “Option” means a right to purchase a number of shares of Common Stock at such exercise price, at such times and on such other terms and conditions as are specified in or determined pursuant to an Award Agreement. Options granted pursuant to the Plan may be Incentive Stock Options or Nonqualified Stock Options.

(v) “Other Stock-Based Award” means an Award granted to an Eligible Person as described in Section XI.

(w) “Participant” means any Eligible Person to whom Awards have been granted by the Committee and, if applicable, the authorized transferee of such individual.

(x) “Performance Award” means an Award described in Section XII pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria established for such performance period as specified in the Award Agreement.

(y) “Person” shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 14(d) and 15(d) thereof, except that such term shall not include (i) the Company or any Affiliate, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(z) “Plan” means this GE 2022 Long-Term Incentive Plan.

(aa) “Prior Plan” means the GE 2007 Long-Term Incentive Plan.

(bb) “Restricted Stock” means an Award or issuance of Common Stock the vesting and/or transferability of which is subject during specified periods of time to such terms and conditions (including continued employment or engagement or performance conditions) as the Committee determines.

(cc) “Restricted Stock Unit” means an Award denominated in units of Common Stock under which the issuance of shares of Common Stock (or cash payment in lieu thereof) is subject to such terms and conditions (including continued employment or engagement or performance conditions) as the Committee determines.

(dd) “Retirement” means, except as otherwise provided in an Award Agreement, attainment of age 60 and completion of five years of continuous employment with the Company and its Affiliates.

(ee) “Separation from Service” or “Separates from Service” means a Termination of Employment or other cessation of service that constitutes a “separation from service” within the meaning of Section 409A of the Code.

(ff) “Stock Appreciation Right” or “SAR” means a right that entitles the Participant to receive, in cash or Common Stock or a combination thereof, as determined by the Committee, value equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant.

(gg) “Substitute Awards” means Awards granted or Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted (or the right or obligation to make future awards) by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

68       GE 2022 PROXY STATEMENT

(hh) “Termination of Employment” means, except as otherwise provided in an Award Agreement or as otherwise determined by the Committee, ceasing to serve as an employee of the Company and its Affiliates or, with respect to a non-employee director or other service provider, ceasing to serve as such for the Company and its Affiliates; provided, however, that with respect to all or any Awards held by a Participant, the Committee may determine that (i) a leave of absence (including as a result of a Participant’s short-term or long-term disability or other medical leave) or employment on a less than full-time basis is considered a “Termination of Employment,” (ii) service as a member of the Board or other service provider to the Company or an Affiliate shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee of the Company or an Affiliate, or (iii) service as an employee of the Company or an Affiliate shall constitute continued service/employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider to the Company or an Affiliate. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or Affiliate that employs or engages a Participant, shall be deemed to result in a Termination of Employment with the Company and its Affiliates for purposes of any affected Participant’s Awards, and the Committee’s decision shall be final and binding. With respect to any Award that is subject to Section 409A of the Code, a Termination of Employment shall not be deemed to occur until such Participant’s Separation from Service.

Section III. Eligibility
Any Eligible Person is eligible for selection by the Committee to receive an Award.

Section IV. Effective Date and Termination of Plan
This Plan became effective on [insert date] (the “Effective Date”). The Plan shall remain available for the grant of Awards until the 10th anniversary of the Effective Date; provided, however, that no Incentive Stock Option may be granted under this Plan after February 11, 2032. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards granted prior to such termination.

Section V. Shares Subject to the Plan and to Awards
(a) Aggregate Limits. The aggregate number of shares of Common Stock issuable under the Plan shall be equal to 30 million shares of Common Stock plus (i) any shares of Common Stock that remain available for grant under the Prior Plan as of the date of shareholder approval of this Plan and (ii) any shares of Common Stock that become available for issuance under the Plan pursuant to Section V(c). The aggregate number of shares of Common Stock available for grant under this Plan and the number of shares of Common Stock subject to Awards outstanding at the time of any event described in Section XV shall be subject to adjustment as provided in Section XV. The shares of Common Stock issued under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market or in private transactions.

(b) Issuance of Shares; Fungible Ratio. For purposes of Section V(a), the aggregate number of shares of Common Stock issued under this Plan at any time shall equal only the number of shares of Common Stock actually issued upon exercise or settlement of an Award; provided that each share issued pursuant to an Award of Options or Stock Appreciation Rights shall be counted against the limit in Section V(a) as one share and each share issued pursuant to any other Award type shall be counted against such limit as 2.21 shares. The aggregate number of shares available for issuance under this Plan at any time shall not be reduced by shares subject to Awards that have been canceled, terminated, expired unexercised, forfeited or settled in cash; provided, however, that (i) shares subject to Awards that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award (including shares that were subject to an Award but were not issued or delivered as a result of the net settlement or net exercise of such Award) and (ii) shares repurchased on the open market with the proceeds of an Option exercise, in each case, shall not be available for issuance under this Plan.

(c) Prior Plan Awards. Shares of Common Stock subject to awards granted under the Prior Plan that are canceled, terminated, expired unexercised, forfeited or settled in cash following the Effective Date shall become available for issuance under this Plan on a one-for-one basis; provided, however, that shares of Common Stock subject to awards granted under the Prior Plan that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of such award shall not become available for issuance under this Plan.

(d) Substitute Awards. Substitute Awards shall not reduce the shares of Common Stock authorized for issuance under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan; provided that Awards using such available shares (i) shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, (ii) shall only be made to individuals who were not employees or service providers of the Company or its Affiliates at the time of such acquisition or combination, and (iii) shall comply with the requirements of any stock exchange, market or quotation system on which the Common Stock is traded, listed or quoted.

(e) Tax Code Limits. The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall be equal to 30 million, which number shall be calculated and adjusted pursuant to Section XV only to the extent that such calculation or adjustment will not affect the status of any Option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

(f) Limits on Non-Employee Director Compensation. The aggregate dollar value of equity-based and cash compensation granted under this Plan or otherwise to any non-employee director (determined at the grant date and, for equity-based Awards, in accordance with FASB ASC Topic 718) shall not exceed $1 million (U.S. dollars) during any calendar year.

Section VI. Administration of the Plan
(a) Administrator of the Plan. The Plan shall be administered by the Committee. To the maximum extent permissible under applicable law, the Committee (or any successor) may by resolution delegate any or all of its authority to one or more subcommittees composed of one or more directors or officers of the Company (with the power to re-delegate such authority), and any such subcommittee (or its delegate) shall be treated as the Committee for all purposes under this Plan; provided, however, that no Award may be granted to an Eligible Person who is then subject to Section 16 of the Act in respect of the Company by any such subcommittee unless such subcommittee is composed solely of two or more “non-employee directors” within the meaning of Rule 16b-3(b)(3) promulgated under the Act. The Committee may

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designate and delegate to one or more officers or employees of the Company or any Affiliate, and/or one or more agents, authority to assist the Committee in any or all aspects of the day-to-day administration of the Plan and/or of Awards granted under the Plan.

(b) Powers of Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including:

(i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii) to determine the Eligible Persons to which Awards shall be granted, if any, hereunder and the timing of any such Awards;

(iii) to prescribe and amend the terms of the Award Agreements, to grant Awards and to determine the terms and conditions thereof;

(iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, vesting, exercise or settlement of any Award;

(v) to prescribe and amend the terms or form of any document or notice required to be delivered to the Company or the applicable Affiliate by Participants under this Plan;

(vi) to determine the extent to which adjustments are required pursuant to Section XV;

(vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Committee, in good faith, determines that it is appropriate to do so;

(viii) to approve corrections in the documentation or administration of any Award; and

(ix) to make all other determinations it deems necessary or advisable for the administration of this Plan. The Committee may, in its sole and absolute discretion, without amendment to the Plan but subject to the limitations otherwise set forth in Section XIX: (i) waive or amend the operation of Plan provisions respecting vesting, exercise or settlement in connection with a Termination of Employment or Separation from Service, and/or (ii) waive, settle or adjust any of the terms of any Award so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe).

(c) Determinations by the Committee. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of (or operation of) any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d) Indemnification. Subject to requirements of applicable law, each individual who is or shall have been a member of the Board, the Committee or an officer or manager of the Company to whom authority was delegated in accordance with Section VI shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her; provided, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section VII. Plan Awards
(a) Terms Set Forth in Award Agreement. Awards may be granted to Eligible Persons as determined by the Committee at any time, and from time to time, prior to the termination of the Plan. Receipt of an Award does not obligate the Committee to provide future Awards to an Eligible Person. The terms and conditions of each Award shall be set forth in an Award Agreement that includes (other than for Restricted Stock) the time or times at or within which the shares of Common Stock or cash, as applicable, may be acquired from the Company and the consideration, if any, that must be paid. Such Award Agreement may contain, incorporate or reference such applicable terms and conditions described in this Plan and/or such other terms and conditions determined by the Committee consistent with its authority under this Plan. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms or interpretations. Accordingly, individual Award Agreements may vary.

(b) Termination of Employment. Subject to the express provisions of the Plan, the Committee shall specify before, at, or after the time of grant of an Award the provisions governing the effect(s) upon an Award of a Participant’s Termination of Employment or Separation from Service.

(c) Rights of a Shareholder. Except as otherwise set forth in the applicable Award Agreement, a Participant shall have no rights as a shareholder (including voting rights) with respect to shares of Common Stock covered by an Award, other than Restricted Stock, until the date the Participant becomes the holder of record of such shares of Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Sections X(b), XI(b), XII or XV of this Plan or as otherwise provided by the Committee.

(d) Fractional Shares. The Committee, in its sole discretion, shall determine whether fractional shares of Common Stock may be issued pursuant to an Award or in settlement thereof and shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares. In addition, the Committee shall determine whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section VIII. Options
(a) Grant, Term and Price. The grant, issuance, vesting, exercise or settlement of any Option shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. The term of an Option shall in no event be greater than 10 years, except that the term of an Option (other than an Incentive Stock Option) shall be automatically extended if the Participant holding such Option is prohibited by law or the Company’s insider trading policy from exercising the Option at the time of its scheduled expiration, in which case the Option shall expire on the 30th day following the date such prohibition no longer applies. The Committee will establish the price at which

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Common Stock may be purchased upon exercise of an Option, which may not be less than the Fair Market Value of such shares on the date of grant unless (i) such Option is granted as a Substitute Award and (ii) such exercise price is based on a formula set forth in the terms of the original option agreement or the applicable merger or acquisition agreement that satisfies the requirements of Section 424(a) of the Code if such options are Incentive Stock Options and Section 409A of the Code if such options are Nonqualified Stock Options. The exercise price of any Option may be paid by such methods as determined by the Committee, including by cash in U.S. dollars, by an irrevocable commitment to use the proceeds from a sale of shares of Common Stock issuable under an Option, by delivery of previously owned shares of Common Stock or by withholding of shares of Common Stock otherwise deliverable upon exercise.

(b) No Repricing without Shareholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section XV), the Committee shall not, without shareholder approval: (i) reduce the exercise price of a previously awarded Option or (ii) at any time when the exercise price of a previously awarded Option is above the Fair Market Value of a share of Common Stock, cancel and re-grant or exchange such Option for cash or a new Award with a lower (or no) exercise price.

(c) No Reload Grants. Options shall not be granted under the Plan in consideration for, and shall not be conditioned upon the delivery of, shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(d) Incentive Stock Options. Notwithstanding anything to the contrary in this Section VIII, in the case of the grant of an Incentive Stock Option, if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company, the exercise price of such Option must be at least 110% of the Fair Market Value of the shares of Common Stock on the date of grant and the Option must expire within a period of not more than five years from the date of grant. Further notwithstanding anything to the contrary in this Section VIII, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed Nonqualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any of its “subsidiary corporations” within the meaning of Section 424 of the Code) exceeds $100,000, taking Options into account in the order in which they were granted, or (ii) such Options otherwise remain exercisable but are not exercised within three months (or such other period of time provided in Section 422 of the Code) of separation of service (as determined in accordance with Section 3401(c) of the Code).

(e) No Shareholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Option or any shares of Common Stock subject to an Option until the Participant has become the holder of record of such shares.

Section IX. Stock Appreciation Rights
(a) General Terms. The grant, issuance, vesting, exercise or settlement of any Stock Appreciation Right shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. The term of a Stock Appreciation Right shall in no event be greater than 10 years, except that the term of a Stock Appreciation Right shall be automatically extended if the Participant holding such Stock Appreciation Right is prohibited by law or the Company’s insider trading policy from exercising the Stock Appreciation Right at the time of its scheduled expiration, in which case the Stock
Appreciation Right shall expire on the 30th day following the date such prohibition no longer applies. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of Options granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”). Upon exercise of a tandem SAR as to some or all of the shares covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Conversely, if the related Option is exercised as to some or all of the shares covered by the grant, the related tandem SAR shall be canceled automatically to the extent of the number of shares covered by such exercise. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, provided that the Fair Market Value of Common Stock on the date of the SAR’s grant is not greater than the exercise price of the related Option. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section VIII and all tandem SARs shall have the same exercise price as the Option to which they relate. Subject to the provisions of Section VIII and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Common Stock, cash, Restricted Stock or a combination thereof, as determined by the Committee and set forth in the applicable Award Agreement.

(b) No Repricing without Shareholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section XV), the Committee shall not, without shareholder approval, reduce the exercise price of a previously awarded Stock Appreciation Right, and at any time when the exercise price of a previously awarded Stock Appreciation Right is above the Fair Market Value of a share of Common Stock, the Committee shall not, without shareholder approval, cancel and re-grant or exchange such Stock Appreciation Right for cash or a new Award with a lower (or no) exercise price.

(c) No Shareholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of a Stock Appreciation Right or any shares of Common Stock subject to a Stock Appreciation Right until the Participant has become the holder of record of such shares.

Section X. Restricted Stock and Restricted Stock Units
(a) Vesting and Performance Criteria. The grant, issuance, vesting or settlement of any Restricted Stock or Restricted Stock Units shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. In addition, the Committee shall have the right to grant Restricted Stock or Restricted Stock Unit Awards as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(b) Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those shares of Common Stock, unless determined otherwise by the Committee; provided, however, that such dividends and other distributions will be subject to the same restrictions on transferability and vesting conditions as the Restricted Stock with respect to which they were distributed. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock or paid in cash. Shares underlying Restricted Stock Units shall be entitled to Dividend Equivalents only to the extent provided by the Committee; provided, however, that such Dividend Equivalents will be subject to the same vesting conditions as the underlying Restricted Stock Units.

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Section XI. Other Stock-Based Awards
(a) General Terms. Subject to limitations under applicable law, the Committee is authorized to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Common Stock delivered pursuant to an Other Stock-Based Award in the nature of a purchase right granted under this Section XI shall be purchased for such consideration and paid for at such times, by such methods and in such forms (including cash, Common Stock, other Awards or other property) as the Committee shall determine.

(b) Dividends and Distributions. Shares underlying Other Stock-Based Awards shall be entitled to Dividend Equivalents only to the extent provided by the Committee; provided, however, that such Dividend Equivalents will be subject to the same vesting conditions as the underlying Other Stock-Based Award.

(c) Director Deferred Stock Units. For the avoidance of doubt, cash-settled deferred stock units granted after the Effective Date to non-employee directors under the Company’s 2003 Non-Employee Director Compensation Plan (the “2003 Plan”) shall be considered Other Stock-Based Awards under the Plan and shall be subject to the provisions hereof, including Section VI; provided, however, that in the event of any conflict between the Plan and the 2003 Plan, the 2003 Plan shall control.

Section XII. Performance Awards
The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the amount of cash or the number of shares of Common Stock, Options, SARs, Restricted Stock or Restricted Stock Units to be granted, retained, vested, issued or paid pursuant to a Performance Award. A Performance Award may be identified as “Performance Share,” “Performance Equity,” “Performance Unit” or other such term as chosen by the Committee. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of a Performance Award that is an Option or Stock Appreciation Right or any shares of Common Stock subject to such Option or Stock Appreciation Right until the Participant has become the holder of record of such shares. Shares underlying other Performance Awards shall be entitled to Dividend Equivalents only to the extent provided by the Committee; provided, however, that such Dividend Equivalents will be subject to the same vesting conditions as the underlying Performance Award.

Section XIII. Deferral of Payment
The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Common Stock or cash upon vesting or other events with respect to Restricted Stock Units or Other Stock-Based Awards. Notwithstanding any provision of the Plan to the contrary, (i) no Award shall provide for deferral of compensation that does not comply with Section 409A of the Code and (ii) in no event will any election to defer the delivery of Common Stock or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of additional tax under Section 409A of the Code. None of the Company, its Affiliates, the Board, the Committee or any delegates thereof shall have any liability for its actions or otherwise to a Participant or any other party if an Award that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant.

Section XIV. Conditions and Restrictions Upon Securities Subject to Awards
The Committee may provide that the Common Stock subject to or issued upon exercise or settlement of an Award shall be subject to such further agreements, restrictions, conditions or limitations as the
Committee in its discretion may specify prior to the grant, issuance, vesting, exercise or settlement of such Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales or other transfers by the Participant of any shares of Common Stock issued under an Award, including (a) restrictions under an insider trading policy, a stock ownership policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (d) provisions requiring Common Stock be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

Section XV. Adjustment of and Changes in the Stock
(a) The number and kind of shares of Common Stock available for issuance under this Plan (including under any Awards then outstanding) shall be equitably adjusted by the Committee to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of Common Stock outstanding. Such adjustment may be designed to (i) comply with Section 424 of the Code, (ii) treat the shares of Common Stock available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction, and/or (iii) increase the number of such shares of Common Stock to reflect a deemed reinvestment in shares of Common Stock of the amount distributed to the Company’s shareholders. The terms of any outstanding Award shall also be equitably adjusted by the Committee as to price, number or kind of shares of Common Stock subject to such Award, vesting, performance criteria, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards. No fractional shares of Common Stock shall be issued or issuable pursuant to such an adjustment.

(b) In the event there is any other change in the number or kind of outstanding shares of Common Stock (or other securities into which such Common Stock is changed or for which it is exchanged) by reason of a Change in Control, other merger, consolidation or otherwise, then the Committee shall determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different Awards or different types of Awards. In addition, in such event, the Committee may (i) accelerate the time or times at which any Award may be exercised or settled, consistent with and as otherwise permitted under Section 409A of the Code, and/or (ii) provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion.

(c) In the event of a Change in Control, the Committee, acting in its sole discretion without the consent or approval of any Participant, may take one or more of the following actions, which may vary among individual Participants and/or among Awards held by any individual Participant:

(i) accelerate vesting or waive any forfeiture conditions;

(ii) accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of Participants thereunder shall terminate;

(iii) redeem in whole or in part outstanding Awards by requiring the mandatory surrender to the Company of some or all of the outstanding Awards held by a Participant (irrespective of whether such Awards are then vested or exercisable) as of a date specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each Participant an amount of cash or other consideration per Award equal to the Change in

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Control Price (less the exercise price with respect to an Option or SAR with an exercise price that is less than or equal to the Change in Control Price) or no consideration if the exercise price of an Option or SAR exceeds the Change in Control Price;

(iv) separately require the mandatory surrender of Dividend Equivalents in exchange for such cash or other consideration (if any) determined by the Committee in is sole discretion; or

(v) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof).

Notwithstanding anything herein to the contrary, in the event of a Change in Control in which the acquiring or surviving company in the transaction (or any parent or subsidiary thereof) does not assume or continue outstanding Awards or issue substitute awards upon the Change in Control in a manner determined by the Committee, in its sole discretion, pursuant to this Section XV(c), all Awards that are not assumed, continued or substituted for shall be treated as follows effective immediately prior to the Change in Control: (A) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable, (B) in the case of any Performance Award, all conditions to the grant, issuance, vesting or settlement of (or any other restrictions applicable to) such Award shall immediately lapse and the Participant shall have the right to receive a payment based on target level achievement or actual performance through a date determined by the Committee, as determined by the Committee, and (C) in the case of outstanding Restricted Stock, Restricted Stock Units or Other Stock-Based Awards (other than a Performance Award), all conditions to the grant, issuance, vesting or settlement of (or any other restrictions applicable to) such Award shall immediately lapse. In no event shall any action be taken pursuant to this Section XV(c) that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code.

(d) For the avoidance of doubt, no provision of the Plan or any Award Agreement shall provide to any Participant a gross-up payment or other compensation for any taxes imposed by Section 4999 of the Code or otherwise.

Section XVI. Transferability
Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, as permitted by the Committee under procedures it establishes, a Participant may (i) transfer or assign an Award as a gift to any “family member” (as such term is defined for purposes of the Registration Statement on Form S-8) who may be entitled to exercise any assigned Options or Stock Appreciation Rights only during the lifetime of the assigning Participant and (ii) designate one or more beneficiaries with respect to Awards in the event of a Participant’s death who may be entitled to exercise any Options or Stock Appreciation rights as provided by the Committee. In such case, such family member or beneficiary shall not further sell, pledge, transfer, assign or otherwise alienate or hypothecate such Award, and the Participant’s estate will be deemed the beneficiary in the absence of a beneficiary designation.

Section XVII. Compliance with Laws and Regulations
(a) This Plan, the grant, issuance, vesting, exercise and settlement of Awards hereunder, and the obligation of the Company to sell, issue or deliver shares of Common Stock under such Awards, shall be subject to all applicable foreign, federal, state and local laws, governmental and regulatory approvals, and stock exchange rules and regulations. The Company shall not be required to register in a Participant’s name or deliver Common Stock prior to the completion of any registration or qualification of such shares which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to (or the Committee deems it infeasible to) obtain approval from any regulatory body deemed by the Company’s counsel to be advisable to the lawful issuance and sale of any shares of Common Stock hereunder, the Company, its Affiliates, the Board, the Committee and any delegates thereof shall be relieved of any liability with respect to the failure to issue or sell such shares of Common Stock.

(b) In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may (in its sole discretion) modify the provisions of the Plan or such Award (or create sub-plans) as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, vesting, exercise or settlement of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

Section XVIII. Withholding
To the extent required by applicable foreign, federal, state or local law, a Participant shall (and the Committee may) make arrangements acceptable to the Company for the satisfaction of any tax withholding obligations that arise with respect to any Award or the issuance or sale of any shares of Common Stock. The Company shall not be required to recognize any Participant’s rights, issue shares of Common Stock, or recognize the disposition of shares of Common Stock, under an Award until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by (i) the Company withholding cash from any compensation otherwise payable to or for the benefit of a Participant, (ii) the Company withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant under such Award or any other Award held by the Participant, or (iii) the Participant tendering to the Company cash or shares of Common Stock. None of the Company, its Affiliates, the Board, the Committee or any delegates thereof shall be liable to a Participant or any other person as to any tax consequence expected but not realized (or unexpected and realized) due to the grant, issuance, vesting, exercise or settlement of any Award.

Section XIX. Amendment of the Plan or Awards
The Board or its designee may amend, alter, suspend or terminate the Plan at any time and for any reason, and the Committee or its designee may amend or alter any Award Agreement or other document evidencing an Award made under this Plan. Notwithstanding the foregoing and except as provided in Section XV, no such amendment shall, without the approval of the shareholders of the Company:

(a) increase the maximum number of shares of Common Stock for which Awards may be granted under this Plan;

(b) reduce the price at which Options may be granted below the price provided in Section VIII(a);

(c) reprice outstanding Options or SARs as described in Sections VIII(b) and IX(b);

(d) extend the term of this Plan;

(e) change the class of Eligible Persons;

(f) increase the individual maximum limits in Section V(f); or

(g) otherwise amend the Plan in any manner requiring shareholder approval by law or the rules of any stock exchange, market or quotation system on which the Common Stock is traded, listed or quoted.

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Except as otherwise provided in any Award Agreement, no amendment or alteration to the Plan, an Award or an Award Agreement shall be made which would materially impair the rights of the Award holder without the Award holder’s consent. Notwithstanding the foregoing, no such consent shall be required to the extent the Committee determines, in its sole discretion and prior to the date of any applicable Change in Control, that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or accounting standard (or to avoid adverse financial accounting consequences) or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award (or has been adequately compensated).

Section XX. Other

a. Non-Exclusivity of Plan
Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including the granting of equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

b. Governing Law
This Plan and any Award Agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of New York and applicable federal law, including securities laws. All references in this Plan or an Award Agreement or similar document to laws, rules, regulations, contracts, agreements and instruments refer to (i) all rules, regulations and administrative guidance promulgated thereunder, (ii) such items as they may be amended from time to time and (iii) any successor law, rule or regulation of similar effect or applicability.

c. No Right to Employment, Reelection or Continued Service
Nothing in this Plan or related to any Award shall itself (i) constitute an employment contract with the Company or its Affiliate, (ii) confer upon any Participant any right to continue employment or service for any specified period of time or (iii) limit in any way the right of the Company or its Affiliates to terminate any Participant’s employment, service on the Board or other service at any time and for any reason not prohibited by law. Subject to Sections IV and XIX, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Affiliates, the Board, the Committee or any delegates thereof.

d. Specified Employee Delay
If, upon Separation from Service, a Participant is a “specified employee” within the meaning of Section 409A of the Code, any payment under this Plan that is subject to Section 409A of the Code and would otherwise be paid within six months after the Participant’s Separation from Service will instead be paid in the seventh month following the Participant’s Separation from Service.

e. Severability
If any provision of the Plan or any Award shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan or any Award, each of which shall remain in full force and effect. Likewise, if the Committee determines that any provision would disqualify the Plan or any Award under any law, rule or regulation it deems applicable, such provision shall be construed or deemed amended to conform with the applicable law, rule or regulation, as determined by the Committee.
f. Unfunded Plan
The Plan is intended to be an unfunded plan, and Participants are general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the Company’s creditors.

g. Interpretation
Headings are used within the Plan, Award Agreements and other related documents solely as a convenience shall not be deemed in any way material or relevant to the construction or interpretation of any provision of the Plan. The use of the word “including” following any general statement in the Plan, Award Agreements or any related documents shall not be construed to limit the scope of such statement, regardless of whether it is accompanied by non-limiting language (such as “without limitation”).

Section XXI. Clawback/Recoupment
If a Participant’s Termination of Employment or Separation from Service is for Cause or if the Committee determines in its sole discretion that a Participant has engaged in conduct that (a) constitutes a breach of an agreement with the Company or its Affiliate, (b) results in (or has the potential to cause) material harm financially, reputationally, or otherwise to the Company or its Affiliate or (c) occurred prior to the Participant’s Termination of Employment or Separation from Service and would give rise to a termination for Cause (regardless of whether such conduct is discovered before, during or after the Participant’s Termination of Employment or Separation from Service), the Participant shall forfeit the Participant’s right to any unvested or unexercised Awards and may be required to repay any cash, Common Stock or other property received pursuant to vested and exercised Awards to the extent recovery is permitted by law. The remedy under this Section XXI is not exclusive and shall not limit any right of the Company under applicable law, including a remedy under (i) Section 10D of the Act, (ii) any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which shares of the Company may be traded, and/or (iii) any Company policy adopted with respect to compensation recoupment.

In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of misconduct. No recovery of compensation described in this Section XXI will give rise to a right to resign for “good reason” or a “constructive termination” as such terms (or any similar term) are used in any agreement between any Participant and the Company or its Affiliate.

74       GE 2022 PROXY STATEMENT

Explanation of Non-GAAP Financial Measures and Performance Metrics

The reasons we use non-GAAP financial measures in this proxy statement, and the reconciliations to their most directly comparable GAAP financial measures follow.

GE Industrial Free Cash Flows (FCF)

We believe these measures will better allow management and investors to evaluate the capacity of our industrial operations to generate free cash flows without the effects of cash used for taxes related to business sales, and the factoring program discontinuation. A reconciliation to the most directly comparable GAAP measure is set forth below.

2021 FREE CASH FLOWS (FCF) (Non-GAAP)

(DOLLARS IN MILLIONS)	AVIATION	HEALTHCARE	RENEWABLES	GE INDUSTRIAL
CFOA (GAAP)	$2,815	$1,471	$(1,576)	$1,530
Add: gross additions to property, plant and equipment(a)	(445)	(242)	(349)	(1,250)
Add: gross additions to internal-use software(a)	(61)	(6)	(9)	(107)
Less: CFOA impact from factoring programs discontinued in 2021	(2,006)	(1,481)	(539)	(5,108)
Less: taxes related to business sales	—	—	—	189
Free cash flows (Non-GAAP)	$4,315	$2,705	$(1,395)	$5,092
Less: prior period CFOA impact from factoring programs discontinued in 2021(b)	(314)	—	(195)	(739)
Free cash flows excluding discontinued factoring (Non-GAAP)	$4,629	$2,705	$(1,200)	$5,831
Add: Adjustment related to budget assumptions for discontinued factoring at Healthcare	N/A	144	N/A	N/A
Pro forma Free cash flows (Non-GAAP)	$4,629	$2,849	$(1,200)	$5,831
(a)	Included in Gross CAPEX
(b)	Represents the CFOA impact from cash that GE would have otherwise collected had customer receivables not been previously sold in factoring programs that have now been discontinued.

GE Industrial Adjusted Profit & Profit Margin

We believe that adjusting profit to exclude the effects of items that are not closely associated with ongoing operations provides management and investors with a meaningful measure that increases the period-to-period comparability. Gains (losses) and restructuring and other items are impacted by the timing and magnitude of gains associated with dispositions, and the timing and magnitude of costs associated with restructuring and other activities. A reconciliation to the most directly comparable GAAP measure is set forth below.

GE INDUSTRIAL ADJUSTED PROFIT AND PROFIT MARGIN (EXCLUDING CERTAIN ITEMS) (NON-GAAP)

(DOLLARS IN MILLIONS)	2021	2020	V%
GE Industrial revenues (GAAP)	$71,136	$73,100	(3)%

GE Industrial costs and expenses (GAAP)	$72,118	$77,252	(7)%
Less: interest and other financial charges	901	1,270
Less: debt extinguishment costs	1,721	63
Less: non-operating benefit costs	1,785	2,424
Less: restructuring & other	387	693
Less: Steam asset impairment	—	363
Less: SEC settlement charge	—	100
Less: goodwill impairments	—	728
Add: noncontrolling interests	28	(161)
GE Industrial adjusted costs (Non-GAAP)	$67,351	$71,450	(6)%

GE Industrial Other income (GAAP)	$2,237	$11,444	(80)%
Less: gains (losses) on equity securities	1,209	(1,891)
Less: restructuring & other	7	13
Less: gains (losses) on purchases and sales of business interests	(44)	12,452
GE Industrial adjusted other income (Non-GAAP)	$1,064	$871	22%

GE Industrial profit (loss) (GAAP)	$1,255	$7,291	(83)%
GE Industrial profit (loss) margin (GAAP)	1.8%	10.0%	(8.2	)pts

GE Industrial adjusted profit (loss) (Non-GAAP)	$4,849	$2,520	92%
GE Industrial adjusted profit (loss) margin (Non-GAAP)	6.8%	3.4%	3.4	pts

GE 2022 PROXY STATEMENT       75

GE Industrial Organic Revenues and Profit

We believe these measures provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, as these activities can obscure underlying trends. A reconciliation to the most directly comparable GAAP measure is set forth below.

GE INDUSTRIAL ORGANIC REVENUES (NON-GAAP)

(DOLLARS IN MILLIONS)	2021	2020	V%
GE Industrial revenues (GAAP)	$71,136	$73,100	(3)%
Less: acquisitions	19	(67)
Less: business dispositions(a)	(33)	1,447
Less: foreign currency effect(b)	964	—
GE Industrial organic revenues (Non-GAAP)	$70,186	$71,720	(2)%

GE INDUSTRIAL ADJUSTED ORGANIC PROFIT (NON-GAAP)

(DOLLARS IN MILLIONS)	2021	2020	V%
GE Industrial adjusted profit (loss) (Non-GAAP)	$4,849	$2,520	92%
Less: acquisitions	(29)	15
Less: business dispositions	(2)	367
Less: foreign currency effect	16	—
GE Industrial adjusted organic profit (loss) (Non-GAAP)	$4,865	$2,138	F

GE Industrial adjusted profit (loss) margin (Non-GAAP)	6.8%	3.4%	340bps
GE Industrial adjusted organic profit (loss) margin (Non-GAAP)	6.9%	3.0%	390bps

(a)	Dispositions impact in 2020 primarily related to our BioPharma business, with revenues of $830 million.
(b)	Foreign currency impact in 2021 was primarily driven by U. S. Dollar appreciation against the euro, Chinese renminbi, and British pound.

Organic Revenues, Profit (Loss) and Profit Margin by Segment

We believe these measures provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, as these activities can obscure underlying trends. A reconciliation to the most directly comparable GAAP measure is set forth below.

ORGANIC REVENUES, PROFIT (LOSS) AND PROFIT MARGIN BY SEGMENT (NON-GAAP)

	REVENUES			PROFIT (LOSS)			PROFIT MARGIN
(DOLLARS IN MILLIONS)	2021	2020	V%	2021	2020	V%	2021	2020	V PTS
Aviation (GAAP)	$21,310	$22,042	(3)%	$2,882	$1,229	F	13.5%	5.6%	7.9pts
Less: acquisitions	—	—		—	—
Less: business dispositions	—	48		—	(48)
Less: foreign currency effect	21	—		(18)	—
Aviation organic (Non-GAAP)	$21,289	$21,994	(3)%	$2,900	$1,277	F	13.6%	5.8%	7.8pts
Healthcare (GAAP)	$17,725	$18,009	(2)%	$2,966	$3,060	(3)%	16.7%	17.0%	(0.3)pts
Less: acquisitions	19	(96)		(29)	(43)
Less: business dispositions	—	911		—	373
Less: foreign currency effect	308	—		114	—
Healthcare organic (Non-GAAP)	$17,398	$17,194	1%	$2,881	$2,729	6%	16.6%	15.9%	0.7pts
Renewable Energy (GAAP)	$15,697	$15,666	—%	$(795)	$(715)	(11)%	(5.1)%	(4.6)%	(0.5)pts
Less: acquisitions	—	—		—	—
Less: business dispositions	—	33		—	(4)
Less: foreign currency effect	414	—		(39)	—
Renewable Energy organic (Non-GAAP)	$15,283	$15,633	(2)%	$(756)	$(711)	(6)%	(4.9)%	(4.5)%	(0.4)pts
Power (GAAP)	$16,903	$17,589	(4)%	$726	$274	F	4.3%	1.6%	2.7pts
Less: acquisitions	—	—		—	—
Less: business dispositions	26	220		(2)	7
Less: foreign currency effect	203	—		(59)	—
Power organic (Non-GAAP)	$16,674	$17,370	(4)%	$788	$267	F	4.7%	1.5%	3.2pts

76       GE 2022 PROXY STATEMENT

Helpful Resources

ANNUAL MEETING
Annual Meeting website	www.ge.com/annualmeeting
Online voting for registered holders and RSP participants	www.proxyvote. com
Online voting for beneficial owners	www.proxyvote. com
Questions regarding admission	www.ge.com/annualmeeting
Webcast	www.virtualshareholdermeeting.com/GE2022
SEC website on proxy matters	www.sec. gov/spotlight/proxymatters. shtml
Electronic delivery of future proxy materials	www.ge.com/investor-relations/shareholder-services
Information for RSP Participants	www.oneHR. ge.com

BOARD OF DIRECTORS
GE Board and Governance Documents	www.ge.com/investor-relations/governance

FINANCIAL REPORTING
Annual report	www.ge.com/investor-relations/annual-report
Forward-looking statements	www.ge.com/investor-relations/important-forward-looking-statement-information

GE
Corporate website	www.ge.com
Leadership	www.ge.com/about-us/leadership/executives
Investor Relations	www.ge.com/investor-relations
Ombudsperson process	https://www.ge.com/sites/default/files/S&L_Booklet_English_0. pdf
ESG/Sustainability Information	www.ge.com/sustainability

ACRONYMS USED
DSUs	Deferred Stock Units
ESG	Environmental, Social, Governance
GAAP	Generally Accepted Accounting Principles
NYSE	New York Stock Exchange
PCAOB	Public Company Accounting Oversight Board
PSUs	Performance Stock Units
RSP	Retirement Savings Plan
RSUs	Restricted Stock Units
S&P	Standard & Poor’s
SEC	Securities and Exchange Commission
TSR	Total Shareholder Return

Web links throughout this document are inactive textual references provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this proxy statement.

GE and the GE logo are trademarks and service marks of General Electric Company. Other marks used throughout are trademarks and service marks of their respective owners.

FRONT COVER Pictured: Aviation’s Aaron Perry in Ohio, U.S.A, Healthcare’s Juan Lv in Beijing, China, and Gas Power’s Kelvin Aaron in South Carolina, U.S.A., building a world that works for tomorrow.
WHERE CAN YOU FIND MORE INFORMATION
2021 Annual Report https://www.ge.com/investor-relations/annual-report
2021 Diversity Annual Report https://www.ge.com/about-us/diversity
2022 Proxy Statement https://www.ge.com/proxy
2021 Sustainability Report to be published later this year; 2020 available now https://www.ge.com/sustainability
The manufacturing facility that produced this report is an EPA GreenPower Partner that is powered by renewable energy generated by GE wind turbines.

Caution Concerning
Forward-Looking Statements

This document contains “forward-looking statements” — that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see the Forward-Looking Statements Information page on our Investor Relations website (see “Helpful Resources” on page 77) as well as our annual reports on Form 10-K and quarterly reports on Form 10-Q. We do not undertake to update our forward-looking statements. This document also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

GE 2022 PROXY STATEMENT      77

General Electric Company
5 Necco Street
Boston, MA 02210
www.ge.com

GE SHAREOWNER SERVICES
1 RIVER RD, BLDG 5-3W
SCHENECTADY, NY 12345

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 3, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 1, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/GE2022

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 3, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 1, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D73620-P70222-Z82109	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
GENERAL ELECTRIC COMPANY

The Board of Directors recommends you vote FOR each
of the following director nominees (1a through 1m):

1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Stephen Angel	☐	☐	☐
	1b.	Sébastien Bazin	☐	☐	☐
	1c.	Ashton Carter	☐	☐	☐
	1d.	H. Lawrence Culp, Jr.	☐	☐	☐
	1e.	Francisco D'Souza	☐	☐	☐
	1f.	Edward Garden	☐	☐	☐
	1g.	Isabella Goren	☐	☐	☐
	1h.	Thomas Horton	☐	☐	☐
	1i.	Risa Lavizzo-Mourey	☐	☐	☐
	1j.	Catherine Lesjak	☐	☐	☐
	1k.	Tomislav Mihaljevic	☐	☐	☐
	1l.	Paula Rosput Reynolds	☐	☐	☐
	1m.	Leslie Seidman	☐	☐	☐

Management Proposals
The Board of Directors recommends you vote FOR proposals 2, 3 and 4:		For	Against	Abstain
2.	Advisory Approval of Our Named Executives' Compensation	☐	☐	☐
3.	Ratification of Deloitte as Independent Auditor for 2022	☐	☐	☐
4.	Approval of the 2022 Long-Term Incentive Plan	☐	☐	☐

Shareholder Proposals
The Board of Directors recommends you vote AGAINST proposals 5, 6 and 7:		For	Against	Abstain
5.	Require the Cessation of Stock Option and Bonus Programs	☐	☐	☐
6.	Require Shareholder Ratification of Termination Pay	☐	☐	☐
7.	Require the Board Nominate an Employee Representative Director	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D73621-P70222-Z82109

GENERAL ELECTRIC COMPANY
Annual Meeting of Shareholders
May 4, 2022 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) whose signature(s) appear(s) on the reverse side hereby appoint(s) H. Lawrence Culp, Jr. and Michael Holston, or either of them, each with full power of substitution, as proxies, to vote all stock in General Electric Company which the shareholder(s) would be entitled to vote on all matters which may properly come before the 2022 Annual Meeting of Shareholders and any adjournments or postponements thereof. If this proxy is properly executed, the proxies shall vote subject to the directions indicated on the reverse side of this form, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

SPECIAL INSTRUCTIONS FOR PARTICIPANTS IN THE GE RETIREMENT SAVINGS PLAN

In accordance with the terms of the GE Retirement Savings Plan (RSP), any shares allocable to the participant's RSP account as of March 7, 2022 will be voted by the trustee of the RSP trust in accordance with the instructions of the participant received via telephone or the Internet or indicated on the reverse. IF THIS FORM IS RECEIVED OR A VOTE IS SUBMITTED VIA THE INTERNET ON OR BEFORE MAY 1, 2022, BUT A CHOICE IS NOT SPECIFIED, THE TRUSTEE WILL VOTE SHARES ALLOCABLE TO THE PARTICIPANT'S RSP ACCOUNT AS THE BOARD OF DIRECTORS RECOMMENDS. IF THIS FORM IS NOT RECEIVED ON OR BEFORE MAY 1, 2022, AND NO VOTE WAS SUBMITTED VIA TELEPHONE OR THE INTERNET BY THAT DATE, SHARES ALLOCABLE TO THE PARTICIPANT'S RSP ACCOUNT WILL NOT BE VOTED. Participants in the RSP may revoke a previously delivered proxy by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation on or before May 1, 2022.

Continued and to be signed on reverse side